UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act OF 1934

Date of Report (Date of earliest event reported): January 10, 2024

TRANSPHORM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41295	82-1858829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Castilian Drive
Goleta, California 93117
(Address of principal executive offices, including zip code)

(805) 456-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TGAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On January 10, 2024, Transphorm, Inc., a Delaware corporation (“Transphorm”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Renesas Electronics America Inc., a California corporation (“Parent”), Travis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Renesas Electronics Corporation, a Japanese corporation (solely for the purposes set forth in Section 9.17 of the Merger Agreement) (“Guarantor”). The Merger Agreement provides that, on the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Transphorm, with Transphorm surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

Transphorm’s board of directors (the “Board”) unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and in the best interests of Transphorm and its stockholders, and approved the Merger Agreement and the transactions contemplated by the Merger Agreement. The Board also resolved to recommend that Transphorm’s stockholders vote to adopt the Merger Agreement.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Transphorm’s common stock, par value $0.0001 per share (the “Common Stock”) (other than certain exceptions, including shares of Common Stock held by Transphorm as treasury stock, owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time, or held by stockholders who have neither voted in favor of the Merger nor consented thereto in writing and properly demanded appraisal of such shares under Delaware law), will be automatically converted into the right to receive cash in an amount equal to $5.10, without interest (the “Per Share Price”).

Pursuant to the Merger Agreement, at the Effective Time, each outstanding award of Transphorm restricted stock units (“Company RSUs”) will be treated as follows:

•

Each vested Company RSU (taking into account any applicable vesting acceleration in connection with the Merger) will be cancelled and converted into the right to receive an amount in cash equal to, for each share of Common Stock subject to such vested Company RSU, the Per Share Price.

•

Except as agreed by the affected parties, each unvested Company RSU held by U.S. employees continuing employment at the Effective Time generally will be cancelled and converted into the right to receive an unvested award of Guarantor restricted stock units (“Guarantor RSUs”) covering a number of shares of Guarantor common stock equal to (1) the number of the corresponding unvested Company RSUs, multiplied by (2) the Per Share Price (converted into Japanese Yen using U.S. dollar to Japanese Yen exchange rate thirty (30)-day trailing average of the closing daily exchange rates published by the Wall Street Journal (U.S. online edition), divided by (3) the Guarantor common stock price, rounded up to the nearest 100 restricted stock units (“Substitute RSUs”) with terms that are substantially the same as applied to the corresponding Company RSUs, but granted pursuant to the Guarantor Terms and Conditions on Stock Compensation and award agreement thereunder.

•

All other unvested Company RSUs generally will be cancelled and converted into the right to receive at Parent’s discretion either Substitute RSUs or a cash payment equal to, for each share of Common Stock subject to such unvested Company RSU, the Per Share Price. Certain limited exceptions apply if the grant of Guarantor RSUs is delayed after the Effective Time, in which case in lieu of Substitute RSUs, generally any portion of the Substitute RSUs that otherwise would have vested before such grant date instead will be paid out in cash in an amount equal to, for each share of Common Stock subject to such otherwise vested portion, the Per Share Price.

•

Additionally, pursuant to the Merger Agreement, prior to the Effective Time, the vesting of the unvested portion of each outstanding Company RSU will be accelerated in full with respect to any outstanding Company RSUs granted through July 2023, and as to 50% of the then unvested portion of any outstanding Company RSUs granted on or after August 1, 2023, but on or prior to December 31, 2023.

Pursuant to the Merger Agreement, at the Effective Time, outstanding options to acquire shares of Common Stock (a “Company Option”) will be cancelled and converted into the right to receive an amount in cash (without interest) equal to (1) the total number of shares of Common Stock subject to such Company Option multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of Common Stock of such Company Option, less applicable taxes. Any Company Option with an exercise price per share of Common Stock that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

Pursuant to the Merger Agreement, at the Effective Time, each outstanding warrant to acquire shares of Common Stock (a “Company Warrant”) will be canceled and converted into the right to receive (without interest) amount in cash equal to (1) the total number of shares of Common Stock subject to such Company Warrant multiplied by (2) the excess, if any, of the Per Share Price over the exercise price per share of Common Stock under such Company Warrant, less applicable taxes. Any Company Warrant with an exercise price per share of Common Stock that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

Completion of the Merger is subject to customary closing conditions, including: (1) the adoption of the Merger Agreement by the holders of a majority of the voting power of the outstanding shares of Common Stock; (2) the absence of any law or order preventing or making illegal the consummation of the Merger; and (3) certain specified regulatory clearances, including the expiration or termination of the applicable waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the receipt of approval of the Committee on Foreign Investment in the United States (“CFIUS”). The obligation of Parent and Merger Sub to consummate the Merger is also conditioned upon the absence of a material adverse effect on Transphorm since the date of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants made by each of Transphorm, Parent and Merger Sub, including, among others, covenants by Transphorm regarding the conduct of its business prior to the closing of the Merger. Transphorm is also subject to customary “no-shop” restrictions on its ability (and the ability of its subsidiaries and representatives) to (1) solicit alternative acquisition proposals from third parties; (2) subject to certain exceptions, furnish nonpublic information relating to Transphorm to third parties in connection with an alternative acquisition proposal; or (3) subject to certain exceptions, participate or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. In addition, Transphorm has agreed that, subject to certain exceptions, the Board will not withdraw its recommendation that Transphorm’s stockholders vote to adopt the Merger Agreement.

Either Transphorm or Parent may, subject to certain exceptions, terminate the Merger Agreement if (1) the Effective Time has not occurred by January 10, 2025, which date may be extended to July10, 2025 if required approval of CFIUS or pursuant to the HSR Act has not been obtained at such time (such date, the “Termination Date”); (2) a governmental authority of competent jurisdiction has issued a final and non-appealable governmental order, action or law prohibiting or making illegal the consummation of the Merger; or (3) Transphorm’s stockholders fail to adopt the Merger Agreement at a special meeting of Transphorm’s stockholders at which a vote is taken on the adoption of the Merger Agreement. Transphorm may terminate the Merger Agreement in certain additional limited circumstances, including to allow Transphorm to enter into an agreement providing for an alternative acquisition transaction that constitutes a Superior Proposal (as defined in the Merger Agreement). Parent may terminate the Merger Agreement in certain additional limited circumstances, including if the Board withdraws its recommendation that Transphorm’s stockholders vote to adopt the Merger Agreement.

Upon termination of the Merger Agreement under specified circumstances, Transphorm will be required to pay Parent a termination fee of $12,938,000. Specifically, this termination fee is payable by Transphorm to Parent if the Merger Agreement is terminated (1) following the Board’s determination to change its recommendation with respect to the Merger; or (2) by Transphorm in order to enter into an agreement providing for a Superior Proposal. The termination fee will also be payable if (1) the Merger Agreement is terminated because Transphorm’s stockholders do not vote in favor of adopting the Merger Agreement or Transphorm materially breaches the Merger Agreement, (2) prior to such termination (but after the date of the Merger Agreement), a proposal to acquire at least 50.1 percent of Transphorm has been publicly announced or publicly disclosed and not withdrawn or abandoned, and (3) Transphorm subsequently enters into a definitive agreement providing for a transaction involving the acquisition of at least 50.1 percent of Transphorm within one year of such termination and such transaction is ultimately consummated.

Upon termination of the Merger Agreement under specified circumstances, Parent will be required to pay Transphorm a termination fee of $20,000,000. Specifically, this termination fee is payable by Parent to Transphorm if (1) the Merger Agreement is terminated by Transphorm or Parent if the Effective Time has not occurred by the Termination Date due to (a) a CFIUS-related injunction, action law or order which prohibits or makes illegal the closing or (b) the failure of the parties to obtain CFIUS approval, (2) the Merger Agreement is terminated by Transphorm or Parent as a result of a court of competent jurisdiction or other governmental entity issuing an order permanently enjoining or otherwise permanently prohibiting the consummation of the Merger, which order or other action has become final and nonappealable and solely to the extent such order or other action relates to CFIUS or (3) the Merger Agreement is terminated by Transphorm due to Parent’s failure to perform its covenants related to obtaining CFIUS approval.

The Merger Agreement also provides that Transphorm, on one hand, or Parent and Merger Sub, on the other hand, may specifically enforce the obligations under the Merger Agreement, including the obligation to consummate the Merger if the conditions set forth in the Merger Agreement are satisfied. Under the Merger Agreement, Guarantor guarantees, among other things, the payment of the termination fee payable by Parent to Transphorm, subject to the conditions set forth in the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

A copy of the Merger Agreement has been included to provide Transphorm’s stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about Transphorm, Parent, Merger Sub or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Transphorm’s stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Transphorm’s stockholders or other security holders. Transphorm’s stockholders and other security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Transphorm, Parent, Merger Sub or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Transphorm’s public disclosures. Transphorm acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, Transphorm, Parent, Merger Sub, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the Transaction Proxy Statement (as defined below) that Transphorm will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Transphorm will make with the Securities and Exchange Commission (the “SEC”).

Voting Agreement

In connection with Transphorm’s entry into the Merger Agreement, on January 10, 2024, KKR Phorm Investors L.P. (“Phorm Investor”), in its capacity as a stockholder of Transphorm, entered into a Voting and Support Agreement (the “Voting Agreement”) with Parent. Phorm Investor holds approximately 38.6 percent of the voting power of outstanding shares of Common Stock as of the date hereof. Under the Voting Agreement, Phorm Investor has agreed to, among other things, vote its shares of Common Stock in favor of the adoption of the Merger Agreement. The

Voting Agreement terminates in certain circumstances, including upon termination of the Merger Agreement in accordance with its terms. The Voting Agreement does not restrict any designee of Phorm Investor who is a director of Transphorm from acting in such capacity or fulfilling the obligations of such office. The Voting Agreement also contains restrictions on the transfer of shares of Common Stock held by Phorm Investor, subject to certain exceptions.

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 8.01.	Other Events.

On January 10, 2024, Transform and Guarantor issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Additional Information and Where to Find It

Transphorm, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Transphorm (the “Transaction”). Transphorm plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Transaction.

Primit Parikh, Julian Humphreys, Katharina McFarland, Umesh Mishra, Cynthia (Cindi) Moreland, Kelly Smales, and Eiji Yatagawa, all of whom are members of the Board, and Cameron McAulay, Transphorm’s Chief Financial Officer, are participants in Transphorm’s solicitation. The beneficial ownership of each such person, as of the date specified, appears in the table below. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. The Transaction Proxy Statement will also include information on any payments that may be owed to Transphorm’s named executive officers in a change of control of Transphorm.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Transphorm will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TRANSPHORM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Transphorm’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction will also be available, free of charge, at the “Investors” section of Transphorm’s website (https://ir.transphormusa.com/), or by writing to Transphorm, Inc., Attention: Corporate Secretary, 75 Castilian Drive, Goleta, CA 93117.

Beneficial Ownership as of January 5, 2024

Individual	Shares Beneficially Owned (#)
Primit Parikh	563,933
Julian Humphreys	103,524
Katharina McFarland	95,877
Umesh Mishra	610,626
Cynthia (Cindi) Moreland	72,197
Kelly Smales	75,099
Eiji Yatagawa	Nil
Cameron McAulay	223,754

The amounts specified above are determined in accordance with the rules of the SEC and include securities that may be acquired within 60 days of January 5, 2024. Mr. Yatagawa is a member of the Board of Directors and serves as an executive of one or more affiliates of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”). KKR beneficially owns 24,724,468 shares of Transphorm’s common stock (which includes warrants exercisable for 312,500 shares of Transphorm’s common stock); Mr. Yatagawa is not deemed to beneficially own such shares.

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including the expected timing of the closing of the Transaction; considerations taken into account by the Board in approving the Transaction; and expectations for Transphorm following the closing of the Transaction. There can be no assurance that the Transaction will in fact be consummated. If any of these risks or uncertainties materialize, or if any of Transphorm’s assumptions prove incorrect, Transphorm’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Transphorm’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Transphorm to pay a termination fee; (iii) uncertainties as to the timing of the consummation of the Transaction; (iv) possible disruption related to the Transaction to Transphorm’s current plans and operations, including through the loss of customers and employees; (v) the amount of the costs, fees, expenses and charges related to the Transaction; (vi) the risk that Transphorm’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vii) the anticipated benefits of the Transaction and considerations taken into account by the Board in approving the Transaction; (viii) the risk that Transphorm may not obtain sufficient short-term financing to fund Transphorm’s operations through the closing of the Transaction; and (ix) other risks and uncertainties detailed in the periodic reports that Transphorm files with the SEC, including Transphorm’s Annual Report on Form 10-K filed with the SEC on June 28, 2023, and Transphorm’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2023. All forward-looking statements in this communication are based on information available to Transphorm as of the date of this communication, and Transphorm does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 10, 2024, among Renesas Electronics America Inc., Renesas Electronics Corporation, Travis Merger Sub, Inc. and Transphorm, Inc.

10.1*	Voting and Support Agreement, dated as of January 10, 2024, by and between Renesas Electronics America Inc. and KKR Phorm Investors L.P.

99.1	Joint Press Release, issued by Transphorm, Inc. and Renesas Electronics America Inc., dated January 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Transphorm will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Transphorm may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSPHORM, INC.

Date: January 11, 2024	By:	/s/ Primit Parikh
	Name:	Primit Parikh
	Title:	Chief Executive Officer

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

among

RENESAS ELECTRONICS AMERICA INC.,

TRAVIS MERGER SUB, INC.,

and, solely for the purposes set forth in Section 9.17,

RENESAS ELECTRONICS CORPORATION

and

TRANSPHORM, INC.

Dated January 10, 2024

-i-

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		42
4.1	Organization; Good Standing	42
4.2	Power; Enforceability	43
4.3	Non-Contravention	43
4.4	Requisite Governmental Approvals	43
4.5	Legal Proceedings; Orders	43
4.6	Ownership of Company Capital Stock	43
4.7	Brokers	43
4.8	No Parent Vote or Approval Required	44
4.9	Sufficient Funds	44
4.10	Absence of Stockholder and Management Arrangements	44
4.11	Exclusivity of Representations and Warranties	44

ARTICLE V INTERIM OPERATIONS OF THE COMPANY		45
5.1	Affirmative Covenants	45
5.2	Forbearance Covenants	45
5.3	Process Related to Affirmative Covenants and Forbearance Covenants	47
5.4	No Solicitation of Acquisition Proposals	48
5.5	No Control of the Other Party’s Business	52

ARTICLE VI ADDITIONAL COVENANTS		52
6.1	Efforts; Required Action and Forbearance	52
6.2	CFIUS	52
6.3	Antitrust Filings	53
6.4	Proxy Statement and Other Required SEC Filings	55
6.5	Company Stockholder Meeting	56
6.6	Anti-Takeover Laws	57
6.7	Information Access During the Pre-Closing Period	57
6.8	Section 16(b) Exemption	58
6.9	Directors’ and Officers’ Exculpation, Indemnification and Insurance	58
6.10	Employee Matters	60
6.11	Covenants of Merger Sub	62
6.12	Notification of Certain Matters	62
6.13	Public Statements and Disclosure	62
6.14	Transaction Litigation	63
6.15	Stock Exchange Delisting; Deregistration	63
6.16	Additional Agreements	63
6.17	Parent Vote at Merger Sub	63
6.18	Conduct of Business by Parent and Merger Sub	63
6.19	Prohibition on Certain Discussions	64

ARTICLE VII CONDITIONS TO THE MERGER		64
7.1	Conditions to Each Party’s Obligations to Effect the Merger	64
7.2	Conditions to the Obligations of Parent and Merger Sub	64
7.3	Conditions to the Company’s Obligations to Effect the Merger	65
7.4	Frustration of Closing Conditions	66

ARTICLE VIII TERMINATION		66
8.1	Termination	66
8.2	Manner and Notice of Termination; Effect of Termination	67
8.3	Fees and Expenses	68

ARTICLE IX GENERAL PROVISIONS		70
9.1	Survival of Representations, Warranties and Covenants	70
9.2	Notices	70

-ii-

9.3	Amendment	72
9.4	Extension; Waiver	72
9.5	Assignment	72
9.6	Confidentiality	72
9.7	Entire Agreement	72
9.8	Third-Party Beneficiaries	72
9.9	Severability	73
9.10	Remedies	73
9.11	Governing Law	74
9.12	Consent to Jurisdiction	74
9.13	WAIVER OF JURY TRIAL	74
9.14	Counterparts	75
9.15	No Limitation	75
9.16	Non-Recourse	75
9.17	Guaranty	76

SCHEDULES

Schedule 8.3(b)	Parent Account Information
Schedule 8.3(c)	Company Account Information

EXHIBITS

Exhibit A	Form of Certificate of Incorporation of the Surviving Corporation

-iii-

AGREEMENT AND PLAN OF MERGER

This agreement and plan of merger (this “Agreement”) is dated January 10, 2024, and is by and among Renesas Electronics America Inc., a California corporation (“Parent”), Travis Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Renesas Electronics Corporation, a Japanese corporation (solely for the purposes set forth in Section 9.17) (“Guarantor”), and Transphorm, Inc., a Delaware corporation (the “Company”). Each of Parent, Merger Sub and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the meanings given to them in Article I.

RECITALS

A. Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.

B. The Company Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the merger of Merger Sub with and into the Company (the “Merger”), are advisable and in the best interests of the Company and the Company Stockholders; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants in this Agreement, and the consummation of the Merger, in each case, upon the terms and subject to the conditions set forth in this Agreement; (iii) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; and (iv) resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement in accordance with the DGCL.

C. Each of the board of directors of Parent and the board of directors of Merger Sub has (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger; (ii) approved the execution and delivery of this Agreement, the performance of their respective covenants under this Agreement, and the consummation of the transactions contemplated by this Agreement, including the Merger, in each case, upon the terms and subject to the conditions set forth in this Agreement herein; (iii) in the case of Merger Sub, determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of Merger Sub and Parent (in its capacity as sole stockholder of Merger Sub) and directed that the adoption of this Agreement be submitted for approval by action by written consent to Parent in its capacity as Merger Sub’s sole stockholder; and (iv) in the case of Merger Sub, resolved to recommend that Parent vote in favor of the adoption of this Agreement in accordance with the DGCL.

D. Concurrently with the execution of this Agreement, certain Company Stockholders have entered into a voting agreement with Parent (the “Voting Agreement”), pursuant to which, among other things, each such Company Stockholder has agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to vote all of such Company Stockholder’s shares of Company Common Stock in favor of the adoption of this Agreement.

AGREEMENT

The Parties therefore agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means a customary confidentiality agreement in effect as of the execution of this Agreement or a confidentiality agreement executed after the execution of this Agreement containing terms no less restrictive in the aggregate to the counterparty than those contained in the Confidentiality Agreement (except for such changes necessary in order for the Company to be able to comply with its covenants under this Agreement), it being understood that any such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of, or amendment to, any Acquisition Proposal. If the provisions of any such confidentiality agreement executed after the execution of this Agreement would be less restrictive in the aggregate to the counterparty than the terms of the Confidentiality Agreement (other than because of the absence of a “standstill” or similar provisions or other prohibition on the making of any Acquisition Proposal), then such confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement if the Company offers to amend the Confidentiality Agreement so as to make the provisions of the Confidentiality Agreement as restrictive in the aggregate as the provisions of such confidentiality agreement.

(b) “Acquired Company” means (a) the Company and (b) each Subsidiary of the Company.

(c) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) to the Company or the Company Board (or any committee thereof) to engage in an Acquisition Transaction.

(d) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving:

(i) any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates), whether from the Company or any other Person, of securities representing more than 20 percent of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or Group that, if consummated in accordance with its terms, would result in such Person or Group beneficially owning more than 20 percent of the total outstanding voting power of the Company after giving effect to the consummation of such tender offer or exchange offer;

(ii) any direct or indirect purchase or other acquisition by any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) of assets (x) generating 20 percent or more of the consolidated revenues (measured based on the 12 full calendar months prior to the date of determination) of the Acquired Companies or (y) constituting 20 percent or more of the fair market value of the consolidated assets (measured based on fair market value as of the last day of the most recently completed calendar month) of the Acquired Companies, in each case except for sales or non-exclusive licenses or sublicenses of Company products in the ordinary course of business; or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which any Person or Group (other than Parent or Merger Sub or any of their Affiliates, or any Group that includes Parent or Merger Sub or any of their Affiliates) would hold securities representing more than 20 percent of the total voting power of the Company (or the surviving company) outstanding after giving effect to the consummation of such transaction.

(e) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that, for purposes of this Agreement, KKR Phorm Investors L.P. and its Affiliates shall not be deemed an Affiliate of the Company or any of its Subsidiaries.

(f) “Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated, unitary or similar group under state, local or non-U.S. Law).

(g) “Affordable Care Act” means the Patient Protection and Affordable Care Act (Pub. L. 111-148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111-152), and the regulations promulgated pursuant to each of the foregoing laws.

(h) “Antitrust Law” means, collectively, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Merger.

(i) “Audited Company Balance Sheet” means the consolidated balance sheet (and the notes thereto) of the Company and its consolidated Subsidiaries as of March 31, 2023, set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended March 31, 2023.

(j) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Federal Reserve Bank of San Francisco or the Bank of Japan is closed.

(k) “Bylaws” means the bylaws of the Company in effect as of the date of this Agreement.

(l) “Capitalization Date” means 5:00 p.m. Eastern time on January 8, 2024.

(m) “Certificate of Merger” means the certificate of merger, in customary form, relating to the Merger.

(n) “CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity.

(o) “CFIUS Approval” means, in the event that the Parties have filed a joint voluntary notice pursuant to 31 C.F.R. § 800.501, that (i) CFIUS has issued a written notice to the Parties that it has concluded all action pursuant to Section 721 and has determined that there are no unresolved national security concerns with respect to the Merger; or (ii) CFIUS has sent a report to the President of the United States requesting the President’s decision and either (x) the President has announced a decision not to take any action to suspend or prohibit the Merger or (y) the President has not taken any action within 15 days from the date that the President received the report from CFIUS; or (iii) CFIUS has issued a written notice that the notified transaction is not a “covered transaction” within the meaning of Section 721.

(p) “Charter” means the Amended and Restated Certificate of Incorporation of the Company in effect as of the date of this Agreement.

(q) “Chosen Courts” means the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware finds it does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware, then any Delaware state court).

(r) “Code” means the U.S. Internal Revenue Code of 1986.

(s) “Company Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, employment, bonus, stock option, stock purchase or other equity-based award, performance award, incentive compensation, profit sharing, savings, retirement, disability, life insurance, health or medical benefits, employee assistance program, sick leave, vacation, supplemental income, deferred compensation, severance, termination pay, post-employment or retirement benefits, retention, change of control compensation, and other similar fringe, welfare or other employee benefit or remuneration of any kind, whether or not in writing, whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA whether or not subject to ERISA, which is maintained or contributed to for the benefit of any Service Provider and with respect to which the Company or any of its Subsidiaries or ERISA Affiliates has any liability, contingent or otherwise.

(t) “Company Board” means the Board of Directors of the Company.

(u) “Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

(v) “Company Common Stock” means the common stock, par value $0.0001 per share, of the Company.

(w) “Company Equity Plans” means the compensatory plans set forth in Section 1.1(w) of the Company Disclosure Letter that provide or have provided for the issuance of any Company Equity-Based Awards.

(x) “Company Equity-Based Award” means each right of any kind, contingent or accrued, to receive shares of Company Common Stock or any benefit measured in whole or in part by the value of a number of shares of Company Common Stock granted pursuant to the Company Equity Plans or Company Benefit Plans (including Company RSUs and Company Options).

(y) “Company Financial Advisor” means BofA Securities, Inc.

(z) “Company Intellectual Property” means any Intellectual Property Rights that are owned or purported to be owned by the Company or any of its Subsidiaries.

(aa) “Company Material Adverse Effect” means any change, event, condition, development, fact, occurrence, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Company Material Adverse Effect, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Acquired Companies, taken as a whole. None of the following, and no Effects arising out of, relating to or resulting from the following (in each case, by themselves or when aggregated), will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or may, would or could occur (subject to the limitations set forth below):

(i) general economic conditions anywhere in the world, or conditions in the global economy generally (except to the extent that such Effect has had a materially disproportionate adverse effect on the

Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(ii) any conditions in the financial markets, credit markets, equity markets, debt markets, currency markets or capital markets anywhere in the world, including (a) changes in interest rates or credit ratings; (b) changes in exchange rates; or (c) any suspension of trading in securities (whether equity, debt, derivative or hybrid securities) generally on any securities exchange or over-the-counter market (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(iii) any conditions in the industries in which the Acquired Companies conduct business, or changes in such conditions (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(iv) any conditions in any specific jurisdiction or geographical area in which the Acquired Companies conduct business, or changes in such conditions (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(v) any regulatory, legislative or political conditions (including anti-dumping actions, international tariffs, sanctions, trade policies or disputes or any “trade war” or similar actions) anywhere in the world (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(vi) any geopolitical conditions, outbreak of hostilities, armed conflicts, protests, civil unrest, civil disobedience, acts of war, sabotage, terrorism or military actions (including, in each case, any escalation or worsening of any of the foregoing) anywhere in the world, including an outbreak or escalation of hostilities involving the United States or any other Governmental Authority or the declaration by the United States or any other Governmental Authority of a national emergency or war (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(vii) any earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, volcanic eruptions, wildfires, nuclear incidents, foreign or domestic social protest or social unrest (whether or not violent), or other natural or man-made disasters, weather conditions, power outages or other force majeure events anywhere in the world (or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities) (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(viii) any pandemics (including the COVID-19 pandemic), epidemics, plagues, contagious disease outbreaks or other comparable events (including quarantine restrictions mandated or recommended by any Governmental Authority), or escalation or worsening of any such events or occurrences, including, in each case, the response of Governmental Authorities (including COVID-19 Measures);

(ix) inflation or any changes in the rate of increase or decrease of inflation;

(x) the development, continuation or worsening of supply chain disruptions affecting the industry in which the Acquired Companies conduct business (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred);

(xi) the negotiation, execution, delivery, announcement or performance of this Agreement or the pendency or consummation of the Merger, including the impact thereof on the relationships, contractual or otherwise, of the Acquired Companies with employees (including any employee attrition), suppliers, customers, partners, lenders, lessors, vendors, Governmental Authorities or any other third Person (except that this clause (xii) shall not apply to representations and warranties that specifically address the consequences of the entry into this Agreement or the consummation of the Merger);

(xii) the compliance by any Party with the terms of this Agreement, including any action taken or refrained from being taken pursuant to or in accordance with the express terms of this Agreement;

(xiii) any action taken or refrained from being taken, in each case which Parent has expressly approved, consented to or requested in writing (including by email) following the date of this Agreement;

(xiv) any changes or proposed changes in GAAP or other accounting standards or Law (or the enforcement or interpretation of any of the foregoing), including the adoption, implementation, repeal, modification, reinterpretation or proposal thereof, any changes in the regulatory accounting requirements applicable to any industry in which the Acquired Companies operate (including the adoption, implementation, repeal, modification, reinterpretation or proposal thereof), or any action taken for the purpose of complying with such changes to GAAP or Law (except to the extent that such Effect has had a materially disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to the similarly situated companies operating in the industry in which the Acquired Companies conduct business, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether a Company Material Adverse Effect has occurred), or any COVID-19 Measures;

(xv) any changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that the cause of such change may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under this definition);

(xvi) any failure, in and of itself, by the Acquired Companies to meet (a) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (b) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that the cause of any such failure in clause (a) or (b) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred to the extent not otherwise excluded under this definition);

(xvii) the availability or cost of equity, debt or other financing to Parent, Merger Sub or any of their respective Affiliates;

(xviii) any Transaction Litigation or other Legal Proceeding threatened, made or brought by any of the current or former Company Stockholders (on their own behalf or on behalf of the Company) against the Company, any of its stockholders, executive officers or other employees or any member of the Company Board (or any Affiliates of any of the foregoing) in connection with, arising from or otherwise relating to the Merger, including any demand or Legal Proceeding for appraisal of the fair value of any shares of Company Common Stock;

(xix) the identity of, or any facts or circumstances relating to, Parent or Merger Sub or their respective Affiliates, or the respective plans or intentions of the foregoing with respect to the Company or its business; or

(xx) any breach by Parent or Merger Sub of this Agreement.

(bb) “Company Options” means any options to purchase shares of Company Common Stock outstanding pursuant to any of the Company Equity Plans.

(cc) “Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.

(dd) “Company Registered Intellectual Property” means all of the Company Intellectual Property that is Registered Intellectual Property.

(ee) “Company Related Parties” means, collectively, (i) prior to the Effective Time, the Acquired Companies; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Acquired Companies and each of their respective Affiliates.

(ff) “Company RSUs” means any restricted stock units covering shares of Company Common Stock outstanding pursuant to any of the Company Equity Plans.

(gg) “Company Software” means computer software, the Intellectual Property Rights related to which is Company Intellectual Property.

(hh) “Company Stockholders” means the holders of shares of Company Capital Stock.

(ii) “Company Termination Fee” means an amount in cash equal to $12,938,000.

(jj) “Company Warrant” means each outstanding warrant to purchase shares of Company Common Stock.

(kk) “Confidentiality Agreement” means the Confidentiality Letter Agreement, dated November 15, 2023, between the Company and Guarantor.

(ll) “Consent” means any consent, approval, clearance, waiver, Permit or order.

(mm) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Effective Time.

(nn) “Contract” means any written or oral legally binding contract, lease, license, indenture, note, bond, agreement or other binding instrument.

(oo) “COVID-19” means SARS-CoV-2 or COVID-19, and any variants, evolutions or mutations thereof, or any related or associated epidemics, pandemics or disease outbreaks, or any escalation or worsening of any of the foregoing (including any subsequent waves).

(pp) “COVID-19 Measures” means any mandated or recommended quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guideline, response or recommendation of or promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19 and including, in each case, any changes in any such Law, directive, guidance, response or recommendation.

(qq) “D&O Insurance” means the Company’s current directors’ and officers’ liability insurance.

(rr) “DGCL” means the General Corporation Law of the State of Delaware.

(ss) “DOJ” means the United States Department of Justice.

(tt) “DTC” means the Depository Trust Company.

(uu) “Environmental Law” means all applicable federal, national, state, provincial or local Laws relating to pollution, worker health and safety with respect to exposure to Hazardous Substance, and protection of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

(vv) “ERISA” means the Employee Retirement Income Security Act of 1974.

(ww) “ERISA Affiliate” means any Person under common control with the Company or any Subsidiary or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code.

(xx) “Exchange Act” means the Securities Exchange Act of 1934.

(yy) “FCPA” means the United States Foreign Corrupt Practices Act of 1977.

(zz) “FTC” means the United States Federal Trade Commission.

(aaa) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(bbb) “Government Bid” means any offer made by the Company or any of its Affiliates (including its Subsidiaries) prior to the Closing Date which, if accepted, would result in a Government Contract.

(ccc) “Government Contract” means any prime Contract, subcontract, purchase order, task order, delivery order, teaming agreement, joint venture agreement, strategic alliance agreement, basic ordering agreement, pricing agreement, letter Contract or other similar arrangement of any kind that is currently active in performance or that has been active in performance at any time since January 1, 2021 with: (a) any Governmental Authority; (b) any prime contractor of a Governmental Authority in its capacity as a prime contractor; or (c) any subcontractor at any tier with respect to any contract of a type described in clause “(a)” or clause “(b)” above. A task, purchase or delivery order under a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates.

(ddd) “Government Shutdown” means any shutdown resulting from the lack of Congressional budget appropriations, after the date of this Agreement, of certain United States federal government services provided by (i) the FTC and DOJ to review Merger under the HSR Act or (ii) CFIUS to review the joint voluntary notice filed by the Parties pursuant to 31 C.F.R. § 800.501.

(eee) “Governmental Authority” means any federal, national, state, provincial or local, whether domestic or foreign, government or any court of competent jurisdiction, arbitral body, administrative agency or commission of any governmental authority or other governmental authority or instrumentality, whether domestic, foreign or supranational.

(fff) “Group” means a “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons.

(ggg) “Guarantor RSU” means a restricted stock unit issued under the Guarantor Stock Compensation Plan.

(hhh) “Guarantor Stock Compensation Plan” means the Renesas Electronics Corporation Terms and Conditions on Stock Compensation.

(iii) “Hazardous Substance” means any substance, material or waste that is characterized or regulated by a Governmental Authority pursuant to any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or “radioactive,” including petroleum and petroleum products.

(jjj) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

(kkk) “Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money (including any principal, premium, accrued and unpaid interest, related expenses, prepayment penalties, commitment and other fees, sale or liquidity participation amounts, reimbursements, indemnities and all other amounts payable in connection with such borrowed money), or with respect to deposits or advances of any kind to such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property, equipment and software (other than ordinary course trade payables); (iv) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (v) all obligations of such Person pursuant to (A) defined benefit pension, multiemployer pension, post-retirement health and welfare benefit plans, (B) unpaid annual or other bonus obligations, (C) unpaid severance liabilities currently being paid or payable in respect of employees and service providers of the Company or any of its Subsidiaries who terminated employment or whose services to the Company or any of its Subsidiaries have ceased (as applicable) and (D) deferred compensation liabilities of the Company or any of its Subsidiaries, together, in each of clause (A) through (D), with any associated employer payroll taxes; and (vi) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person of a type descried in clauses (i) through (v).

(lll) “Intellectual Property Rights” means the rights associated with or arising under any of the following anywhere in the world: (i) patents and applications therefor and all reissues, divisionals, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”); (ii) copyrights, copyright, mask works and any registrations and applications in the foregoing and all other corresponding rights in work of authorship (“Copyrights”); (iii) (A) trademarks, trade names, logos, service marks, trade dress and internet domain names and all goodwill associated therewith, and (B) registrations and applications therefor and corresponding rights in indicia of origin ((A) and (B), “Marks”); (iv) trade secrets rights and corresponding rights in confidential business and technical information, know-how, inventions (whether patentable or not), proprietary information, and any rights in technology, software, invention disclosures, technical data and customer lists, and all documentation relating to any of the foregoing (“Trade Secrets”); and (v) any similar or equivalent rights to any of the foregoing (as applicable).

(mmm) “Intervening Event” means any Effect, or any material consequence of such Effect, that (i) as of the date of this Agreement was not known to, or reasonably foreseeable by, the Company Board, in each case based on facts known to the Company Board as of the date of this Agreement (or, if known by the Company Board, the consequences of which were not known to, or reasonably foreseeable by, the Company Board, in each case based on facts known to the Company Board as of the date of this Agreement); and (ii) does not relate to

(A) an Acquisition Proposal or (B) the mere fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement, or changes after the date of this Agreement in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (B) may be considered and taken into account in determining whether an Intervening Event has occurred).

(nnn) “IRS” means the United States Internal Revenue Service.

(ooo) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge as of the date of this Agreement of the individuals set forth on Section 1.1(ooo) of the Company Disclosure Letter, in each case, after reasonable inquiry of their direct reports who would reasonably be expected to have actual knowledge of the matter in question. With respect to matters involving the Company Intellectual Property, Knowledge does not require the Company, or any of its directors, officers or employees, to have conducted or have obtained any freedom to operate opinions or any clearance searches in respect of any Patents, Marks or other Intellectual Property Rights. If not conducted or obtained, no knowledge of any Patents, Marks or other Intellectual Property Rights of any third Person that would have been revealed by such opinions or searches will be imputed to the Company or any of its directors, officers or employees.

(ppp) “Law” means any statute, law (including common law), ordinance, rule, regulation or stock exchange listing requirement.

(qqq) “Legal Proceeding” means any claim, action, charge, lawsuit, litigation or other similarly formal legal proceeding brought by or pending before any Governmental Authority, arbitrator, mediator or other tribunal.

(rrr) “Lookback Date” means the thirty-six month period immediately prior to the date of this Agreement.

(sss) “Material Contract” means any of the following Contracts (other than a Company Benefit Plan except as provided in subsections (i) and (ix) below) in effect as of the date of this Agreement:

(i) any “material contract” (as defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii) of Regulation S-K) with respect to the Company and its Subsidiaries, taken as a whole;

(ii) the IP Contracts;

(iii) any Government Contract, excluding consideration of clause (i) of this definition;

(iv) any Contract (A) containing any covenant materially limiting the right of the Company or any of its Subsidiaries to engage in or compete with any Person in any material line of business or any geographical area, including pursuant to a “most favored nation” or exclusivity provision; (B) provides for any other “exclusivity” requirement in favor of any third party, including any “take or pay,” “sole source” or “requirements” obligations; (C) provides preferential rights or rights of first or last offer or refusal to any third party; or (D) prohibiting or limiting the right of the Company or any of its Subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies;

(v) any Contract (A) relating to the disposition or acquisition of assets by the Company or any of its Subsidiaries with a value greater than $1,000,000 after the date of this Agreement other than in the ordinary course of business; or (B) pursuant to which the Company or any of its Subsidiaries will, or has the right to, acquire any ownership interest in any Person (other than any Subsidiary of the Company) after the date of this Agreement;

(vi) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $1,000,000 other than (A) accounts receivables and payables in the ordinary course of business; (B) loans to Subsidiaries of the Company in the ordinary course of business; and (C) extensions of credit to customers in the ordinary course of business;

(vii) any Contract that involves a joint venture;

(viii) any Labor Agreement;

(ix) any Contract for the employment or engagement of any natural person that (A) provides for annual base salary or annual cash consulting fees (as applicable) in excess of $175,000 or (B) cannot be terminated without prior notice or the payment of severance or similar termination benefits;

(x) any Contract that is with (A) any of the 10 largest customers of the Company and its Subsidiaries, taken as a whole (the “Material Customers”) by annual recurring revenue as of March 31, 2023; or (B) any of the 10 largest commercial vendors of the Company and its Subsidiaries, taken as a whole (the “Material Vendors”), by total spend for the 12-month period ended March 31, 2023;

(xi) any Contract that is an agreement in settlement of a dispute or Legal Proceeding (including with any Governmental Authority) that imposes material obligations on the Company or any of its Subsidiaries after the date of this Agreement or such Contract that requires the Company or any of its Subsidiaries to pay consideration of more than $1,000,000 after the date of this Agreement;

(xii) any Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits the pledging of the capital stock of the Company or any of its Subsidiaries; and

(xiii) any Contract that provides for (A) indemnification of any officer, director or employee by the Company, other than Contracts providing for indemnification entered into in connection with the distribution, sale or license of services or hardware or software products in the ordinary course of business consistent with past practice; or (B) accelerated vesting in connection with a change of control, including the transactions contemplated hereunder (including as a result of any termination of employment following a change of control, including the transactions contemplated hereunder).

(ttt) “Nasdaq” means The Nasdaq Stock Market LLC.

(uuu) “Order” means any order, judgment, injunction, ruling, award, decree or writ of any Governmental Authority.

(vvv) “Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that exist or have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, has materially impaired or materially delayed, or would reasonably be expected to materially impair or materially delay, the consummation of the Merger or the ability of Parent and Merger Sub to perform their respective covenants pursuant to this Agreement.

(www) “Parent Related Parties” means, collectively, (i) Parent and Merger Sub; and (ii) the former, current and future holders of any equity, controlling persons, Representatives, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Parent and Merger Sub, their respective Subsidiaries and each of their respective Affiliates (including, from and after the Effective Time, the Acquired Companies).

(xxx) “Parent Termination Fee” means an amount in cash equal to $20,000,000.

(yyy) “Permit” means any permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Authorities.

(zzz) “Permitted Lien” means any of the following: (i) liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith and by appropriate proceedings and for which reserves have been established to the extent required by GAAP; (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar liens or security interests that are not yet delinquent or that are being contested in good faith and by appropriate proceedings; (iii) third Person leases, subleases and licenses (other than capital leases and leases underlying sale and leaseback transactions) entered into in the ordinary course of business under which there exists no material default; (iv) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation or to secure public or statutory obligations; (v) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business; (vi) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar liens (or other encumbrances of any type), in each case that do not, and are not reasonably likely to, adversely affect in any material respect the current use or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vii) zoning, building and other similar codes or restrictions that are not violated in any material respect by the current use or occupancy by the Company or any of its Subsidiaries of the real property subject thereto; (viii) liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company SEC Reports; (ix) non-exclusive licenses to Company Intellectual Property granted by the Acquired Companies in the ordinary course of business; (x) any other liens that do not secure a liquidated amount or indebtedness for borrowed money, that have been incurred or suffered in the ordinary course of business, and that would not have a Company Material Adverse Effect; (xi) statutory, common law or contractual liens of landlords under real property leases; (xii) liens or encumbrances imposed on the underlying fee interest in real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries; (xiii) liens imposed by applicable Law (other than Laws in respect of Taxes); and (xiv) liens securing obligations under Indebtedness.

(aaaa) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(bbbb) “Pre-Closing Period” means the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the (i) termination of this Agreement pursuant to Article VIII; and (ii) Effective Time.

(cccc) “Registered Intellectual Property” means all (i) Patents; (ii) registered and applied-for Marks; (iii) registered Copyrights; and (iv) domain names.

(dddd) “Related Party” means a Company Related Party or a Parent Related Party, as applicable.

(eeee) “Representatives” means the Affiliates, directors, officers, employees, consultants, agents, representatives and advisors of a Party.

(ffff) “Sanctioned Country” means any country or region or government thereof that is, or has been in the five years prior to the date of this Agreement, the subject or target of a comprehensive embargo under applicable Trade Controls (including Cuba, Iran, North Korea, Syria and prohibited regions of Ukraine including Crimea, Donetsk People’s Republic (DNR) and Luhansk People’s Republic (LNR)).

(gggg) “Sanctioned Person” means any Person that is the subject or target of applicable sanctions under Trade Controls including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or any other OFAC, U.S. Department of Commerce Bureau of Industry and Security, or U.S. Department of State sanctions- or export-related restricted party list; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.

(hhhh) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(iiii) “SEC” means the United States Securities and Exchange Commission.

(jjjj) “Section 721” shall mean Section 721 of the Defense Production Act of 1950, as amended and codified at 50 U.S.C. Section 4565.

(kkkk) “Securities Act” means the Securities Act of 1933.

(llll) “Service Provider” means any current or former employee, officer, individual consultant, individual independent contractor, or member of the board of directors of the Company or any of its Subsidiaries.

(mmmm) “Subsidiary” of any Person means (i) a corporation more than 50 percent of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; and (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership or the power to direct the policies, management and affairs thereof (including by contract).

(nnnn) “Superior Proposal” means any written Acquisition Proposal on terms that the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) would be more favorable from a financial point of view to the Company Stockholders (in their capacity as such) than the Merger (taking into account (i) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination; and (ii) those factors and matters deemed relevant in good faith by the Company Board (or any committee thereof), which factors may include, among other things, the (A) identity of the Person making the proposal; (B) likelihood of consummation in accordance with the terms of such Acquisition Proposal; and (C) legal, financial (including the financing terms), regulatory, timing and other aspects of such Acquisition Proposal). For purposes of the reference to an “Acquisition Proposal” in this definition, all references to “20 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50.1 percent.”

(oooo) “Tax” means all U.S. federal, state, local, and non-U.S. income, gross receipts, property, escheat, unclaimed property, sales, use, license, franchise, employment, payroll, premium, withholding, alternative or added minimum, estimated, ad valorem, severance, value-added, stamp, occupation, windfall profits, transfer or excise tax, or any other taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind whatsoever in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts, however denominated, whether disputed or not.

(pppp) “Tax Returns” means all returns, declarations, statements, reports, schedules, forms and information returns, including any attachments thereto or amendments thereof, filed or required to be filed with any Governmental Authority relating to Taxes.

(qqqq) “Transaction Documents” means, collectively, the Confidentiality Agreement, the Voting Agreement and any other document contemplated by those agreements, or any document or instrument delivered in connection with this Agreement or those agreements.

(rrrr) “Transaction Litigation” means any Legal Proceeding commenced or threatened against a Party or any of its Subsidiaries or Affiliates (or their respective directors, officers or employees) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates (or their respective directors, officers or employees), in each case in connection with, arising from or otherwise relating to the Merger or any other transaction contemplated by this Agreement or the Transaction Documents, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement or any Other Required Company Filing or any other communications to the Company Stockholders, in each case other than any Legal Proceedings (A) solely among the Parties or their respective Affiliates related to this Agreement, the Transaction Documents or the Merger or (B) pursuant to the HSR Act or other Antitrust Laws, which is governed by Section 6.3.

(ssss) “UPE” means “ultimate parent entity” as that term is defined in the HSR Act and its implementing regulations.

(tttt) “Willful Breach” means, with respect to any covenant or agreement in this Agreement, a breach that is a consequence of an act deliberately undertaken or omitted to be taken by the breaching Party with the knowledge that the taking of such act or failure to take such act would, or would reasonably be expected to, cause a breach of the relevant covenant or agreement.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Alternative Acquisition Agreement	5.4(a)
Anti-Bribery Laws	3.22(c)
Certificates	2.10(c)(i)
CFIUS Mitigation	6.2(b)
CFIUS Notice	6.2(a)
Closing	2.3
Closing Date	2.3
Company	Preamble
Company Board Recommendation	3.3(a)
Company Board Recommendation Change	5.4(c)(i)
Company Disclosure Letter	1.4
Company Option Consideration	2.8(c)
Company Plans	6.10(b)
Company Relevant Persons	3.22(b)
Company RSU Consideration	2.8(b)
Company SEC Reports	3.9
Company Securities	3.7(b)
Company Stockholder Meeting	6.5(a)
Company Warrant Consideration	2.9
Comparable Plans	6.10(b)
Copyrights	1.1(lll)
Covenant Exceptions	5.1(a)

Term	Section Reference
Dissenting Company Shares	2.7(c)(i)
DTC Payment	2.10(d)
Effect	1.1(aa)
Effective Time	2.2
Electronic Delivery	9.14
Enforceability Limitations	3.2
Enforcement Expenses	8.3(e)
Exchange Fund	2.10(b)
Excluded Compensation and Benefits	6.10(b)
Former Government Employee	3.13(c)(v)
Guaranteed Obligations	9.17(a)
Guarantor	Preamble
Indemnified Persons	6.9(a)
International Employee Plans	3.19(a)
IP Contracts	3.16(d)
Labor Agreements	3.20(a)
Labor Entities	3.20(a)
Lease	3.14(b)
Leased Real Property	3.14(b)
Marks	1.1(lll)
Material Customers	1.1(sss)(x)
Material Vendors	1.1(sss)(x)
Maximum Annual Premium	6.9(c)
Merger	Recitals
Merger Sub	Preamble
New Plans	6.10(c)
Notice Period	5.4(d)(ii)(3)
OFAC	1.1(eeee)
Old Plans	6.10(c)
Other Required Company Filing	6.4(e)
Other Required Parent Filing	6.4(f)
Owned Company Shares	2.7(a)(ii)
Parent	Preamble
Party	Preamble
Patents	1.1(lll)
Payment Agent	2.10(a)
Per Share Price	2.7(a)(iii)
Personal Information	3.17(a)
Privacy and Data Security Requirements	3.17(a)
Proxy Statement	6.4(a)
Required Permits	3.21
Requisite Stockholder Approval	3.4
Restraint	7.1(c)
RSU Acceleration	2.8(a)
Security Breach	3.17(b)
Surviving Corporation	2.1
Tail Policy	6.9(c)
Termination Date	8.1(c)
Termination Payment	8.3(e)
Trade Controls	3.22(b)
Trade Secrets	1.1(lll)

Term	Section Reference
Uncertificated Shares	2.10(c)(ii)
Unvested Company RSU Consideration	2.8(a)(ii)
US Continuing Employee	2.8(a)(ii)
Vested Cash Portion	2.8(a)(iv)
Vested Company RSU	2.8(b)
Vested Company RSU Consideration	2.8(b)
Voting Agreement	Recitals

1.3 Certain Interpretations.

(a) References to this Agreement. Unless the context of this Agreement otherwise requires, (i) when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, that reference is to an Article, Section, Schedule or Exhibit to this Agreement, as applicable, and (ii) references to “paragraphs” or “clauses” are to separate paragraphs or clauses of the Section or subsection in which the reference occurs. References to this Agreement (in this Agreement or any Transaction Document) mean this Agreement as amended, supplemented or otherwise modified from time to time in accordance with Section 9.3.

(b) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the phrase “the date hereof” means “the date of this Agreement;” and (iii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Threats. Unless the context of this Agreement otherwise requires, the word “threat” or “threatened” will be deemed to be immediately followed by the words “in writing.”

(d) Neither, etc. Not Exclusive. Unless the context of this Agreement otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive. The rule known as the ejusdem generis rule will not apply, and accordingly, general words introduced by the word “other” will not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things.

(e) Extent. The phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(f) Dollars. When used in this Agreement, references to “$” or “Dollars” are references to United States dollars. All amounts in this Agreement will be paid in Dollars, and if any amounts, costs, fees or expenses incurred by any Party pursuant to this Agreement are denominated in a currency other than Dollars, to the extent applicable, the Dollar equivalent for such costs, fees and expenses will be determined by converting such other currency to Dollars at the foreign exchange rates published by Bloomberg or, if not reported thereby, another authoritative source reasonably determined by the Company, in effect at the time that such amount, cost, fee or expense is incurred. If the resulting conversion yields a number that extends beyond two decimal points, it will be rounded to the nearest penny.

(g) Meaning of Terms. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document. References to the “United States” or abbreviations thereof mean the United States of America and its states, territories and possessions.

(h) References to Persons. References to any Person (including any Party) include references to such Person’s successors and permitted assigns, and, in the case of any Governmental Authority, to any Person succeeding to its functions and capacities. It is agreed that a breach of this Agreement by Merger Sub will be deemed to be a breach of this Agreement by Parent.

(i) References to Subsidiaries. Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such Person.

(j) Writings. References to “writing” mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and including writings delivered by Electronic Delivery. “Written” will be construed in the same manner.

(k) Legislation; Contracts. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations, statutory instruments and applicable guidance, guidelines, bulletins or policies issued or made in connection therewith by a Governmental Authority) as of such date. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time, and any exhibits, schedules, annexes, statements of work, riders and other documents attached thereto.

(l) Accounting Matters. Except as otherwise provided in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP. An item arising with respect to a specific representation or warranty will be deemed to be “reflected on” or “set forth in” a balance sheet or financial statements, to the extent that any such phrase appears in such representation or warranty, if (i) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that is related to the subject matter of such representation; (ii) such item is otherwise specifically set forth on the balance sheet or financial statements; or (iii) such item is specifically set forth on the balance sheet or financial statements and is specifically set forth in the notes thereto.

(m) Headings. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

(n) Applicable Time. Unless otherwise indicated, all references to a specific time are to the then-applicable local time in San Francisco, California.

(o) Calculation of Time Periods. Unless otherwise indicated, (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded; (ii) if the last day of such period is not a Business Day, then the period in question will end on the next Business Day; (iii) if any action must be taken on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day; (iv) the measure of a period of one month or year for purposes of this Agreement will be the day of the following month or year corresponding to the starting date; and (v) if no corresponding date exists, then the end date of such period being measured will be the next actual day of the following month or year (for example, one month following February 18 is March 18 and one month following March 31 is May 1). References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively.

(p) Nature of Days and Months. Whenever this Agreement refers to a number of days, that number will refer to calendar days unless Business Days are specified. Any reference to a “month” means a calendar month.

(q) Representations Are Not Covenants. Nothing contained in Article III or Article IV may be construed as a covenant under the terms of this Agreement, other than the acknowledgments and agreements set forth in Section 3.27 and Section 4.11 to the extent necessary to give full effect to the acknowledgments and agreements set forth therein.

(r) Joint Drafting. The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement. Accordingly, the Parties irrevocably waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(s) Summaries. No summary of this Agreement or any Exhibit, Schedule or other document delivered with this Agreement that is prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit, Schedule or document.

(t) No Admission. The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained in this Agreement or in the Company Disclosure Letter will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or is required to be referred to or disclosed under this Agreement. Disclosure of any information or document in the Company Disclosure Letter is not a statement or admission that it is material or required to be disclosed in the Company Disclosure Letter. Nothing in the Company Disclosure Letter constitutes an admission against the Company’s interest or represents the Company’s legal position or legal rights on the matter so disclosed. No reference in this Agreement to dollar amount thresholds will be deemed to be evidence of a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or materiality.

(u) Nature of Information Disclosed. It is understood and agreed that (i) the specification of any dollar amount in the representations and warranties contained in this Agreement is not intended to imply that such amounts (or higher or lower amounts) are or are not material; and (ii) the inclusion of any specific item in the Company Disclosure Letter is not intended to imply that such items are or are not material or are within or outside of the ordinary course of business. In each case, no Party may use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Company Disclosure Letter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described in this Agreement is or is not material for purposes of this Agreement or whether any obligation, item or matter included in the Company Disclosure Letter is or is not material for purposes of this Agreement or is within or outside of the ordinary course of business.

(v) No Reliance by Others on Representations. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.4 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of facts or circumstances as of the date of this Agreement or as of any other date.

(w) Made Available. The phrases “furnished,” “provided,” “delivered” or “made available” or words of similar import when used with respect to documents or other information means that such documents or information have been physically or electronically delivered to the relevant Party prior to the date of this Agreement, including by being (i) posted to the virtual data room managed by the Company in connection with the Merger or (ii) filed with or furnished to the SEC and available in its Electronic Data Gathering, Analysis and Retrieval (EDGAR) database.

(x) Ordinary Course. References to “ordinary course” or “ordinary course of business” refers to the ordinary course of business of the Acquired Companies that is materially consistent with past practice.

1.4 Company Disclosure Letter. The information set forth in the disclosure letter delivered by the Company to Parent and Merger Sub on the date of this Agreement (the “Company Disclosure Letter”) is disclosed under separate Section and subsection references that correspond to the Sections and subsections of this Agreement to which such information relates. The information set forth in each Section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations, warranties or covenants of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations, warranties or covenants of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent on the face of such disclosure.

ARTICLE II

THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and the applicable provisions of the DGCL, at the Effective Time, (a) Merger Sub will be merged with and into the Company; (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue as the surviving corporation of the Merger and a wholly owned Subsidiary of Parent. The Company, as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation.”

2.2 The Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, Merger Sub and the Company will cause the Merger to be consummated pursuant to the DGCL by filing the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance with the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, Merger Sub and the Company and specified in the Certificate of Merger in accordance with the DGCL, the “Effective Time”).

2.3 The Closing. The consummation of the Merger will take place at a closing (the “Closing”) to occur at (a) 9:00 a.m. at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 650 Page Mill Road, Palo Alto, California 94304 (or remotely via the electronic exchange of documents), on a date to be agreed upon by Parent, Merger Sub and the Company that is no later than the fourth Business Day after the satisfaction or waiver (to the extent permitted under this Agreement) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted under this Agreement) of such conditions); or (b) such other time, location and date as Parent, Merger Sub and the Company mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.4 Effect of the Merger. At the Effective Time, the effect of the Merger will be as set forth in this Agreement, the Certificate of Merger, and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all (a) of the property, rights, privileges, powers and franchises of the Company and Merger Sub will vest in the Surviving Corporation; and (b) debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws.

(a) Certificate of Incorporation. At the Effective Time, subject to the provisions of Section 6.9, the Charter as in effect immediately prior to the Effective Time will be amended and restated in its entirety to read as set forth on Exhibit A to this Agreement, and, as so amended and restated, will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(b) Bylaws. At the Effective Time, subject to the provisions of Section 6.9, the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the Surviving Corporation (with the name of the Surviving Corporation being “Transphorm, Inc.”), until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.6 Directors and Officers of the Surviving Corporation.

(a) Directors. At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

(b) Officers. At the Effective Time, the initial officers of the Surviving Corporation will be officers of the Company as of immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed, or until their earlier death, resignation or removal.

2.7 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.01 per share, of Merger Sub that is outstanding as of immediately prior to the Effective Time will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and such shares will constitute the only issued and outstanding shares of the Surviving Corporation;

(ii) each share of Company Common Stock that is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub; or (C) owned by any direct or indirect wholly owned Subsidiary of Parent or Merger Sub as of immediately prior to the Effective Time (collectively, the “Owned Company Shares”) will automatically be cancelled and will cease to exist without any conversion thereof or consideration paid in exchange therefor; and

(iii) each share of Company Common Stock that is issued and outstanding as of immediately prior to the Effective Time (other than Owned Company Shares and Dissenting Company Shares, if any) will be automatically converted into the right to receive cash in an amount equal to $5.10, without interest thereon (the “Per Share Price”), in accordance with the provisions of Section 2.10 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.12) and subject to Section 2.13.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to fully reflect the effect of any stock split, reverse stock split, stock distribution or dividend (including any dividend or other distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock occurring on or after the date of this Agreement and prior to the Effective Time.

(c) Statutory Rights of Appraisal.

(i) Dissenting Company Shares. Notwithstanding anything to the contrary in this Agreement, all shares of Company Common Stock that are issued and outstanding as of immediately prior to the Effective Time and held by a holder, or owned by a Person, who has (A) neither voted in favor of the Merger nor consented to the Merger in writing and (B) properly demanded appraisal of such shares of Company Common Stock pursuant to, and in accordance with, Section 262 of the DGCL (such shares being referred to collectively as the “Dissenting Company Shares”) will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.7 but instead, such holders or other applicable Persons holding or owning the Dissenting Company Shares will be entitled only to such rights as are granted by Section 262 of the DGCL (it being understood that at the Effective Time, such Dissenting Company Shares will no longer be outstanding, will automatically be cancelled and will cease to exist). Such holder or other applicable Person will be entitled to receive payment of the appraised value of such Dissenting Company Shares in accordance with the provisions of Section 262 of the DGCL. However, if, after the Effective Time, such holder or other applicable Person fails to perfect, effectively withdraws or waives, or otherwise loses such Person’s right to appraisal of such Dissenting Company Shares pursuant to Section 262 of the DGCL or a court of competent jurisdiction determines that such Person is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock will be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Per Share Price in accordance with this Agreement and will not thereafter be deemed to be Dissenting Company Shares.

(ii) Notification of Parent of Demands for Appraisal. The Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of any Dissenting Company Shares; and (B) the opportunity to participate in all negotiations and Legal Proceedings with respect to demands for appraisal pursuant to the DGCL in respect of any Dissenting Company Shares. The Company may not, except with the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of any Dissenting Company Shares. For purposes of this Section 2.7(c)(ii), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to demands for appraisal pursuant to the DGCL in respect of any Dissenting Company Shares (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected) and may offer comments or suggestions with respect to such demands, but Parent will not be afforded any decision-making power or other authority over such demands except for the payment, settlement or compromise consent set forth above.

2.8 Effect on Equity Awards.

(a) Company RSUs.

(i) Prior to the Effective Time, the Company Board shall have adopted appropriate resolutions and taken all other actions necessary and appropriate to provide that, as of immediately prior to the Effective Time, the unvested portion of certain outstanding Company RSUs that vest solely on the basis of continued service over specified period(s) of time shall be accelerated as set forth on Section 2.8(a)(i) of the Company Disclosure Letter, with such acceleration contingent on the occurrence of the Closing (the “RSU Acceleration”).

(ii) At the Effective Time, unless otherwise agreed to by the affected parties or as provided in Section 2.8(a)(iv), each unvested Company RSU will (taking into account the effect of any RSU Acceleration or other applicable vesting acceleration in connection with the Merger), automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (A) if such holder is a Continuing Employee that is a tax resident in the US (such employee, a “US Continuing Employee”), a Guarantor RSU Grant for that number of Guarantor RSUs calculated as set forth on Section 2.8(a)(ii) of the

Company Disclosure Letter; or (B) if such holder is not a US Continuing Employee, at Parent’s discretion, either (A) subject to Section 2.8(a)(iii) and Section 2.8(a)(iv), a Guarantor RSU Grant for that number of Guarantor RSUs calculated as set forth on Section 2.8(a)(ii) of the Company Disclosure Letter or (B) the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Company Common Stock subject to such unvested Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment (such cash amount, the “Unvested Company RSU Consideration”). The Unvested Company RSU Consideration shall be subject to the vesting schedule set forth on Section 2.8(a)(iii) of the Company Disclosure Letter.

(iii) Each Guarantor RSU Grant shall be subject to the vesting schedule set forth on Section 2.8(a)(iii) of the Company Disclosure Letter and to the terms and conditions set forth in the Guarantor Stock Compensation Plan and the related grant notice, and Parent shall (and shall cause Guarantor to) cause the issuance of any Guarantor RSU Grants, taking into account the terms and conditions thereof, to constitute a substitution of the corresponding cancelled Company RSU with a substantially equivalent award under the terms of the Company’s 2020 Equity Incentive Plan. Parent shall (and shall cause Guarantor to) obtain any requisite approvals and satisfy all applicable Laws required to effect the Guarantor RSU Grants, and Parent will (or will cause Guarantor to) cause the Guarantor RSU Grants to be granted as promptly as practicable after the Closing, but in any event within 45 days after the Closing. Any portion of a Guarantor RSU Grant that vests shall be settled within 30 days following the applicable vesting date.

(iv) Notwithstanding Section 2.8(a)(ii) or Section 2.8(a)(iii), to the extent that the vesting schedule applicable to any Company RSU as of immediately prior to the Effective Time would have caused any portion of such Company RSU to vest (had such Company RSU not been cancelled and converted into the right to receive a Guarantor RSU Grant as provided herein) prior to the grant date of the corresponding Guarantor RSU Grant (the “Vested Cash Portion”), then (A) no Guarantor RSU Grant shall be made in respect therefor and (B) the Unvested Company RSU Consideration with respect to such Vested Cash Portion shall be an amount in cash (without interest) equal to (x) the number of shares of Company Common Stock that was subject to such Vested Cash Portion as of immediately prior to the Effective Time multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment, which cash amount shall be paid no later than 30 days following such applicable vesting date of the Vested Cash Portion.

(b) Unsettled Vested Company RSUs. At the Effective Time (taking into account the effect of any vesting acceleration in connection with the Merger, including the RSU Acceleration), each vested Company RSU that has not yet settled (including as a result of the operation of Section 2.8(a)) (a “Vested Company RSU”) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive an amount in cash (without interest) equal to (x) the total number of shares of Company Common Stock subject to such Vested Company RSU immediately prior to the Effective Time multiplied by (y) the Per Share Price, less applicable Taxes required to be withheld with respect to such payment (the “Vested Company RSU Consideration” and together with the Unvested Company RSU Consideration, the “Company RSU Consideration”).

(c) Company Options. At the Effective Time, each outstanding Company Option (whether vested or unvested) will, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash equal to (x) the total number of shares of Company Common Stock subject to the Company Option multiplied by (y) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Company Option, less applicable Taxes required to be withheld with respect to such payment (the “Company Option Consideration”). For the avoidance of doubt, any Company Option (whether vested or unvested) that has a per Share exercise price that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

(d) Payment Procedures. At or prior to the Effective Time, Parent will deposit (or cause to be deposited) with the Company, by wire transfer of immediately available funds, the aggregate amount owed to holders of Company Options and Vested Company RSUs with respect to such Company Options and Vested Company RSUs (as applicable). As promptly as reasonably practicable following the Closing Date, but in no event later than the first regularly scheduled payroll date that is no less than five Business Days after the Closing Date, the applicable former holders of Company Options and Vested Company RSUs will receive a payment from the Surviving Corporation, through its payroll system or payroll provider, of the Company Option Consideration and Vested Company RSU Consideration required to be paid to such former holders pursuant to this Section 2.8.

(e) Necessary Further Actions. The Company will take all action within its power and authority reasonably necessary to effect the cancellation of Company Equity-Based Awards as of the Effective Time and to give effect to this Section 2.8 (including the satisfaction of the requirements of Rule 16b-3(e) promulgated under the Exchange Act). Subject to obtaining any required consents from the holders thereof, all Company Equity-Based Awards and all Company Equity Plans will terminate as of the Effective Time (but subject to the consummation of the Merger).

2.9 Effect on Company Warrants. At the Effective Time, each Company Warrant will, automatically and without any action on the part of the holder thereof, be cancelled and converted into the right to receive (without interest) an amount in cash, equal to (a) the total number of shares of Company Common Stock subject to the Company Warrant multiplied by (b) the excess, if any, of the Per Share Price over the exercise price per share of Company Common Stock under such Company Warrant, less applicable Taxes required to be withheld with respect to such payment (the “Company Warrant Consideration”). For the avoidance of doubt, any Company Warrant that has a per Share exercise price that is greater than or equal to the Per Share Price will be cancelled at the Effective Time for no consideration or payment.

2.10 Exchange of Certificates.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a bank or trust company reasonably acceptable to the Company to act as the payment agent for the Merger (the “Payment Agent”); and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, for payment to the holders of shares of Company Common Stock pursuant to Section 2.7 (other than with respect to Owned Company Shares) and holders of Company Warrants pursuant to Section 2.9, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock and holders of Company Warrants become entitled pursuant to Section 2.7 and Section 2.9, respectively. Until disbursed in accordance with the terms and conditions of this Agreement, such cash will be invested by the Payment Agent, as directed by Parent or the Surviving Corporation, in (i) obligations of or fully guaranteed by the United States or any agency or instrumentality thereof and backed by the full faith and credit of the United States with a maturity of no more than 30 days; (ii) short-term commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively; or (iii) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10,000,000,000 (based on the most recent financial statements of such bank that are then publicly available) (such cash and any proceeds thereon, the “Exchange Fund”). To the extent that (A) there are any losses with respect to any investments of the Exchange Fund; (B) the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.7(a)(iii) and Section 2.9; or (C) all or any portion of the Exchange Fund is unavailable for Parent (or the Payment Agent on behalf of Parent) to promptly pay the cash amounts contemplated by Section 2.7(a)(iii) and Section 2.9 for any reason, then Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.7(a)(iii) and Section 2.9. Any interest or other income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Exchange and Payment Procedures.

(i) Certificated Shares. Promptly following the Effective Time (and in any event within one Business Day), Parent and the Surviving Corporation will cause the Payment Agent to mail to each holder of record (as of immediately prior to the Effective Time) of a certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) (the “Certificates”) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7, (A) a letter of transmittal in customary form (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Payment Agent (or affidavit of loss in lieu of a Certificate as provided in Section 2.12)); and (B) instructions for use in effecting the surrender of the Certificates in exchange for the consideration payable in respect thereof pursuant to Section 2.7. Upon surrender to the Payment Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.12) for cancellation, together with such letter of transmittal, duly completed and validly executed, in accordance with the terms of such materials and instructions, the holder of such Certificate will be entitled to receive in exchange for the number of shares represented by such Certificate (and Parent will cause the Payment Agent to pay and deliver in exchange therefor as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (1) the aggregate number of shares of Company Common Stock represented by such Certificate by (2) the Per Share Price. The Certificate so surrendered will be cancelled. The Payment Agent will accept Certificates upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Certificates on the amount payable upon the surrender of such Certificates pursuant to this Section 2.10(c)(i). Until so surrendered, the Certificates will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.

(ii) Uncertificated Shares. Notwithstanding anything to the contrary in this Agreement, any holder of shares of Company Common Stock held in book-entry form (the “Uncertificated Shares”) will not be required to deliver a Certificate or an executed letter of transmittal to the Payment Agent to receive the consideration payable in respect thereof pursuant to Section 2.7. In lieu thereof, each holder of record (as of immediately prior to the Effective Time) of an Uncertificated Share that immediately prior to the Effective Time represented an outstanding share of Company Common Stock (other than Dissenting Company Shares and Owned Company Shares) whose shares of Company Common Stock were converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.7 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Payment Agent may reasonably request) at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock represented by such holder’s transferred Uncertificated Shares by (B) the Per Share Price. The Uncertificated Shares so surrendered will be cancelled. The Payment Agent will accept transferred Uncertificated Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices. No interest will be paid or accrued for the benefit of any holder of Uncertificated Shares on the amount payable upon the surrender of such Uncertificated Shares pursuant to this Section 2.10(c)(ii). Until so surrendered, Uncertificated Shares will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.7.

(iii) Company Warrants. Each holder of record (as of immediately prior to the Effective Time) of a Company Warrant whose Company Warrant was converted into the right to receive the consideration payable in respect thereof pursuant to Section 2.9 will, at the Effective Time, be entitled to receive (and Parent will cause the Payment Agent to pay and deliver as promptly as practicable) an amount in cash (less any applicable withholding Taxes payable in respect thereof) equal to the Company Warrant Consideration set forth opposite such Company Warrantholder’s name on the payment schedule delivered to the Payment Agent prior to or promptly following the Effective Time. No interest will be paid or accrued for the benefit of any holder of a Company Warrant on the amount payable pursuant to this Section 2.10(c)(iii). Each Company Warrant will be deemed from and after the Effective Time to evidence only the right to receive the consideration payable in respect thereof pursuant to Section 2.9.

(d) DTC Payment. Prior to the Effective Time, Parent and the Company will cooperate to establish procedures with the Payment Agent and DTC with the objective that (i) if the Closing occurs at or prior to 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit to DTC or its nominees on the Closing Date an amount in cash, by wire transfer of immediately available funds, equal to the product obtained by multiplying (A) the number of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) held of record by DTC or such nominee immediately prior to the Effective Time by (B) the Per Share Price (such amount, the “DTC Payment”); and (ii) if the Closing occurs after 11:30 a.m., Eastern time, on the Closing Date, then the Payment Agent will transmit the DTC Payment to DTC or its nominees on the first Business Day after the Closing Date.

(e) Transfers of Ownership. If a transfer of ownership of shares of Company Common Stock is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, then the aggregate consideration payable with respect to such shares of Company Common Stock pursuant to Section 2.7 may be paid to a Person other than the Person in whose name the Certificate so surrendered or transferred is registered in the stock transfer books or ledger of the Company only if such Certificate is properly endorsed and otherwise in proper form for surrender and transfer and the Person requesting such payment has paid to Parent (or any agent designated by Parent) any transfer Taxes required by reason of the payment of the Per Share Price to a Person other than the registered holder of such Certificate, or established to the satisfaction of Parent (or any agent designated by Parent) that such transfer Taxes have been paid or are otherwise not payable. Payment of the consideration payable with respect to Uncertificated Shares will only be made to the Person in whose name such Uncertificated Shares are registered.

(f) Escheat. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a Company Stockholder for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Uncertificated Shares have not been surrendered immediately prior to the date on which any cash in respect of such Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, then any such cash in respect of such Certificate or Uncertificated Share will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(g) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates or Uncertificated Shares on the date that is one year after the Effective Time will be delivered to Parent upon demand, and any holders of shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time who have not theretofore surrendered or transferred their Certificates or Uncertificated Shares representing such shares of Company Common Stock for exchange pursuant to this Section 2.10 will thereafter look for payment of the Per Share Price payable in respect of the shares of Company Common Stock represented by such Certificates or Uncertificated Shares solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.7.

2.11 No Further Ownership Rights in Company Common Stock or Company Warrants. From and after the Effective Time, (a) all shares of Company Common Stock and all Company Warrants will no longer be outstanding and will automatically be cancelled and cease to exist; (b) each holder of a Certificate or

Uncertificated Shares previously representing any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the consideration payable therefor in accordance with Section 2.7 (or in the case of Dissenting Company Shares, the rights pursuant to Section 2.7(c)); and (c) each holder of a Company Warrant previously representing the right to acquire shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive consideration payable therefor in accordance with Section 2.9 and Section 2.10. The consideration paid in accordance with the terms of this Article II (i) upon conversion of any shares of Company Common Stock will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock; or (ii) upon conversion of any Company Warrant will be deemed to have been paid in full satisfaction of all right pertaining to such Company Warrant. From and after the Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock and Company Warrants that were issued and outstanding immediately prior to the Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Effective Time. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.10(c)) be cancelled and exchanged as provided in this Article II.

2.12 Lost, Stolen or Destroyed Certificates. In the event that any Certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price payable in respect thereof pursuant to Section 2.7. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.13 Required Withholding. Each of the Payment Agent, Parent, the Company and the Surviving Corporation, or any Subsidiary of Parent, the Company or the Surviving Corporation, will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement to any Person such amounts as are required to be deducted or withheld therefrom pursuant to any applicable Laws related to Taxes. To the extent that such amounts are so deducted or withheld and timely paid over to the appropriate Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

2.14 Necessary Further Actions. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with the full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent will be fully authorized (in the name of Merger Sub, in the name of the Company, and otherwise) to take such action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

With respect to any Section of this Article III, except (a) as disclosed in the Company SEC Reports (other than any disclosures contained or referenced therein under the captions “Risk Factors,” “Forward-Looking Statements,” and any other disclosures contained or referenced therein of information, factors or risks that are predictive, cautionary or forward-looking in nature); or (b) as set forth in the Company Disclosure Letter, the Company represents and warrants to Parent and Merger Sub as follows:

3.1 Organization; Good Standing. The Company (a) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (b) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. The Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties and assets owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the Charter and Bylaws, each as amended to date. The Company is not in violation of the Charter or the Bylaws.

3.2 Corporate Power; Enforceability. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6 are true and correct, (a) the Company has the requisite corporate power and authority to (i) execute and deliver this Agreement and any Transaction Document to which it is a party; (ii) perform its covenants under this Agreement and any Transaction Document to which it is a party; and (iii) subject to receiving the Requisite Stockholder Approval, consummate the Merger; and (b) the execution and delivery of this Agreement and any Transaction Document to which it is a party by the Company, the performance by the Company of its covenants under this Agreement, and, subject to receiving the Requisite Stockholder Approval, the consummation of the Merger have each been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been (and each Transaction Document to which the Company is a party will be) duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Merger Sub and Guarantor (or such other counterparty thereto), constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally; and (B) is subject to general principles of equity (the “Enforceability Limitations”).

3.3 Company Board Approval; Fairness Opinion; Anti-Takeover Laws.

(a) Company Board Approval. The Company Board has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, and in the best interests of the Company and the Company Stockholders; (ii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants in this Agreement, and the consummation of the Merger, in each case, upon the terms and subject to the conditions set forth in this Agreement; (iii) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at a meeting of the Company Stockholders; and (iv) resolved to recommend that the Company Stockholders vote in favor of the adoption of this Agreement and the approval of the Merger in accordance with the DGCL (clause (iv), the “Company Board Recommendation”).

(b) Fairness Opinion. The Company Board has received the written opinion (or an oral opinion to be confirmed in writing) of the Company Financial Advisor to the effect that, as of the date of such opinion and based upon and subject to the various matters, limitations, qualifications and assumptions set forth therein, the Per Share Price to be received by the holders of shares of Company Common Stock (other than Owned Company Shares and Dissenting Company Shares) pursuant to this Agreement is fair from a financial point of view to such holders (it being understood and agreed that such opinion is for the benefit of the Company Board and may not be relied upon by Parent or Merger Sub).

(c) Anti-Takeover Laws. Assuming that the representations of Parent and Merger Sub set forth in Section 4.6 are true and correct, the Company Board has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar applicable “anti-takeover” Law will not be applicable to the Merger.

3.4 Requisite Stockholder Approval. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6 are true and correct, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Company Common Stock (voting together as a single class) entitled to vote to adopt this Agreement (the “Requisite Stockholder Approval”) is the only vote of the holders of any class or series of Company Capital Stock that is required pursuant to applicable Law, the Charter or the Bylaws to consummate the Merger.

3.5 Non-Contravention. Assuming that the representations and warranties of Parent and Merger Sub in Section 4.6 are true and correct, the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the Charter or the Bylaws or the equivalent organizational or governing documents of any “significant subsidiary” of the Company (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC); (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration pursuant to any Material Contract; (c) assuming compliance with the matters referred to in Section 3.6 and, in the case of the consummation of the Merger, subject to obtaining the Requisite Stockholder Approval and assuming that the representations and warranties of Parent and Merger Sub in Section 4.6 are true and correct, violate or conflict with any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of the Company or any of its Subsidiaries, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Company Material Adverse Effect.

3.6 Requisite Governmental Approvals. No Consent, authorization of, filing or registration with, or notification to any Governmental Authority is required on the part of the Company in connection with the (a) execution and delivery of this Agreement by the Company; (b) performance by the Company of its covenants pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Company and its Subsidiaries are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and CFIUS; and (iv) such other Consents the failure of which to obtain would not have a Company Material Adverse Effect.

3.7 Company Capitalization.

(a) Capital Stock and Related Matters.

(i) Authorized Capital Stock and Stock Reservation. The authorized capital stock of the Company consists of (A) 750,000,000 shares of Company Common Stock; and (B) 5,000,000 shares of Company Preferred Stock. As of the Capitalization Date, the Company has reserved (i) 11,001,299 shares of Company Common Stock for issuance pursuant to the Company Equity Plans, including those shares reserved for maximum achievement of defined performance metrics with respect to certain Company Equity-Based Awards; and (ii) 4,027,929 shares of Company Common Stock for issuance pursuant to the Company Warrants.

(ii) Current Capitalization. As of the Capitalization Date, (A) 63,255,961 shares of Company Common Stock were issued and outstanding; (B) no shares of Company Preferred Stock were issued and outstanding; (C) Company Equity-Based Awards representing the right to receive up to 2,925,374 shares of Company Common Stock were outstanding, excluding any such awards covered by the following clause (D); (D) Company Options to acquire 3,878,069 shares of Company Common Stock with an exercise price per share less than the Per Share Price were outstanding; and (E) Company Warrants to acquire 3,214,811 shares of Company Common Stock with an exercise price per share less than the Per Share Price were outstanding.

(iii) Company Equity Awards. Section 3.7(a)(iii) of the Company Disclosure Letter sets forth as of the Capitalization Date a complete and accurate list of each outstanding Company Equity-Based Award and: (A) the name of the Company Equity Plan pursuant to which such Company Equity-Based Award was granted, (B) the name and/or employee identification number of the holder of such Company Equity-Based Award, (C) the type of award and number of shares of Company Common Stock subject to such outstanding Company

Equity-Based Award, (D) if applicable, the exercise price, purchase price or similar pricing of such Company Equity-Based Award, (E) the date on which such Company Equity-Based Award was granted or issued, (F) any applicable vesting, repurchase or other lapse of restrictions schedule (provided that any acceleration of vesting terms are provided as set forth below), and the extent to which such Company Equity-Based Award is vested and exercisable as of the Capitalization Date, and (G) with respect to Company Options, the date on which such Company Option expires, the exercise price per share of Company Common Stock or purchase price (as applicable), and whether each Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. Section 3.7(a)(iii) of the Company Disclosure Letter identifies as of the Capitalization Date any acceleration of vesting terms applicable to outstanding Company Equity-Based Awards, other than any vesting acceleration explicitly set forth within the terms of any Company Equity Plan.

(iv) Validity; No Other Issuances. All outstanding shares of Company Common Stock are validly issued, fully paid, nonassessable and free of any preemptive rights. Since the Capitalization Date until the date of this Agreement, the Company has not issued or granted any Company Securities other than pursuant to the exercise, vesting, or settlement of Company Equity-Based Awards granted prior to the date of this Agreement.

(b) No Other Company Securities. Except as set forth in this Section 3.7, as of the Capitalization Date there were (i) no outstanding shares of capital stock of, or other equity or voting interest in, the Company; (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iii) no outstanding options, warrants or other rights or binding arrangements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, the Company; (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, the Company; (v) no outstanding shares of restricted stock, restricted stock units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock of, or other securities or ownership interests in, the Company (the items in clauses (i), (ii), (iii), (iv) and (v), collectively with the Company Capital Stock, the “Company Securities”); (vi) no voting trusts, proxies or similar arrangements or understandings to which the Company is a party or by which the Company is bound with respect to the voting of any shares of capital stock of, or other equity or voting interest in, the Company; (vii) no obligations or binding commitments of any character restricting the transfer of any shares of capital stock of, or other equity or voting interest in, the Company to which the Company is a party or by which it is bound; and (viii) no other obligations by the Company to make any payments based on the price or value of any Company Securities. Subject to the terms of the Charter, the Company is not a party to any Contract that obligates it to repurchase, redeem or otherwise acquire any Company Securities. There are no accrued and unpaid dividends with respect to any outstanding shares of Company Capital Stock. The Company does not have a stockholder rights plan in effect.

(c) No Other Rights. The Company is not a party to any Contract relating to the voting of, requiring registration of, or granting any preemptive rights, anti-dilutive rights or rights of first refusal or other similar rights with respect to any Company Securities.

3.8 Subsidiaries.

(a) Subsidiaries. Section 3.8(a) of the Company Disclosure Letter contains a true, correct and complete list of the name and jurisdiction of organization or formation of each Subsidiary of the Company and any joint ventures, partnerships or similar arrangements in which the Company or its Subsidiaries has a limited liability, partnership or other equity interest (and the amount and percentage of any such interest), in each case as of the date of this Agreement. Each Subsidiary of the Company (i) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States); and (ii) has the requisite corporate or entity power and authority to carry on its respective business as it is presently being conducted and to own, lease or operate its respective properties and assets, except where the failure to be in good standing or have such requisite corporate or entity power would not have a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (to the extent that the concept of “good standing” is applicable in the case of any jurisdiction outside the United States), except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true, correct and complete copies of the certificates of incorporation, bylaws and other similar organizational documents of each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) of the Company, each as in effect as of the date of this Agreement. No Subsidiary of the Company is in violation of its charter, bylaws or other similar organizational documents, except for such violations that would not have a Company Material Adverse Effect.

(b) Capital Stock of Subsidiaries. All of the outstanding capital stock of, or other equity or voting interest in, each Subsidiary of the Company (i) has been duly authorized, validly issued and is fully paid and nonassessable; and (ii) except for director’s qualifying or similar shares, is owned, directly or indirectly, by the Company, free and clear of all liens (other than Permitted Liens) and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interest) that would prevent such Subsidiary from conducting its business as of the Effective Time in substantially the same manner that such business is conducted on the date of this Agreement.

(c) No Other Interests in Subsidiaries. There are no outstanding (i) securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; (ii) options, warrants or other rights or arrangements obligating the Company or any of its Subsidiaries to acquire or redeem from any Subsidiary of the Company, or that obligate any Subsidiary of the Company to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for, shares of capital stock of, or other equity or voting interest in, any Subsidiary of the Company; or (iii) obligations of any Subsidiary of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security, or other similar Contract relating to any capital stock of, or other equity or voting interest (including any voting debt) in, such Subsidiary to any Person other than the Company or one of its Subsidiaries.

3.9 Company SEC Reports. The Company has filed with or furnished to the SEC all forms, reports and documents that have been required to be filed by it pursuant to applicable Laws since the Lookback Date and prior to the date of this Agreement (such forms, reports and documents, the “Company SEC Reports”). Each Company SEC Report complied as to form, as of its filing date, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on such date. As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), no Company SEC Report contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is required to file any forms, reports or documents with the SEC. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Reports. As of the date of this Agreement, none of the Company SEC Reports is, to the Company’s Knowledge, the subject of ongoing SEC review.

3.10 Company Financial Statements; Internal Controls; Indebtedness.

(a) Company Financial Statements. The consolidated financial statements of the Company and its Subsidiaries filed with the Company SEC Reports (i) were prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q); and (ii) fairly present, in all material respects, the consolidated financial position of the

Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended. Except as have been described in the Company SEC Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.

(b) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” and “internal control over financial reporting” (in each case as defined pursuant to Rule 13a-15 and Rule 15d-15 promulgated under the Exchange Act). The Company’s disclosure controls and procedures are reasonably designed to ensure that all (i) material information required to be disclosed by the Company in the reports that it files or furnishes pursuant to the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC; and (ii) such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2022, and such assessment concluded that such system was effective. The Company’s independent registered public accounting firm has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2022. Since December 31, 2022, and through the date of this Agreement, to the Knowledge of the Company, no events have occurred such that management would not be able to complete its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022, and conclude, after such assessment, that such system was effective. Since the Lookback Date, the principal executive officer and principal financial officer of the Company have each made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.

(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that are effective in all material respects in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of the Company’s management and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of (A) any significant deficiency or material weakness (each as defined in Rule 13a-15(f) of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; or (B) any fraud that has not been subsequently remediated that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries.

(d) Indebtedness. Section 3.10(d) of the Company Disclosure Letter contains a true, correct and complete list of all Indebtedness of the Company and its Subsidiaries as of the date of this Agreement, other than Indebtedness reflected in the Audited Company Balance Sheet or otherwise included in the Company SEC Reports.

3.11 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities of a nature required to be reflected or reserved against on a balance sheet prepared in accordance with GAAP, other than liabilities (a) reflected or otherwise reserved against in the Audited Company Balance Sheet or in the consolidated financial statements of the Company and its Subsidiaries (including the notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement; (b) arising pursuant to this Agreement or incurred in connection with the Merger; (c) incurred in the ordinary course of business; or (d) that would not have a Company Material Adverse Effect.

3.12 Absence of Certain Changes.

(a) No Company Material Adverse Effect. Since the date of the Audited Company Balance Sheet through the date of this Agreement, there has not occurred a Company Material Adverse Effect.

(b) Forbearance. Since April 1, 2023, through the date of this Agreement, (i) the business of the Company and its Subsidiaries has been conducted, in the ordinary course of business, in all material respects; and (ii) the Company has not taken any action that, if taken or proposed to be taken during the Pre-Closing Period, would require the consent of Parent pursuant to Section 5.2(a), Section 5.2(b), Section 5.2(e), Section 5.2(f), Section 5.2(g), Section 5.2(h), Section 5.2(j), Section 5.2(k) or with respect to the foregoing, Section 5.2(p).

3.13 Material Contracts.

(a) Material Contracts. Section 3.13(a) of the Company Disclosure Letter contains a true, correct and complete list of all Material Contracts to or by which the Company or any of its Subsidiaries is a party or is bound as of the date of this Agreement (other than (i) any Material Contracts contemplated by clause (i) of the definition of “Material Contract” and (ii) any Material Contracts which have otherwise been made publicly available pursuant to the Company SEC Reports), and, a true, correct and complete copy of each Material Contract has been made available to Parent, or has been publicly made available on EDGAR.

(b) Validity. Each Material Contract is valid and binding on the Company or each such Subsidiary of the Company party thereto and is in full force and effect, except for such failures to be in full force and effect that would not have a Company Material Adverse Effect. None of the Company, any of its Subsidiaries party thereto nor, to the Knowledge of the Company, any other party thereto, is in breach of or default pursuant to any Material Contract, and no event has occurred that would constitute such a breach or default pursuant to any Material Contract by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such breaches and defaults that would not have a Company Material Adverse Effect. As of the date of this Agreement, neither the Company nor any of its Subsidiaries have received written notice from any other party to a Material Contract that such other party intends to terminate or renegotiate in any material respects the terms of any such Material Contract, except for such notices to terminate or renegotiate that would not have a Company Material Adverse Effect.

(c) Government Contracts.

(i) With respect to each Government Contract to which the Company is currently a party or has received final payment within three years prior to the date of this Agreement and to each Government Bid, the Company and each of its Subsidiaries has complied and is in compliance in all material respects with all terms and conditions of each Government Contract and Government Bid, including all incorporated clauses, provisions, certifications, representations, requirements, schedules, attachments, regulations and applicable Laws, including without limitation, as applicable, the Truthful Cost or Pricing Data Act, the Federal Acquisition Regulation, and 48 C.F.R. Chapter 99 (Cost Accounting Standards);

(ii) Except as set forth on Section 3.13(c)(ii) of the Company Disclosure Letter, as of the date of this Agreement, the Company and its Subsidiaries have not received any written notice of termination, “show cause” or cure notice pertaining to any such Government Contract; provided that this clause shall not apply to any notice received more than three years prior to the date of this Agreement and which notice is related to a Company Government Contract that is no longer ongoing as of the date of this Agreement;

(iii) None of the Company nor its officers, directors nor, to the Knowledge of the Company, any of their respective employees, has been or is under indictment, or Company civil, administrative or criminal investigation involving a Government Contract or Government Bid, including but not limited to any allegations of defective performance or work product, mischarging, factual misstatement, failure to act or other material omission or alleged irregularity or has information with respect to any alleged fraudulent or criminal activity involving a Government Contract or Government Bid. Within the past three years, the Company has not entered into any consent order or administrative agreement relating directly or indirectly to any Government Contract or Government Bid that has had a Company Material Adverse Effect;

(iv) To the Knowledge of the Company, no reasonable basis exists to give rise to a material claim by a Governmental Authority for fraud (as such concept is defined under the state or federal Laws of the United States) in connection with any Government Contracts or Government Bids;

(v) To the Knowledge of the Company, no Company employee formerly employed by a Governmental Authority in the past three years (“Former Government Employee”) participated personally and substantially in any procurement decisions related to any Government Contract or Government Bid by such Governmental Authority, and the Company and all Former Government Employees are in compliance with all applicable Laws regarding post-employment conflict of interest restrictions applicable to such Former Government Employees.

3.14 Real Property.

(a) Owned Real Property. Neither the Company nor any of its Subsidiaries owns or has ever owned any real property.

(b) Leased Real Property. Section 3.14(b) of the Company Disclosure Letter contains a true, correct and complete list, as of the date of this Agreement, of all of the existing leases, subleases, licenses or other agreements pursuant to which the Company or any of its Subsidiaries uses or occupies, or has the right to use or occupy, now or in the future, any real property in excess of 2,500 rentable square feet (such property, the “Leased Real Property,” and each such lease, sublease, license or other agreement, a “Lease”). The Company has made available to Parent true, correct and complete copies of all Leases (including all material modifications and amendments thereto). Except as would not have a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has valid leasehold estates in the Leased Real Property, free and clear of all liens (other than Permitted Liens); (ii) to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is in breach of or default pursuant to any Lease, nor does there exist a fact or circumstance that, with the passing of time or the giving of notice, would become a breach or default pursuant to any Lease or permit the termination, modification or acceleration of rent under such Lease; (iii) each Lease is legal, valid, and binding on the Company or each Subsidiary of the Company party thereto and in full force and effect; (iv) the Company has not subleased, licensed or otherwise granted any Person the right to use or occupy any portion of such Leased Real Property in excess of 2,500 rentable square feet; and (v) the Company has not collaterally assigned or granted any other security interest in any such Lease or any interest therein.

3.15 Environmental Matters. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries (a) has failed to comply with any Environmental Law; (b) has received any written notice alleging that the Company or any Subsidiary has violated any applicable Environmental Law; (c) has transported, produced, processed, manufactured, generated, used, treated, handled, stored, released, disposed, or owned or operated any property or facility contaminated by any Hazardous Substances so as to give rise to any liability (contingent or otherwise) pursuant to any applicable Environmental Law; (d) has exposed any person to Hazardous Substances so as to give rise to any liability (contingent or otherwise) pursuant to any applicable Environmental Law; or (e) is a party to or is the subject of any pending or, to the Knowledge of the Company, threatened Legal Proceeding that is (i) alleging the noncompliance by the Company or any of its Subsidiaries with any Environmental Law; or (ii) seeking to impose any financial responsibility for any investigation, cleanup, removal or remediation pursuant to any Environmental Law.

3.16 Intellectual Property.

(a) Registered Intellectual Property. Section 3.16(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all Company Registered Intellectual Property as of the date of this Agreement. As of the date of this Agreement, the Company and its Subsidiaries have maintained all material Company Registered Intellectual Property in the ordinary course consistent with reasonable business practices, and has used reasonable business judgement in its prosecution, maintenance, and abandonment of Company Registered Intellectual Property. The Company Registered Intellectual Property is subsisting and, to the Knowledge of the Company, not invalid or unenforceable. All legally required compensation has been paid to any employee of the Company and/or its Subsidiaries who contributed to the development of any invention covered by any Patent included in the Company Registered Intellectual Property.

(b) Ownership. The Company and its Subsidiaries solely and exclusively own all right, title, and interest, free and clear of all encumbrances other than Permitted Liens, in and to the material Company Intellectual Property. There are no material restrictions on the Company or its Subsidiaries’ right to sell any product or service of the Company or any of its Subsidiaries, or to use, transfer or license any Company Intellectual Property, except for any such prohibitions or restrictions that are set forth in Section 1.1(sss)(iv) of the Company Disclosure Letter.

(c) No Order. No Company Intellectual Property (including any included in the Company’s current products) is subject to any Legal Proceeding or outstanding order against the Company or any of its Subsidiaries, in effect as of the date of this Agreement, prohibiting or materially restricting the Company or any of its Subsidiaries from using, transferring, or licensing thereof, except for any such prohibitions or restrictions that would not have a Company Material Adverse Effect.

(d) IP Contracts. Section 3.16(d) of the Company Disclosure Letter sets forth a complete and accurate list of Contracts in effect as of the date of this Agreement pursuant to which (i) the Company or any of its Subsidiaries has granted a license or other right to a third Person under any material Company Intellectual Property, excluding, in each case, any (A) non-disclosure agreements and rights to use feedback; (B) non-exclusive licenses granted by the Company to customers and distributors in the ordinary course of business or in the ordinary course of business to Service Providers in connection with the provision, support, maintenance, development or sale of any Company product or service; and (C) non-exclusive licenses authorizing limited use of brand materials or other Intellectual Property Rights that are incidental to the primary purpose of the Contract; (ii) a third Person has licensed or granted any other right to the Company or any of its Subsidiaries to any Patent or other Intellectual Property Rights that is material to the operation of the business of the Company or any of its Subsidiaries, taken as a whole, excluding, in each case, any (A) non-disclosure agreements and rights to use feedback; (B) non-exclusive licenses or related services Contracts for commercially available technology or software that are not material to the Company or any of its Subsidiaries; (C) any licenses to software and materials licensed as open-source, public-source or freeware; (D) Contracts with Service Providers for the assignment of, or license to, any Intellectual Property Rights; and (E) non-exclusive licenses authorizing limited use of brand materials or other Intellectual Property Rights that are incidental to the primary purpose of the Contract; or (iii) or any settlement, co-existence, or covenant not to sue Contract to which the Company or any of its Subsidiaries is a party that materially limits the Company’s rights and ability to exploit the Company Intellectual Property (all such Contracts that are, or are required to be, listed under clauses (i), (ii) or (iii) of this Section 3.16(d), the “IP Contracts”).

(e) No Infringement. To the Knowledge of the Company, (i) none of the Company’s or its Subsidiaries’ products and services or the operation of any of their businesses infringes or misappropriates as of the date of this Agreement, or has since the Lookback Date infringed or misappropriated, the Intellectual Property Rights of any third Person, and (ii) no third Person is infringing or misappropriating, as of the date of this Agreement, or has since the Lookback Date infringed or misappropriated any Company Intellectual Property, in each case except where such infringement or misappropriation would not have a Company Material Adverse Effect.

(f) No Notice of Infringement. Since the Lookback Date, neither the Company nor any of its Subsidiaries has received written notice from any third Person alleging that the Company’s or any of its Subsidiaries’ products or services or the operation of any of their businesses infringes or misappropriates the Intellectual Property Rights of any third Person in a manner that has or could reasonably be expected to result in a Company Material Adverse Effect to the Company, or challenging the validity or enforceability of any Patents constituting Company Intellectual Property or other material Company Intellectual Property. Since the Lookback Date, neither the Company nor any of its Subsidiaries has made or asserted any written notice alleging infringement or misappropriation of any Company Intellectual Property or challenging the validity or enforceability of any Intellectual Property Rights.

(g) Employee Agreements. All of the current and former employees of the Company and its Subsidiaries who have contributed to or participated in the conception or development of any material Company Intellectual Property have entered into proprietary rights agreements with the Company or a Subsidiary in which they have, subject to limitations of applicable Law, assigned or vested ownership of all their rights in such Intellectual Property Rights to the Company or the Subsidiary and have agreed to maintain the confidentiality of such Intellectual Property Rights. Neither the Company nor any of its Subsidiaries has been a member or promoter of, or contributor to, any industry standards body or similar organization that requires or obligates the Company or any of its Subsidiaries to grant or offer to any third party any license or right to any Company Intellectual Property. The Company and its Subsidiaries have taken reasonable steps to safeguard and maintain the secrecy of material confidential and proprietary information of or third-party data in the possession or under the control of, the Company or any of its Subsidiaries. Without limiting the foregoing, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has disclosed any material confidential and proprietary information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction, and disclosure.

(h) Source Code Escrow. Neither the Company nor any of its Subsidiaries has disclosed, licensed, made available or delivered to any escrow agent or other Person any of the source code for any Company Software (except to a Service Provider obligated in writing to (i) maintain the confidentiality of, and not disclose, such source code and (ii) use such source code only in the provision of services to the Company or any of its Subsidiaries), and, as of the date of this Agreement, no event has occurred that would legally require the Company or any of its Subsidiaries to do any of the foregoing. Neither this Agreement nor the consummation of the Merger will result in the disclosure, license, making available or delivery to a third party of any source code included in the Company Software (including any release from escrow of any such source code).

(i) Open Source Software. The Company and its Subsidiaries have not used open source software in any manner that, with respect to any material Company Software, (i) requires its disclosure or distribution in source code form; (ii) requires the licensing thereof for the purpose of making derivative works; or (iii) imposes any restriction on the consideration to be charged for the distribution thereof. With respect to any open source software that is used by the Company or any of its Subsidiaries, the Company or the applicable Subsidiary is in compliance with all applicable agreements with respect thereto, except for any such non-compliance that would not have a Company Material Adverse Effect.

(j) Standards Bodies. None of the Company or any of its Subsidiaries is a member or promoter of, or a contributor to, or made any commitments or agreements regarding, any patent pool, industry standards body, standard-setting organization or other similar organization, in each case that requires or obligates the Company or any of its Subsidiaries to grant or offer to any other Person any license or other right to any Company Intellectual Property, in each case except as would not have a Company Material Adverse Effect.

(k) Products and Services; Products Warranty. Since March 31, 2023, each of product manufactured, sold or distributed or service provided by the Company and any of its Subsidiaries has been in conformity with all product specifications, all express and implied warranties and all applicable law, except for any such non-conformity that would not have a Company Material Adverse Effect.

3.17 Privacy and Security.

(a) Privacy. Except as would not have a Company Material Adverse Effect, the Company’s and each of its Subsidiaries’ collection, use and disclosure of any information that includes “personal data,” “personal information,” or any equivalent term under applicable Privacy and Data Security Requirements (“Personal Information”) is, and since the Lookback Date has been, in compliance with (i) the Company’s published, public-facing policies, (ii) all applicable Laws, (iii) their respective obligations under any Contract to which the Company or any Subsidiary is a party, and (iv) any applicable industry standard including, as applicable, the Payment Card Industry Data Security Standard to which the Company or any of its Subsidiaries are legally bound or have publicly represented compliance in writing, in each case of (i), (ii), (iii), and (iv), regarding privacy or data security with respect to the processing of Personal Information by or for the Company or its Subsidiaries (collectively, “Privacy and Data Security Requirements”). Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has since the Lookback Date, been subject to any Legal Proceedings for any alleged violation of Privacy and Data Security Requirements and, since the Lookback Date, there have been no investigations by any Governmental Authority involving the Company or any of its Subsidiaries for any alleged violation of Privacy and Data Security Requirements. Except as would not have a Company Material Adverse Effect, the consummation of any of the transactions contemplated hereby will not violate any of the applicable Privacy and Data Security Requirements.

(b) Security. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries maintain, and since the Lookback Date have maintained, commercially reasonable security measures designed to protect Personal Information in their possession or control or stored by or on behalf of the Company or any Subsidiary from unauthorized access, use, and disclosure, or unauthorized or accidental loss, destruction or alteration or other misuse. Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries have since the Lookback Date, suffered any security incident or data breach that has resulted in any unauthorized or disclosure, loss, acquisition, access or use of, any Personal Information in their possession or control (“Security Breach”). Except as would not have a Company Material Adverse Effect, since the Lookback Date, the Company and its Subsidiaries have not notified, or, to the Knowledge of the Company, been required under any Privacy and Data Security Requirement to notify, any Person of any Security Breach. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries have, since the Lookback Date, entered into written agreements with each third party handling Personal Information on behalf of the Company or any Subsidiary that require such third parties to take steps to secure such Personal Information.

3.18 Tax Matters.

(a) Tax Returns, Payments and Reserves. The Company and each of its Subsidiaries have (i) filed (taking into account valid extensions) all income and other material Tax Returns required to be filed by any of them, and all such Tax Returns are true, correct, and complete in all material respects; and (ii) paid all Taxes that are due and owing (whether or not shown on any Tax Return). The most recent financial statements contained in the Company SEC Reports reflect a reserve in accordance with GAAP for all Taxes accrued but not then payable by the Company and its Subsidiaries through the date of such financial statements.

(b) No Waivers. Neither the Company nor any of its Subsidiaries has executed or agreed in writing to any waiver, except in connection with any ongoing Tax examination disclosed on Section 3.18(b) of the Company Disclosure Letter, of any statute of limitations on, or extended the period for the assessment or collection of, any Tax, in each case that has not since expired, nor is any written request for any such waiver or extension from any Governmental Authority outstanding.

(c) Withholding Taxes. The Company and each of its Subsidiaries (i) has withheld with respect to their employees and other third Persons all U.S. federal and state income Taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be withheld; and (ii) has paid over any amounts so withheld to the appropriate Tax authority. The Company has properly collected and remitted sales, value added, and similar Taxes with respect to sales made to, or purchases made by, its customers or users. The Company has, as applicable, received and retained the appropriate certification or similar documentation to establish an exemption from withholding.

(d) No Audits. No audits or other examinations or other proceedings with respect to Taxes of the Company or any of its Subsidiaries are presently in progress or have been asserted or proposed in writing. Within the past five years, no written claim has been made by a Governmental Authority to the Company or any of its Subsidiaries in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary, as the case may be, is or may be subject to Tax in that jurisdiction. There are no written requests for rulings or determinations in respect of any Tax pending between the Company or any of its Subsidiaries, on the one hand, and any Governmental Authority, on the other hand.

(e) No Spin-offs. During the two years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(f) No Listed Transactions. Neither the Company nor any of its Subsidiaries has engaged in a “listed transaction” as set forth in Treasury Regulations Section 1.6011-4(b)(2).

(g) No Tax Agreements. Neither the Company nor any of its Subsidiaries (i) is a party to or bound by, or currently has any liability pursuant to, any Tax sharing, allocation or indemnification agreement or obligation, other than any such agreement or obligation (A) entered into in the ordinary course of business the primary purpose of which is unrelated to Taxes or (B) solely by and among any of the Company and its Subsidiaries; or (ii) has any liability for the Taxes of any Person other than the Company and its Subsidiaries pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) as a transferee or successor, or otherwise by operation of law; or (iii) has been a member of an Affiliated Group filing a combined, consolidated, unitary or other similar Tax Return (other than an Affiliated Group the common parent of which is the Company or any of its Subsidiaries).

(h) No Tax Liens. There are no liens for Taxes on any assets of the Company or any of its Subsidiaries, other than Permitted Liens.

(i) No Power of Attorney. Neither the Company nor any of its Subsidiaries has executed any power of attorney with respect to Taxes that will continue in effect after the Closing.

(j) USRPHC. Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(k) Tax Accounting. Neither the Company nor any of its Subsidiaries (i) has applied for, been granted or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) or (ii) will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) an installment sale or open transaction disposition made on or prior to the Closing Date, (B) a gain recognition agreement or closing agreement under Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (C) deferred intercompany gain described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or non-U.S. Law) or excess loss accounts within the meaning of Treasury Regulation Section 1.1502-19 (or any similar provision of state, local or non-U.S. Law) arising from any transaction that occurred on or prior to the Closing Date or (D) a prepaid amount received or deferred revenue accrued on or prior to the Closing Date.

3.19 Employee Plans.

(a) Company Benefit Plans. Section 3.19(a) of the Company Disclosure Letter lists each material Company Benefit Plan as of the date of this Agreement. With respect to each material Company Benefit Plan other than an International Employee Plan, to the extent applicable, the Company has made available to Parent true, correct and complete copies of (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Company Benefit Plan; (ii) the most recent determination letter or opinion letter, if any, from the IRS for any Company Benefit Plan that is intended to qualify pursuant to Section 401(a) of the Code; (iii) the plan documents embodying or governing such Company Benefit Plan (or for unwritten Company Benefit Plans a written description of the material terms of such Company Benefit Plan) and any funding medium for the Company Benefit Plan; (iv) the most recent summary plan descriptions and all material modifications thereto; (v) any related trust agreements; (vi) the last three years of non-discrimination testing results; (vii) all non-routine correspondence to and from any governmental agency; (viii) the most recent actuarial valuation report; and (ix) any material written communications to or from the IRS or any office or representative of the United States Department of Labor or any similar Governmental Authority relating to any material compliance issues in respect of any such Company Benefit Plan. With respect to each material Company Benefit Plan that is maintained primarily for the benefit of any Service Provider whose primary work location is based outside of the United States (the “International Employee Plans”), to the extent applicable, the Company has made available to Parent true, correct and complete copies of (1) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such International Employee Plan; and (2) any document comparable to the determination letter referenced pursuant to clause (ii) above issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable tax treatment.

(b) Qualified Status. Each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code is so qualified and has received a favorable determination or approval letter from the IRS with respect to such qualification, or may rely on an opinion letter issued by the IRS with respect to a prototype plan adopted in accordance with the requirements for such reliance, and to the Knowledge of the Company, no event or omission has occurred that would cause any such Company Benefit Plan to lose such qualification or require corrective action to the IRS or Employee Plan Compliance Resolution System to maintain such qualification.

(c) Absence of Certain Plans. No Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates has within the six years prior to the date of this Agreement maintained, sponsored or contributed to or currently maintains, sponsors or participates in, or contributes to, or otherwise has any liability or obligation with respect to, (i) a “multiemployer plan” (as defined in Section 3(37) of ERISA); (ii) a “multiple employer plan” (as defined in Section 210 of ERISA or Section 413(c) of the Code); (iii) any employee benefit plan that is or was subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA; or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). Neither the Company nor any ERISA Affiliate has within the six years prior to the date of this Agreement incurred any liability under Title IV of ERISA that has not been paid in full.

(d) Compliance. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan has been established, maintained, funded, operated and administered in accordance with its terms and with all applicable Laws and regulations, including the applicable provisions of ERISA, the Code, the Affordable Care Act, and any applicable regulatory guidance issued by any Governmental Authority.

(e) Company Benefit Plan Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened on behalf of or against any Company Benefit Plan, the assets of any trust pursuant to any Company Benefit Plan, or the plan sponsor, plan administrator or any fiduciary or any Company Benefit Plan with respect to the administration or operation of such plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure, and, to the knowledge of the Company, there is no reasonable basis for any such Legal Proceeding.

(f) No Prohibited Transactions. Except as would not have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Benefit Plan, or for which the Company or any of its Subsidiaries has any indemnification obligation.

(g) No Post-Termination Welfare Benefit Plan. Except as would not have a Company Material Adverse Effect, neither the Company nor any ERISA Affiliate provides or has any obligation to provide post-termination or retiree life insurance, health or other welfare benefits to any person, except as may be required by Section 4980B of the Code or any similar Law.

(h) Payments and Benefits. Except as would not have a Company Material Adverse Effect, neither the execution and delivery of this Agreement, the shareholder approval of this Agreement, nor the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former employee, officer, director or other service provider of the Company or any of its ERISA Affiliates; (ii) further restrict any rights of the Company to amend or terminate any Company Benefit Plan; (iii) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code.

(i) Section 409A. Except as would not have a Company Material Adverse Effect, each Company Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been documented and operated in compliance with, or pursuant to an exemption from, Section 409A of the Code.

(j) International Employee Plans. Except as would not have a Company Material Adverse Effect, each International Employee Plan has, since the Lookback Date, been established, maintained and administered in compliance with its terms and conditions and with the requirements prescribed by any applicable Laws. No International Employee Plan has material unfunded liabilities that as of the Effective Time will not be fully accrued for in its financial statements or fully offset by insurance.

(k) Tax “Gross-up” or Similar Payments. No Company Benefit Plan provides for any tax “gross-up” or similar “make-whole” payments pursuant to Code Section 4999 or Code Section 409A.

3.20 Labor Matters.

(a) Union Activities. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, labor union contract or trade union agreement (collectively, “Labor Agreements”). To the Knowledge of the Company, there are no activities or proceedings of any labor organization, trade union or similar employee-representative body (collectively, “Labor Entities”) to organize any employees of the Company or any of its Subsidiaries with regard to their employment with the Company or any of its Subsidiaries. No Labor Agreement is being negotiated by the Company or any of its Subsidiaries. There is no strike or lockout against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(b) Employment Law Compliance. Except as would not have a Company Material Adverse Effect, the Company and its Subsidiaries are and since the Lookback Date have been in compliance with all applicable Laws and Orders with respect to employment (including applicable Laws, rules and regulations regarding wage and hour requirements, immigration status, discrimination in employment, employee health and safety, and collective bargaining).

(c) Employee Matters. To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries with a title of Director or higher (i) has stated, orally or in writing, any present intention to terminate or materially alter the nature of his or her employment with the Company or such Subsidiary, (ii) is bound by any contract that could materially restrict him or her in the performance of his or her duties for the Company or its Subsidiary or the ability of the Company or its Subsidiary to conduct its business, or (iii) is in violation of any non-competition, non-solicitation, confidentiality, or similar obligation owed to the Company or any of its Subsidiaries.

3.21 Permits. Except as would not have a Company Material Adverse Effect, as of the date of this Agreement, the Company and its Subsidiaries hold, to the extent legally required, all Permits that are required for the operation of the business of the Company and its Subsidiaries as currently conducted (such Permits, the “Required Permits”). Except as would not have a Company Material Adverse Effect, as of the date of this Agreement, (a) the Company and its Subsidiaries are in compliance with the terms of the Required Permits; and (b) no suspension or cancellation of any of the Required Permits is pending or, to the Knowledge of the Company, threatened.

3.22 Compliance with Laws.

(a) General Compliance. Except as would not have a Company Material Adverse Effect, the Company and each of its Subsidiaries is and since the Lookback Date has been in compliance with all Laws that are applicable to the Company and its Subsidiaries or to the conduct of the business or operations of the Company and its Subsidiaries. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written communication since the Lookback Date and prior to the date of this Agreement from a Governmental Authority that alleges that the Company or any of its Subsidiaries is not in material compliance with or is in material default or material violation of any applicable Laws.

(b) Export Controls. Neither the Company nor any of its Subsidiaries, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf and at the direction of the Company or any of its Subsidiaries (“Company Relevant Persons”), is currently, or has been in the five years prior to the date of this Agreement: (i) a Sanctioned Person; (ii) organized, resident or located in a Sanctioned Country; (iii) engaged in any dealings or transactions with or for the benefit of any Sanctioned Person, or in any Sanctioned Country in violation of applicable United States or non-U.S. Laws relating to export, reexport, transfer and import controls, trade or economic sanctions, or U.S. anti-boycott Laws (collectively, “Trade Controls”); or (iv) otherwise in violation of applicable Trade Controls.

(c) Anti-Bribery Laws. Since the Lookback Date, the Company and each of its Subsidiaries, including each of their respective directors, officers or employees, and, to the Knowledge of the Company, agents or other Persons acting on the Company’s or Subsidiaries’ behalf, have not, while acting on behalf of or at the direction of the Company or its Subsidiaries, directly or indirectly, (i) committed a violation of the FCPA or any other applicable U.S. or non-U.S. Laws relating to the prevention of corruption, money laundering, or bribery (“Anti-Bribery Laws”); or (ii) provided, accepted, given, received, offered, promised, or authorized or agreed to give or receive anything of value to or from any “foreign official” (as defined by the FCPA) to unlawfully obtain business, or direct business to any person, or secure an improper advantage, in each case in violation of Anti-Bribery Laws.

(d) Anti-Bribery and Trade Controls Compliance. Neither the Company nor any of its Subsidiaries has received from any Governmental Authority or other Person any written notice, inquiry, or allegation or made any disclosure to a Governmental Authority, in each case, related to Trade Controls or Anti-Bribery Laws.

(e) Exclusions. No representation or warranty is made in this Section 3.22 with respect to (a) compliance with the Exchange Act, which is exclusively addressed by Section 3.9 and Section 3.10;

(b) compliance with Environmental Law, which is exclusively addressed by Section 3.15; (c) compliance with Privacy and Data Security Requirements, or matters pertaining to privacy, security, or Personal Information, which are exclusively addressed by Section 3.17; (d) compliance with applicable Tax Laws, which is exclusively addressed by Section 3.18 and Section 3.19 (to the extent related to Taxes); (e) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by Section 3.18, Section 3.19 and Section 3.20; or (f) compliance with employment or labor law matters, which is exclusively addressed by Section 3.20.

3.23 Legal Proceedings; Orders.

(a) No Legal Proceedings. Except as would not have a Company Material Adverse Effect, there are no Legal Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or against any present or former officer or director of the Company or any of its Subsidiaries in such individual’s capacity as such.

(b) No Orders. Neither the Company nor any of its Subsidiaries is subject to any Order of any kind or nature that would prevent or materially delay the consummation of the Merger or the ability of the Company to fully perform its covenants pursuant to this Agreement.

3.24 Insurance.

(a) Policies and Programs. Except as would not have a Company Material Adverse Effect, each of the insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries is in full force and effect.

(b) No Cancellation. As of the date of this Agreement, except as would not have a Company Material Adverse Effect, since the Lookback Date, neither the Company nor any of its Subsidiaries have received any written notice regarding any cancellation or invalidation of any such insurance policy other than in connection with ordinary renewals.

3.25 Related Person Transactions. Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any director or officer) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders that have not been so disclosed.

3.26 Brokers. Except for the Company Financial Advisor, there is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger.

3.27 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered pursuant to this Agreement:

(i) none of Parent, Merger Sub or any of their respective Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to Parent or Merger Sub, their Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by Parent or Merger Sub, any of their Subsidiaries or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or Merger Sub, their respective Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent or Merger Sub, any of their respective Subsidiaries or any of their Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by Parent or Merger Sub in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and each of Parent and Merger Sub disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any certificate delivered pursuant to this Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives, in connection with presentations by or discussions with Parent’s management whether prior to or after the date of this Agreement or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

4.1 Organization; Good Standing.

(a) Parent. Parent (i) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation; and (ii) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(b) Merger Sub. Merger Sub (i) is a corporation duly organized, validly existing and in good standing pursuant to the DGCL; and (ii) has the requisite corporate power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets. Merger Sub has been formed solely for the purpose of engaging in the Merger and, prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no material liabilities or obligations other than as contemplated by this Agreement. Parent is the sole record and beneficial stockholder of Merger Sub.

(c) Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and Merger Sub, each as amended to date. Neither Parent nor Merger Sub is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.2 Power; Enforceability. Each of Parent and Merger Sub has the requisite corporate power and authority to (a) execute and deliver this Agreement and any Transaction Document to which it is a party; (b) perform its covenants under this Agreement and any Transaction Document to which it is a party; and (c) consummate the Merger. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of its respective covenants under this Agreement, and the consummation of the Merger have each been duly authorized by all necessary action on the part of each of Parent and Merger Sub (other than, in the case of Merger Sub, as set forth in Section 6.17). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

4.3 Non-Contravention. The execution and delivery of this Agreement by each of Parent and Merger Sub, the performance by each of Parent and Merger Sub of their respective covenants under this Agreement, and the consummation of the Merger do not (a) violate or conflict with any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or Merger Sub; (b) violate, conflict with, result in the breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) pursuant to, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent, Merger Sub or any of their properties or assets may be bound; (c) assuming the consents, approvals and authorizations referred to in Section 4.4 have been obtained, violate or conflict with any Law applicable to Parent or Merger Sub or by which any of their properties or assets are bound; or (d) result in the creation of any lien (other than Permitted Liens) upon any of the properties or assets of Parent or Merger Sub, except in the case of each of clauses (b), (c) and (d) for such violations, conflicts, breaches, defaults, terminations, accelerations or liens that would not have a Parent Material Adverse Effect.

4.4 Requisite Governmental Approvals. No Consent of any Governmental Authority is required on the part of Parent, Merger Sub or any of their Affiliates in connection with the (a) execution and delivery of this Agreement by each of Parent and Merger Sub; (b) performance by each of Parent and Merger Sub of their respective covenants pursuant to this Agreement; or (c) consummation of the Merger, except (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and such filings with Governmental Authorities to satisfy the applicable Laws of states in which the Acquired Companies are qualified to do business; (ii) such filings and approvals as may be required by any federal or state securities Laws, including compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable requirements of the HSR Act and CFIUS; and (iv) such other Consents the failure of which to obtain would not have a Parent Material Adverse Effect.

4.5 Legal Proceedings; Orders.

(a) No Legal Proceedings. There are no Legal Proceedings pending or, to the knowledge of Parent or any of its Affiliates, threatened against Parent or Merger Sub that would have a Parent Material Adverse Effect.

(b) No Orders. Neither Parent nor Merger Sub is subject to any order of any kind or nature that would have a Parent Material Adverse Effect.

4.6 Ownership of Company Capital Stock. During the three years prior to the date of this Agreement, none of Parent, Merger Sub, Guarantor or any of their respective Affiliates (a) has owned any shares of Company Capital Stock; or (b) has been an “interested stockholder” (as such terms are defined in Section 203 of the DGCL) of the Company.

4.7 Brokers. There is no financial advisor, investment banker, broker, finder, agent or other Person that has been retained by or is authorized to act on behalf of Parent, Merger Sub or any of their Affiliates who is entitled to any financial advisor, investment banking, brokerage, finder’s or other similar fee or commission in connection with the Merger for which the Company or any of its Subsidiaries would be liable.

4.8 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement or the Merger.

4.9 Sufficient Funds. Parent has available to it, and will have on the Closing Date, the funds necessary to (i) consummate the transactions contemplated by this Agreement and to make all of the payments contemplated by this Agreement; (ii) pay any and all fees and expenses required to be paid at Closing by Parent and Merger Sub in connection with the Merger; and (iii) satisfy all of the other payment obligations of Parent and Merger Sub contemplated hereunder.

4.10 Absence of Stockholder and Management Arrangements. As of the date of this Agreement, other than this Agreement, the Voting Agreement and Confidentiality Agreement, none of Parent, Merger Sub or any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any stockholder, director, officer, manger, member, employee or Affiliate of the Company or any of its Subsidiaries (a) relating to (i) this Agreement or the Merger; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock; (ii) holder of Company Common Stock has agreed to approve this Agreement or vote against any Superior Proposal; or (iii) Person has agreed to provide, directly or indirectly, an equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

4.11 Exclusivity of Representations and Warranties.

(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered pursuant to this Agreement:

(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;

(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Affiliates or Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any certificate delivered pursuant to this Agreement, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Affiliates or Representatives, including (A) any materials or information made available in the virtual data room hosted by or on behalf of the Company in connection with the Merger; (B) in connection with presentations by or discussions with the Company’s management (whether prior to or after the date of this Agreement); or (C) in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS OF THE COMPANY

5.1 Affirmative Covenants.

(a) Ordinary Course Operation. During the Pre-Closing Period, the Company will, and will cause each of its Subsidiaries to, use its reasonable best efforts to conduct its business and operations in the ordinary course of business. The covenants of the Company and its Subsidiaries pursuant to the previous sentence are subject to the following exceptions: (i) as expressly contemplated by this Agreement, including Section 5.2; (ii) as set forth in Section 5.1 of the Company Disclosure Letter or Section 5.2 of the Company Disclosure Letter; (iii) any actions taken in good faith to respond to any COVID-19 Measures (it being understood that prior to taking any material actions in reliance on this clause (iii), the Company will use its reasonable best efforts to provide reasonable advance notice to, and consult, with Parent (if reasonably practicable and legally permissible) prior to taking such actions); (iv) as required by applicable Law; or (v) as approved by Parent (which approval will not be unreasonably withheld, conditioned or delayed) (all such exceptions, the “Covenant Exceptions”).

(b) Additional Affirmative Covenants. During the Pre-Closing Period and for so long as Section 5.2 is in effect, the Company will, and will cause each of its Subsidiaries to, subject to Covenant Exceptions, use its commercially reasonable efforts to (i) preserve intact its material assets, properties, Material Contracts and business organizations; (ii) keep available the services of its current officers and key employees; and (iii) preserve its current relationships with material customers, suppliers, distributors, lessors, licensors, licensees, creditors, contractors and other Persons with whom the Company or any of its Subsidiaries has business relations, in each case to the extent that the Company or one of its Subsidiaries has not, as of the date of this Agreement, already notified such third Person of its intent to terminate those relationships.

(c) Clarification on Provision Interaction. It is agreed that no action or failure to act by the Company or any of its Subsidiaries in compliance with any provision of Section 5.2 will be deemed a breach of this Section 5.1.

5.2 Forbearance Covenants. During the Pre-Closing Period, the Company will not, and will not permit any of its Subsidiaries to (in each case subject to the Covenant Exceptions):

(a) amend or otherwise change the Charter, the Bylaws or any other similar organizational document (other than immaterial amendments to such organizational documents of the Company’s Subsidiaries);

(b) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(c) issue, sell or deliver, or agree or commit to issue, sell or deliver, any of its equity securities (whether through the issuance or granting of options, warrants, commitments, restricted stock units, subscriptions, rights to purchase or otherwise), except, in each case, (i) for the issuance, delivery or sale of (or agreement or commitment to issue, sell or deliver) shares of Company Common Stock pursuant to Company Equity-Based Awards outstanding as of the date of this Agreement, in each case in accordance with their terms; (ii) for the issuance, delivery or sale of (or agreement or commitment to issue, sell or deliver) shares of Company Common Stock pursuant to Company Warrants outstanding as of the date of this Agreement; (iii) in connection with agreements in effect on the date of this Agreement (including any offer letters or similar agreements entered into or extended through the date of this Agreement, provided that any such compensatory equity securities not yet granted as of the date of this Agreement and contemplated under offer letters or similar agreements newly engaging any service providers are set forth in Section 5.2(c) of the Company Disclosure Letter); or (v) for the issuance, delivery or sale of (or agreement to issue, sell or deliver) equity securities by any Subsidiary to the Company or another Subsidiary;

(d) acquire, repurchase or redeem any of its equity securities, except, in each case (i) pursuant to the terms and conditions of Company Equity-Based Awards outstanding as of the date of this Agreement in accordance with their terms or to otherwise satisfy Tax obligations with respect to awards granted pursuant to Company Equity Plans or to pay the exercise price of Company Options; or (ii) for transactions between the Company and any of its Subsidiaries or among any Subsidiaries of the Company;

(e) (i) adjust, split, subdivide, combine or reclassify any of its capital stock or other equity or voting interests; (ii) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of its capital stock or other equity or voting interests, or make any other actual, constructive or deemed distribution in respect of its capital stock or other equity or voting interests, except for dividends or other distributions made by any Subsidiary of the Company to the Company or one of its other Subsidiaries; (iii) pledge or encumber any of its capital stock or other equity or voting interests (other than Permitted Liens); or (iv) modify the terms of any of its capital stock or other equity or voting interests;

(f) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets) any third Person or any equity interest in such Person, or enter into any contractual joint venture, partnership or similar arrangement with any third Person;

(g) acquire, or agree to acquire, fee ownership (or its jurisdictional equivalent) of any real property;

(h) (i) incur or assume any indebtedness for borrowed money or issue any debt securities, except, in each case, (A) for loans or advances between Subsidiaries of the Company or between the Company and its Subsidiaries; (B) obligations incurred pursuant to business credit cards in the ordinary course of business; or (C) the incurrence of indebtedness pursuant to credit facilities of the Acquired Companies in effect as of the date of this Agreement; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any third Person, except with respect to obligations of the Company or its Subsidiaries; (iii) make any loans, advances or capital contributions to, or investments in, any third Person, except, in each case, for (1) extensions of credit to customers in the ordinary course; (2) advances of reimbursable expenses to directors, officers and other employees, in each case in the ordinary course of business; and (3) for loans or advances between wholly-owned Subsidiaries of the Company or between the Company and its wholly-owned Subsidiaries and capital contributions in or to Subsidiaries of the Company; or (iv) mortgage, pledge or otherwise encumber any assets, tangible or intangible, or create any lien thereon (other than Permitted Liens);

(i) except (i) in order to comply with applicable Law, (ii) as required pursuant to the terms of any Company Benefit Plan set forth on Section 3.19(a) of the Company Disclosure Letter and in effect on, and made available to Parent prior to, the date of this Agreement, or (iii) as provided in this Agreement (including as permitted pursuant to this Section 5.2(i)), (A) establish, adopt, enter into, terminate or amend, or take any action to accelerate the vesting, payment or funding of any compensation, or benefits under, any material Company Benefit Plan; (B) grant to any Service Provider whose annual base cash compensation exceeds $175,000 any increase in cash compensation, bonus or material fringe or other material benefits, or, in the case of any such Service Provider whose annual base cash compensation does not exceed $175,000, grant any such increase that would result in such Service Provider’s annual base compensation exceeding $175,000; (C) grant to any Service Provider any increase in change in control, retention, severance or termination pay; (D) enter into any employment, consulting, change in control, retention, severance or termination agreement with any Service Provider (other than with newly-hired non-officer employees or consultants in the ordinary course of business, or to replace personnel terminated for cause, death or disability or who resign voluntarily); or (E) terminate any employee of the Company or any of its Subsidiaries with an annual base cash compensation in excess of $175,000, other than terminations for cause or in the ordinary course of business;

(j) implement any reduction in force, mass layoff, collective redundancy, early retirement program, or other voluntary or involuntary termination program (other than individual employee terminations in the ordinary course of business consistent with past practice);

(k) settle, release, waive or compromise any pending or threatened material Legal Proceeding, except for the settlement of any Legal Proceedings (i) solely for monetary damages in an amount (A) not in excess of $250,000 individually or $500,000 in the aggregate or (B) that does not exceed the amount reflected or reserved against in the Audited Company Balance Sheet; or (ii) settled in compliance with Section 6.14;

(l) except as required by applicable Law or GAAP, (i) other than in the ordinary course of business, revalue in any material respect any of its properties or assets, including writing-off notes or accounts receivable; or (ii) make any change in any of its accounting principles or practices;

(m) (i) make or change any material Tax election (other than elections that are consistent with past practice); (ii) settle or compromise any material Tax claim or assessment; (iii) consent to any extension or waiver of any limitation period with respect to any material Tax claim or assessment; (iv) change any annual Tax accounting period, (v) adopt or change any income or other material method of Tax accounting, (vi) file any amended material Tax Return, (vii) file any Tax Return inconsistent with past practice; or (viii) surrender any right to claim a Tax refund (other than by reason of passage of time);

(n) (i) incur, authorize or commit to incur any material capital expenditures other than (A) consistent in all material respects with the capital expenditure budget set forth in Section 5.2(n) of the Company Disclosure Letter; (B) pursuant to obligations imposed by Material Contracts or Leases; or (C) pursuant to agreements in effect prior to the date of this Agreement; (ii) (x) enter into any Contract which, if entered into prior to the date of this Agreement, would be a Material Contract, or (y) modify, amend or terminate any Material Contract in a manner that is adverse in any material respect to the Company and its Subsidiaries, taken as a whole; (iii) maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; or (iv) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;

(o) enter into a new line of business or cease, abandon, discontinue, dispose of, or materially modify operations with respect to, any material existing line of business; or

(p) enter into, or agree or commit to enter into, a Contract to take any of the actions prohibited by this Section 5.2.

5.3 Process Related to Affirmative Covenants and Forbearance Covenants.

(a) In General. If the Company desires to take an action that would be prohibited pursuant to Section 5.1 or Section 5.2 without the prior approval of Parent, then prior to taking such action, the Company (in lieu of the procedure outlined in Section 9.2) may request consent by sending an email to each of the individuals listed in Section 5.3(a) of the Company Disclosure Letter specifying, in reasonable detail, the action proposed to be taken (or omitted from being taken). Any of the individuals identified in Section 5.3(a) of the Company Disclosure Letter may grant consent on behalf of Parent.

(b) Following the Occurrence of Certain Events. Notwithstanding anything to the contrary in this Agreement, if either Parent or Merger Sub notifies the Company that it has purported to terminate this Agreement for any reason, then the covenants of the Company and its Subsidiaries pursuant to Section 5.2 and Section 6.13 will immediately cease and such provisions will no longer be in effect.

5.4 No Solicitation of Acquisition Proposals.

(a) No Solicitation. Subject to the other provisions of this Section 5.4, during the Pre-Closing Period, the Company will, and will cause its Subsidiaries and its executive officers and directors, and will instruct its legal and financial advisors and use reasonable best efforts to cause each of its Representatives (other than its non-controlled Affiliates that are not directors, officers or employees of the Company) to, cease and cause to be terminated any discussions or negotiations with, and terminate any data room access (or other access to diligence) of, any Person and its Representatives relating to an Acquisition Transaction to the extent that such discussions, negotiations or access would otherwise be prohibited by this Section 5.4(a). Unless the Company has already so requested, promptly following the date of this Agreement (and in any event within two Business Days), the Company will request that each Person (other than Parent, Merger Sub and their respective Representatives) that has executed a confidentiality agreement in connection with its consideration of an Acquisition Transaction promptly return or destroy, in accordance with the terms of such confidentiality agreement, all non-public information furnished to such Person by or on behalf of the Company or its Subsidiaries prior to the date of this Agreement. Subject to the other provisions of this Section 5.4, during the Pre-Closing Period, the Company and its Subsidiaries, and their respective directors and executive officers, will not, and the Company will not authorize or direct any of its or its Subsidiaries’ other employees, consultants or other Representatives to, directly or indirectly, (i) solicit, initiate or propose the making, submission or announcement of, or knowingly induce, encourage, facilitate or assist, any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal (except that the Company, its Subsidiaries and its and their Representatives may refer the Person to the provisions of this Section 5.4 and make inquiries of a Person (and its Representatives) making an Acquisition Proposal solely for the purpose of clarifying the terms of, such Acquisition Proposal); (ii) furnish to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries or afford to any Person or Group (other than Parent, Merger Sub or any of their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case in connection with any Acquisition Proposal or with the intent to induce the making, submission or announcement of, or to knowingly induce, encourage, facilitate or assist, an Acquisition Proposal or the making of any proposal that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate, knowingly facilitate or engage in discussions or negotiations with any Person or Group (other than Parent, Merger Sub or their respective Representatives) with respect to an Acquisition Proposal or with respect to any inquiries from third Persons relating to the making of an Acquisition Proposal (except that the Company, its Subsidiaries and its and their Representatives may refer the Person to the provisions of this Section 5.4 and make inquiries of a Person (and its Representatives) making an Acquisition Proposal solely for the purpose of clarifying the terms of, such Acquisition Proposal); (iv) approve, endorse or recommend any proposal that constitutes, or is reasonably expected to lead to, an Acquisition Proposal; (v) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than, in each case, an Acceptable Confidentiality Agreement (any such letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, an “Alternative Acquisition Agreement”); or (vi) authorize or commit to do any of the foregoing. Notwithstanding the foregoing, following the date of this Agreement, the Company will not be required to enforce, and will be permitted to amend or waive, any provision of any “standstill” or confidentiality agreement to the extent that such provision prohibits or purports to prohibit a proposal from being made to the Company Board (or any committee thereof).

(b) Permitted Conduct Related to Certain Proposals. Notwithstanding anything to the contrary in this Section 5.4, from the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board (or a committee thereof) may, directly or indirectly through one or more of their respective Representatives (including the Company Financial Advisor), (i) participate or engage in discussions or negotiations with; (ii) subject to an Acceptable Confidentiality Agreement, (1) furnish any non-public information relating to the Company or any of its Subsidiaries to or (2) afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries to; or (iii) otherwise facilitate the making of a Superior Proposal by, in each case, any Person or Group or their respective Representatives that has made, renewed or delivered to the Company an Acquisition Proposal after the date of this Agreement that was not solicited in material breach of Section 5.4(a). The Company and the Company Board (or a committee thereof) may only take the actions contemplated by the preceding sentence if the Company Board (or a committee thereof) has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (B) the failure to take the actions contemplated by this Section 5.4(b) would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties pursuant to applicable Law.

(c) No Company Board Recommendation Change or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.4(d), at no time after the date of this Agreement may the Company Board (or a committee thereof):

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent; (B) adopt, approve or recommend an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within 10 Business Days of the occurrence of a material event or development and after Parent so requests in writing (or, if the Company Stockholder Meeting is scheduled to be held within 10 Business Days, then within one Business Day after Parent so requests in writing) (it being understood that the Company will not be obligated to affirm the Company Board Recommendation on more than two occasions); (D) make any recommendation in connection with a tender or exchange offer for shares of Company Common Stock, other than a recommendation against such offer or the issuance of a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board (or a committee thereof) may refrain from taking a position with respect to an Acquisition Proposal until 5:30 p.m. Eastern time, on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a Company Board Recommendation Change or a violation of this Section 5.4 provided that it shall be considered a modification adverse to Parent if any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders by 5:30 pm Eastern time, on the 10th Business Day after commencement thereof); or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in clauses (A) through (E), a “Company Board Recommendation Change”), it being understood that none of (1) the determination in itself by the Company Board (or a committee thereof) that an Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal; (2) the delivery, in itself, by the Company to Parent or its Representatives of any notice contemplated by Section 5.4(d); or (3) the public disclosure, in itself, of the items in clauses (1) and (2) if required by applicable Law will constitute a Company Board Recommendation Change or violate this Section 5.4; or

(ii) cause or permit the Company or any of its Subsidiaries to enter into an Alternative Acquisition Agreement.

(d) Permissible Company Board Recommendation Change and Entry into Alternative Acquisition Agreement.

(i) Intervening Events. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, the Company Board (or a committee thereof) may effect a Company Board Recommendation Change in response to an Intervening Event if and only if:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) the Company has provided prior written notice to Parent at least four Business Days in advance to the effect that the Company Board (or a committee thereof) has (A) made a determination of the type described in Section 5.4(d)(i)(1) and (B) intends to effect a Company Board Recommendation Change pursuant to this Section 5.4(d)(i), which notice will describe the Intervening Event in reasonable detail; and

(3) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, until 11:59 p.m. Eastern time at the end of such four Business Day period, have negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents to enable Parent to propose in writing an offer binding on Parent and Merger Sub to effect revisions to the terms of this Agreement, and, at the end of such four Business Day period, the Company Board (or a committee thereof) shall have considered in good faith any such binding offer, and shall have determined in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to make a Company Board Recommendation Change in connection with such an Intervening Event would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law.

(ii) Superior Proposals. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Requisite Stockholder Approval, if the Company has received a written Acquisition Proposal that the Company Board (or a committee thereof) has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board may (A) effect a Company Board Recommendation Change with respect to such Superior Proposal or (B) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, in each case if and only if:

(1) the Company Board (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law;

(2) such Superior Proposal did not result from a material breach of this Section 5.4;

(3) the Company has provided prior written notice to Parent at least four Business Days prior to taking such action (the “Notice Period”) to the effect that the Company Board (or a committee thereof) has (A) received a written Acquisition Proposal that has not been withdrawn and (B) concluded in good faith (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal constitutes a Superior Proposal, which notice will include the identity of the Person or Group making such Acquisition Proposal and a summary of the material terms of such Acquisition Proposal and, if in writing, a copy thereof, such Acquisition Proposal (unless any such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or Group that is in effect on the date of this Agreement); and

(4) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, until 5:00 p.m. Eastern time on the last day of the Notice Period, have negotiated with Parent and its Representatives in good faith (to the extent that Parent requests to negotiate) to make such adjustments to the terms and conditions of this Agreement and the Transaction Documents so that such Acquisition Proposal would cease to constitute a Superior Proposal, it being understood that (A) in the event of any material revision, amendment, update or supplement to such Acquisition Proposal, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.4(d)(ii)(4) with respect to such new written notice (with the “Notice Period” in respect of such new written notice being two Business Days); and (B) at the end of the Notice Period, the Company Board (or a committee thereof) must have in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account Parent’s proposed revisions to the terms and conditions of this Agreement and the Transaction Documents to which Parent has irrevocably committed to in writing,) determined that such Acquisition Proposal continues to constitute a Superior Proposal and the failure to make a Company Board Recommendation Change would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable Law.

(e) Notice to Parent of Acquisition Proposals. During the Pre-Closing Period, the Company will promptly (and, in any event, by the later of (i) 24 hours from the receipt thereof or (ii) 5:00 p.m. Eastern time on the next Business Day) notify Parent in writing if (A) an Acquisition Proposal is, to the Knowledge of the Company, received by, the Company or any of its Representative or (B) any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives in respect of an Acquisition Proposal. Such notice must include (I) the identity of the Person or Group making such proposal or request and (II) a summary of the material terms and conditions of such proposal or request and, if in writing, a copy thereof, unless such disclosure is prohibited pursuant to the terms of any confidentiality agreement with such Person or Group that is in effect on the date of this Agreement. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis, of the status and material terms of any such proposal (including any amendments thereto) and the status of any such discussions or negotiations. From the date of this Agreement until the Company’s receipt of the Requisite Stockholder Approval, the Company will promptly (and in any event within 24 hours) make available to Parent any non-public information concerning the Company and its Subsidiaries that is provided to any such Person or Group or its Representatives pursuant to Section 5.4 that was not previously made available to Parent or its Representatives.

(f) Permitted Disclosures by the Company and the Company Board.

(i) Nothing in this Agreement will prohibit the Company or the Company Board (or a committee thereof) from (A) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including making a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (B) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (C) informing any Person of the existence of the provisions contained in this Section 5.4; or (D) making any disclosure to the Company Stockholders (including regarding the business, financial condition or results of operations of the Acquired Companies) that the Company Board (or a committee thereof), after consultation with its outside legal counsel, has determined in good faith is required by applicable Law, it being understood that nothing in the foregoing will be deemed to permit the Company or the Company Board (or a committee thereof) to effect a Company Board Recommendation Change other than in accordance with Section 5.4(c); and

(ii) It is understood and agreed that, for purposes of this Agreement, a factually accurate public statement by the Company or the Company Board (or a committee thereof) that (A) describes the Company’s receipt of an Acquisition Proposal; (B) identifies the Person or Group making such Acquisition Proposal; (C) provides the material terms of such Acquisition Proposal; or (D) describes the operation of this Agreement with respect thereto will not, in any case, be deemed to be a Company Board Recommendation Change.

(g) Breach of No-Solicitation Covenants by Representatives of the Company. The Company agrees that if it (i) permits any of its Representatives (other than an employee or consultant of the Company who is not an executive officer of the Company) to take any action or (ii) is made aware of an action by one of its Representatives and does not use its reasonable best efforts to prohibit or terminate such action and, in each case, such action would constitute a material breach of this Section 5.4 if taken by the Company during the Pre-Closing Period, then such action will be deemed to constitute a breach by the Company of this Section 5.4.

5.5 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent or Merger Sub, on the one hand, or the Company, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their respective businesses and operations.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Efforts; Required Action and Forbearance.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will use their respective reasonable best efforts to (A) take (or cause to be taken) all actions; (B) do (or cause to be done) all things; and (C) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, in the most expeditious manner practicable, the Merger, including by using reasonable best efforts to:

(i) cause the conditions to the Merger set forth in Article VII to be satisfied; and (1) seek to obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (2) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger; and

(ii) to the extent directed by Parent, (1) seek to obtain all consents, waivers and approvals; and (2) deliver all notifications, in each case, pursuant to any Material Contracts in connection with this Agreement and the consummation of the Merger so as to seek to maintain and preserve the benefits to the Surviving Corporation of such Material Contracts as of and following the consummation of the Merger; provided, however, that neither the Company nor any of its Subsidiaries will be required to agree to the payment of a consent fee or other similar consideration (including increased or accelerated payments) in connection with obtaining any such consent, waiver or approval.

(b) No Failure to Take Necessary Action. In addition to the foregoing, subject to the terms and conditions of this Agreement, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, will take any action (or fail to take any action) that is intended to have or has (or would reasonably be expected to have) the effect of preventing, impairing, delaying or otherwise adversely affecting the (i) consummation of the Merger; or (ii) ability of such Party to fully perform its covenants pursuant to this Agreement. For the avoidance of doubt, no action by the Company, Parent or Merger Sub taken (or failed to be taken) in compliance with the terms of this Agreement will be considered a violation of this Section 6.1.

6.2 CFIUS

(a) CFIUS Notice. Parent and the Company shall submit, or cause to be submitted, (i) as promptly as practicable following the execution of this Agreement, a draft of the joint notice to CFIUS (“CFIUS Notice”) contemplated under 31 C.F.R. § 800.501(g) with respect to the transactions contemplated by this Agreement; (ii) as promptly as practicable after receiving feedback from CFIUS regarding the draft CFIUS Notice referenced in clause (i), a formal CFIUS Notice as contemplated by 31 C.F.R. § 800.501(a); and (iii) as promptly as practicable (and in any event in accordance with applicable regulatory requirements) any other submissions that are formally requested by CFIUS to be made, or that Parent and the Company mutually agree should be made, in each case in connection with this Agreement and the Merger. Parent and the Company shall reasonably cooperate with each other in connection with any such filing or the provision of any such information (including, to the extent permitted by applicable Law, (A) providing copies, or portions thereof, of all such documents to the non-filing Party prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith and (B) keeping each other timely apprised of the status and content of any material communications with, and any inquiries or requests for additional information or documentary material from, CFIUS) and in connection with resolving any investigation or other inquiry of any Governmental Authority under Section 721 with respect to any such filing or any such transaction; provided, that, notwithstanding anything to the contrary in this Agreement, no Person shall be required to share communications containing its confidential business information or information that is protected by attorney-client privilege.

(b) CFIUS Mitigation. Parent and the Company shall take, or cause to be taken, all actions necessary, proper or advisable to obtain CFIUS Approval (such actions constituting “CFIUS Mitigation”) so as to enable the Closing as soon as practicable; provided, however, that Parent shall not be required, in order to obtain CFIUS Approval, to take, or cause to be taken, any action that would (i) result in a material adverse effect on Guarantor and its Subsidiaries taken as a whole, (ii) violate any Law of a competent jurisdiction applicable to Parent or its Affiliates, (iii) require Guarantor or its Subsidiaries to sell, divest, or dispose of any material assets or material businesses of Guarantor or its Subsidiaries, (iv) result in a material impediment to the reasonable integration of the Company with Parent, including any mitigation that would materially limit the ability of Guarantor or its Subsidiaries to own, control or operate the Company, or (v) reasonably be expected to materially impair the commercial value to Parent of the Acquired Companies, taken as a whole.

6.3 Antitrust Filings.

(a) Filings Under the HSR Act and Other Applicable Antitrust Laws. Each of Parent and Merger Sub will (and will cause their respective Affiliates, including their UPE if applicable, to), on the one hand, and the Company will (and will cause its Affiliates, if applicable, to), on the other hand, promptly file a Notification and Report Form relating to this Agreement and the Merger as required by the HSR Act with the FTC and the Antitrust Division of the DOJ (and, in any event, within 10 Business Days following the date of this Agreement, unless Parent and the Company agree to file such form at a later date). Each of Parent and the Company will (and will cause each of its respective Representatives, as applicable, to) (A) cooperate and coordinate with the other in the making of such filings; (B) use its respective reasonable best efforts to supply the other (or cause the other to be supplied) any information that may be required in order to make such filings; (C) use its respective reasonable best efforts to supply (or cause the other to be supplied) with any additional information that reasonably may be required or requested by the FTC or the DOJ; and (D) use its respective reasonable best efforts to take all action necessary to, as soon as practicable, cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act. If any Party receives a request for additional information or documentary material from any Governmental Authority with respect to the Merger pursuant to the HSR Act or any other Antitrust Laws applicable to the Merger, then such Party will make (or cause to be made), as soon as reasonably practicable and after consultation with the other Parties, an appropriate response in compliance with such request. Parent and Merger Sub will not, and will cause their respective Affiliates not to, (a) “pull-and-refile” pursuant to 16 C.F.R. 803.12 or otherwise withdraw any filing under the HSR Act or any other Antitrust Law, as the case may be, unless the Company has consented in writing to such withdrawal and refiling (such consent not to be unreasonably withheld, conditioned or delayed); or (b) extend any waiting period under any Antitrust Law or enter into any agreement with any Governmental Authority not to consummate the Merger, unless the Company has consented in writing to such extension or agreement (such consent not to be unreasonably withheld, conditioned or delayed).

(b) Efforts to Cause the Closing. In furtherance and not in limitation of Section 6.3(a), if and to the extent necessary to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act, in each case as promptly as practicable so as to allow the consummation of the Merger as promptly as practicable, and in any event at least three Business Days prior to the Termination Date, each of Parent and Merger Sub (and their respective Affiliates, if applicable) will (and will cause each of its respective Affiliates, as applicable, to) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods pursuant to the HSR Act, including if there is any Legal Proceeding by a Governmental Authority challenging the Merger as violative of any Antitrust Law, then each of the Company, Parent and Merger Sub (and their respective Affiliates, if applicable) shall use reasonable best efforts to contest and resist any such Legal Proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger; provided, however, that Parent shall not be required to (i) offer, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, (A) the sale, divestiture, license or other disposition of any and all of the capital stock or other equity or voting interests, assets (whether tangible or intangible), rights, products or businesses of Parent, Merger Sub (or their respective Affiliates, if applicable), or the Acquired Companies; (B) the termination, modification, or assignment of existing relationships, joint ventures, Contracts or obligations of Parent, Merger Sub (or their respective Affiliates, if applicable), or the Acquired Companies; (C) the modification of any course of conduct regarding future operations of, or any other restrictions on, the activities of Parent, Merger Sub (or their respective Affiliates, if applicable), or the Acquired Companies; or (ii) otherwise accept any limitations, requirements or conditions imposed, recommended or requested by the FTC or the DOJ that would have a material adverse effect on Parent and its Subsidiaries, taken as a whole. Subject to the terms of this Agreement, Parent shall be entitled to direct the defense of the Merger in any investigation or litigation by, or negotiations with, any Governmental Authority or other Person relating to the Merger or regulatory filings under applicable Antitrust Laws; provided, however, that Parent shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of any such investigation, litigation or negotiation, as applicable.

(c) Cooperation. In furtherance and not in limitation of Section 6.3(a) and Section 6.3(b), the Company will (and will cause its Subsidiaries to), and Parent and Merger Sub will (and will cause their respective Affiliates to), subject to any restrictions under applicable Law, (i) promptly notify the other Parties of (and, if in writing, furnish them with copies of (or, in the case of oral communications, advise them of the contents of)) any material communication received by such Person from a Governmental Authority in connection with the Merger and permit the other Parties to review and discuss in advance (and to consider in good faith any comments made by the other Parties in relation to) any proposed draft notifications, formal notifications, filings, submissions or other written communications (and any analyses, memoranda, white papers, presentations, correspondence or other documents submitted therewith) made in connection with the Merger to a Governmental Authority; (ii) keep the other Parties reasonably informed with respect to the status of any such submissions and filings to any Governmental Authority in connection with the Merger and any developments, meetings or discussions with any Governmental Authority in respect thereof, including with respect to (A) the receipt of any non-action, action, clearance, consent, approval or waiver; (B) the expiration of any waiting period; (C) the commencement or proposed or threatened commencement of any investigation, litigation or administrative or judicial action or proceeding under applicable Law; and (D) the nature and status of any objections raised or proposed or threatened to be raised by any Governmental Authority with respect to the Merger; and (iii) not independently participate in any meeting, hearing, proceeding or discussions with or before any Governmental Authority in respect of the Merger without giving the other Parties reasonable prior notice of such meeting, hearing, proceeding or discussion, and, unless prohibited by such Governmental Authority, the opportunity to attend or participate. However, each of the Company, Parent and Merger Sub may designate any non-public information provided to any Governmental Authority as restricted to “outside counsel” only and any such information will not be shared with the Representatives of the other Party without approval of the Party providing the non-public information. Each of the Company, Parent and Merger Sub may redact any valuation and related information before sharing any information provided to any Governmental Authority with another Party on an “outside counsel” only basis. All requests for access or information pursuant to this Section 6.3 must be directed to the Company’s Chief Executive Officer or another person designated in writing by the Company.

6.4 Proxy Statement and Other Required SEC Filings.

(a) Preparation. Promptly after the execution of this Agreement (but in no event later than 30 Business Days after the execution of this Agreement), the Company will prepare (with Parent’s reasonable cooperation) and file with the SEC a preliminary proxy statement to be sent to the Company Stockholders in connection with the Company Stockholder Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company will not file the Proxy Statement with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel. Subject to Section 5.4 and unless there has been a Company Board Recommendation Change, the Company will (i) include the Company Board Recommendation in the Proxy Statement; and (ii) use appropriate efforts to solicit proxies to obtain the Requisite Stockholder Approval. Promptly following the (A) confirmation by the SEC that it has no further comments or (B) expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act, the Company will cause the Proxy Statement in definitive form to be mailed to the Company Stockholders.

(b) Mutual Assistance. Each of the Company, Parent and Merger Sub will furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested by such other Party to be included therein and will otherwise reasonably assist and cooperate with the other in the preparation, filing and distribution of the Proxy Statement and the resolution of any comments to either received from the SEC. Until the Requisite Stockholder Approval is obtained, if any information relating to the Company, Parent or Merger Sub or any of their respective directors or officers is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include on the date of filing with the SEC, the date of mailing to the Company Stockholders, or at the time of the Company Stockholder Meeting, any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information will promptly notify the other Parties. The Company and Parent will cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by applicable Law, in disseminating the information contained in such amendment or supplement to the holders of shares of Company Common Stock as of the record date established for the Company Stockholder Meeting.

(c) SEC Correspondence. The Parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing, or for additional information, and will supply each other with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The Parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after the receipt thereof.

(d) No Amendments to Proxy Statement. Except in connection with a Company Board Recommendation Change or thereafter, no amendment or supplement to the Proxy Statement will be made by the Company without the approval of Parent, which approval will not be unreasonably withheld, conditioned or delayed.

(e) Other Required Company Filings. If the Company determines that it is required to file any document other than the Proxy Statement with the SEC in connection with the Merger pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company (with assistance and cooperation from Parent and Merger Sub as reasonably requested by the Company) will use its reasonable best efforts to promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and Nasdaq. Except in connection with a Company Board Recommendation Change or thereafter, or in connection with a disclosure with respect to an Acquisition Proposal in accordance with Section 5.4, the Company may not file any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to all reasonable additions, deletions or changes suggested by Parent or its counsel.

(f) Other Required Parent Filings. If Parent or Merger Sub determines that it is required to file any document with the SEC as a result of the Merger or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and Merger Sub (with assistance and cooperation from the Company as reasonably requested by Parent) will use their respective reasonable best efforts to promptly prepare and file such Other Required Parent Filing with the SEC. Parent and Merger Sub will cause any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent nor Merger Sub may file any Other Required Parent Filing with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give good faith consideration to all reasonable additions, deletions or changes suggested by the Company or its counsel.

(g) Accuracy; Supplied Information.

(i) By the Company. On the date of filing with the SEC, the date of mailing to the Company Stockholders (if applicable) of the Proxy Statement or any Other Required Company Filing, and at the time of the Company Stockholder Meeting (as applicable), neither the Proxy Statement nor any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no representation or covenant is made by the Company with respect to any information supplied by Parent, Merger Sub or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement, any Other Required Company Filing or any Other Required Parent Filing (or any statements based on such information). The information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any Other Required Parent Filings will not, at the time that such Proxy Statement or Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(ii) By Parent. On the date of filing with the SEC, no Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, no representation or covenant is made by Parent or Merger Sub with respect to any information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filing (or any statements based on such information). The information supplied by Parent, Merger Sub and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement or any Other Required Company Filing will not, at the time that the Proxy Statement or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

6.5 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. The Company will take all action necessary in accordance with applicable Law, the Charter and the Bylaws to establish a record date for, duly call, give notice of, convene and hold a meeting of the Company Stockholders (including any adjournment, postponement or other delay thereof, the “Company Stockholder Meeting”) as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of, among other things, (i) seeking the

Requisite Stockholder Approval; and (ii) to the extent applicable, in accordance with Regulation 14A under the Exchange Act, seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger. Unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change, the Company will (A) submit this Agreement for adoption by the Company Stockholders at the Company Stockholder Meeting; and (B) use appropriate efforts to solicit (or cause to be solicited) from the Company Stockholders proxies in favor of the matters to be considered at the Company Stockholder Meeting. Without the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the adoption of this Agreement shall be the only matter (other than (x) matters of procedure and matters required by applicable Law to be voted on by the Company Stockholders in connection with the adoption of this Agreement and (y) in accordance with Regulation 14A under the Exchange Act seeking advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger) that the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company will be permitted to postpone or adjourn the Company Stockholder Meeting if (i) there are holders of insufficient shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting; (ii) if, after consultation with Parent, the Company believes in good faith that such postponement or adjournment is reasonably necessary to allow additional solicitation of votes in order to obtain the Requisite Stockholder Approval; (iii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC; or (iv) the Company Board (or a committee thereof) has determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment of the Company Stockholder Meeting is necessary in order to give the Company Stockholders sufficient time to evaluate any information or disclosure that the Company has sent to the Company Stockholders or otherwise made available to the Company Stockholders by issuing a press release, filing materials with the SEC or otherwise (including with respect to a Company Board Recommendation Change). Without the prior written consent of Parent (which will not be unreasonably withheld, conditioned or delayed), the Company Stockholder Meeting will not be postponed or adjourned (A) by more than 10 days at a time; or (B) with respect to Section 6.5(b)(i), by more than 30 days after the date on which the Company Stockholder Meeting was (or was required to be) originally scheduled or most recently convened. In no event will the record date of the Company Stockholder Meeting be changed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), unless required by applicable Law.

6.6 Anti-Takeover Laws. Neither Parent nor the Company will take any action that would cause any restrictions on business combinations set forth in any “takeover” Law to become applicable to this Agreement or the Merger. Each of Parent, the Company and the Company Board will (a) take all reasonable actions within their power to ensure that no “anti-takeover” Law is or becomes applicable to the Merger; and (b) if any “anti-takeover” Law is or becomes applicable to the Merger, take all reasonable actions within their power to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Law on the Merger.

6.7 Information Access During the Pre-Closing Period. As necessary during the Pre-Closing Period, the Company will, and will cause its Subsidiaries to, afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records, and personnel of the Company and its Subsidiaries for purposes that are, in good faith, directly and actually related to, and explicitly necessary for, the consummation of the Merger. Notwithstanding the prior sentence, the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) such access would violate, or cause a default pursuant to, or give a third Person the right to terminate or accelerate rights pursuant to, a Contract to which the Company or any of its Subsidiaries is a party or is otherwise bound; (d) such access would result in the disclosure of any Trade Secrets or commercially sensitive information of any third Person; or (e) such documents or information are reasonably pertinent to any adverse Legal Proceeding between the Company and its Affiliates, on the one hand, and Parent and its Affiliates, on the other hand. Nothing in this Section 6.7 will be construed to require the Company, any of its Subsidiaries or any of their respective Representatives to prepare any reports, analyses, appraisals, opinions or other information. Any investigation conducted pursuant to the access contemplated by this Section 6.7 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create a risk of damage or destruction to any property or assets of the Company or its Subsidiaries. Any access to the properties of the Company and its Subsidiaries will be subject to the Company’s reasonable security measures, health and safety measures, and insurance requirements, and will not include the right to perform any “invasive” testing or soil, air or groundwater sampling, including any Phase I or Phase II environmental assessments. Notwithstanding anything to the contrary in this Agreement, the Company may satisfy its covenants set forth in this Section 6.7 by electronic means if physical access is not reasonably feasible or would not be permitted under applicable public health or similar Laws or measures. All requests for access or information pursuant to this Section 6.7 must be directed to the Company’s Chief Executive Officer or another person designated in writing by the Company.

6.8 Section 16(b) Exemption. Prior to the Effective Time, the Company will take all actions reasonably necessary to cause the Merger, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.9 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) Indemnified Persons. The Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) honor and fulfill, in all respects, the obligations of the Acquired Companies pursuant to any indemnification agreements between the Company and any of its Subsidiaries, on the one hand, and each present and former director, officer or employee of the Company or any of its Subsidiaries and any other Person that is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or its Subsidiaries, together with such person’s heirs, executors or administrators (and any person who has such role prior to the Effective Time) (collectively, the “Indemnified Persons”). In addition, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) cause the certificates of incorporation, bylaws and other similar organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions set forth in the Charter, the Bylaws and the other similar organizational documents of the Subsidiaries of the Company, as applicable, as of the date of this Agreement. During such six-year period or such period in which an Indemnified Person is asserting a claim for indemnification pursuant to Section 6.9(b), whichever is longer, such provisions may not be repealed, amended or otherwise modified in any manner that would adversely affect the rights of any Indemnified Persons thereunder except as required by applicable Law.

(b) Indemnification Obligation. Without limiting the generality of Section 6.9(a), during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) indemnify and hold harmless, to the fullest extent permitted by applicable Law and, as applicable, pursuant to any indemnification agreements with the Company or any of its Subsidiaries in effect as of the Effective Time, each Indemnified Person from and against any costs, fees and expenses (including attorneys’ fees and investigation expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement or compromise in connection with any Legal Proceeding, whether civil, criminal, administrative or investigative, to the extent that such Legal Proceeding arises, directly or indirectly, out of or pertains, directly or indirectly, to, in whole or in part, (i) the fact that an Indemnified Person is or was a director, officer or employee of the Company or any of its Subsidiaries or is or was serving at the request of the Company or any of its Subsidiaries as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or its Subsidiaries; (ii) any action or omission, or alleged action or omission, in such Indemnified Person’s capacity as a director, officer, employee or agent of the Company or any of its Subsidiaries or other Affiliates or otherwise at the request of the Company or any of its Subsidiaries (regardless of whether such action or omission, or alleged action or omission, occurred prior to, at or after the Effective Time); or (iii) the Merger, as well as any actions taken by the Company, Parent or Merger Sub with respect to the Merger (including any disposition of assets of the Surviving Corporation or any of its Subsidiaries that is alleged to have rendered the Surviving Corporation or any of its Subsidiaries insolvent), including any Legal Proceeding relating in whole or in part to the enforcement of this Section 6.9 or any other indemnification or advancement right of any Indemnified Person. In addition, from the Effective Time until six years from the Effective Time, Parent will, and will cause the Surviving Corporation to, advance any expenses as incurred (including fees and expenses of legal counsel) of any Indemnified Person with respect to any Legal Proceeding of the type described in the foregoing sentence (including in connection with enforcing this Section 6.9) to the fullest extent permitted by applicable Law. Notwithstanding the foregoing, if, at any time prior to the sixth anniversary of the Effective Time, any Indemnified Person delivers to Parent a written notice asserting a claim for indemnification pursuant to this Section 6.9(b), then the claim asserted in such notice will survive the sixth anniversary of the Effective Time until such claim is fully and finally resolved. Notwithstanding anything to the contrary in this Agreement, Parent, the Surviving Corporation and their respective Affiliates will cooperate with the applicable Indemnified Person in the defense of any such matter and none of Parent, the Surviving Corporation or any of their respective Affiliates will settle or otherwise compromise or consent to the entry of any judgment with respect to, or otherwise seek the termination of, any Legal Proceeding for which indemnification may be sought by an Indemnified Person pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Persons from all liability arising out of such Legal Proceeding (and no Indemnified Person will be liable to Parent, the Surviving Corporation or their respective Affiliates for any settlement effected without his or her prior express written consent). Any determination required to be made with respect to whether the conduct of any Indemnified Person complies or complied with any applicable standard will be made by independent legal counsel selected by the Surviving Corporation (which counsel will be reasonably acceptable to such Indemnified Person), the fees and expenses of which will be paid by the Surviving Corporation.

(c) D&O Insurance. During the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain in effect the D&O Insurance in respect of acts or omissions occurring at or prior to the Effective Time on terms (including with respect to coverage, conditions, retentions, limits and amounts) that are at least equivalent to those of the D&O Insurance. In satisfying its obligations pursuant to this Section 6.9(c), the Surviving Corporation will not be obligated to pay annual premiums in excess of 300 percent of the amount paid by the Company for coverage for its last full fiscal year (such 300 percent amount, the “Maximum Annual Premium”). If the annual premiums of such insurance coverage exceed the Maximum Annual Premium, then the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Annual Premium from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier. Prior to the Effective Time, and in lieu of maintaining the D&O Insurance pursuant to this Section 6.9(c), the Company may purchase a prepaid “tail” policy (the “Tail Policy”) with respect to the D&O Insurance from an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ liability insurance carrier so long as the premium for the Tail Policy does not exceed 300 percent of the amount paid by the Company for coverage for its last full fiscal year. If the Company purchases the Tail Policy prior to the Effective Time, then the Surviving Corporation will (and Parent will cause the Surviving Corporation to) maintain the Tail Policy in full force and effect and continue to honor its obligations thereunder for so long as the Tail Policy is in full force and effect.

(d) Successors and Assigns. Proper provisions will be made so that the successors and assigns of Parent, the Surviving Corporation or any of their respective successors or assigns will assume all of the obligations of Parent and the Surviving Corporation set forth in this Section 6.9 if Parent, the Surviving Corporation or any of their respective successors or assigns either (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person.

(e) No Impairment; Third-Party Beneficiary Rights. The obligations set forth in this Section 6.9 may not be terminated, amended or otherwise modified in any manner that adversely affects any Indemnified Person (or any other person (and his or her heirs and representatives) who is a beneficiary pursuant to the D&O Insurance or the Tail Policy) without the prior written consent of such affected Indemnified Person or other person. Each of (i) the Indemnified Persons and (ii) other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy are intended to be third-party beneficiaries of this Section 6.9, with full rights of enforcement. The rights of the Indemnified Persons (and other persons (and his or her heirs and representatives) who are beneficiaries pursuant to the D&O Insurance or the Tail Policy) pursuant to this Section 6.9 will be in addition to, and not in substitution for, any other rights that such persons may have pursuant to (i) the Charter and Bylaws; (ii) the similar organizational documents of the Subsidiaries of the Company; (iii) any and all indemnification agreements entered into with the Company or any of its Subsidiaries; or (iv) applicable Law.

(f) Joint and Several Obligations. The obligations of the Surviving Corporation, Parent and their respective Subsidiaries pursuant to this Section 6.9 are joint and several.

(g) Other Claims. Nothing in this Agreement is intended to, or will be construed to, release, waive or impair any rights to directors’ and officers’ insurance claims pursuant to any applicable insurance policy or indemnification agreement that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.9 is not prior to or in substitution for any such claims pursuant to such policies or agreements.

6.10 Employee Matters.

(a) Existing Arrangements. From and after the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) honor all of the Company Benefit Plans and compensation and severance arrangements in accordance with their terms as in effect immediately prior to the Effective Time. Notwithstanding the foregoing but subject to Section 6.10(c), nothing will prohibit the Surviving Corporation from amending or terminating any such Company Benefit Plans or compensation or severance arrangements in accordance with their terms (subject, in each case, to Section 6.10(b)) or if otherwise required pursuant to applicable Law.

(b) Employment; Benefits. For the one year period immediately following the Effective Time, the Surviving Corporation and its Subsidiaries will (and Parent will cause the Surviving Corporation and its Subsidiaries to) either (i) maintain for the benefit of each Continuing Employee the Company Benefit Plans and any other employee benefit plans or other compensation (excluding any Excluded Compensation and Benefits) of the Surviving Corporation or any of its Subsidiaries (the “Company Plans”) on terms and conditions that are no less favorable in the aggregate than those in effect at the Company or its Subsidiaries on the date of this Agreement; (ii) provide compensation and benefits (excluding any Excluded Compensation and Benefits but including severance only to the extent the terms of such severance benefits are pursuant to a Company Benefit Plan that is in effect as of the date hereof of and is set forth in Section 6.10(b) of the Company Disclosure Letter)

to each Continuing Employee that, taken as a whole, are no less favorable in the aggregate than the compensation and benefits (excluding any Excluded Compensation and Benefits) provided to such Continuing Employee immediately prior to the Effective Time (“Comparable Plans”); or (iii) provide some combination of Company Plans and Comparable Plans such that each Continuing Employee receives compensation and benefits (excluding any Excluded Compensation and Benefits) that, taken as a whole, are no less favorable in the aggregate than the compensation and benefits (excluding any Excluded Compensation and Benefits) provided to such Continuing Employee immediately prior to the Effective Time. In each case, base compensation and target cash incentive compensation opportunity will not be decreased for a period of one year following the Effective Time for any Continuing Employee employed during that period. For a period of one year following the Effective Time, the Surviving Corporation will (and Parent will cause the Surviving Corporation to) provide to Continuing Employees severance benefits that are no less favorable than those provided by the Acquired Companies as of the date of this Agreement as disclosed in Section 6.10(b) of the Company Disclosure Letter. For purposes of this Section 6.10, “Excluded Compensation and Benefits” shall mean any equity or equity-based compensation, defined benefit, deferred compensation, retiree health or welfare, long-term incentive, change in control, retention or other similar compensation or benefits.

(c) New Plans. At or after the Effective Time, Parent will undertake commercially reasonable efforts to, or will undertake commercially reasonable efforts to cause the Surviving Corporation or any other Subsidiary of Parent to, cause to be granted to the Continuing Employees credit for all service with the Acquired Companies prior to the Effective Time and with Parent, the Surviving Corporation, and any of their Subsidiaries on or after the Effective Time, for purposes of eligibility to participate, vesting and entitlement to benefits where length of service is relevant (including for purposes of vacation accrual and severance pay entitlement), except that such service need not be credited to the extent that it would result in duplication of coverage or benefits. In addition, and without limiting the generality of the foregoing, (i) each Continuing Employee will be immediately eligible to participate, without any waiting period, in any and all employee benefit plans sponsored by Parent and its Subsidiaries (other than the Company Plans) (such plans, the “New Plans”) to the extent that coverage pursuant to any New Plan replaces coverage pursuant to a comparable Company Plan in which such Continuing Employee participates immediately before the Effective Time (such plans, the “Old Plans”); (ii) for purposes of each New Plan providing medical, dental, pharmaceutical, vision, disability or other welfare benefits to any Continuing Employee, Parent will undertake commercially reasonable efforts to, or will undertake commercially reasonable efforts to cause the Surviving Corporation or any Subsidiaries of Parent to, cause all waiting periods, pre-existing conditions or limitations, physical examination requirements, evidence of insurability requirements and actively-at-work or similar requirements of such New Plan to be waived for such Continuing Employee and his or her covered dependents, and Parent will undertake commercially reasonable efforts to, or will undertake commercially reasonable efforts to cause the Surviving Corporation or any Subsidiaries of Parent to, cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date that such Continuing Employee’s participation in the corresponding New Plan begins to be given full credit pursuant to such New Plan for purposes of satisfying all deductible, co-payments, coinsurance, offset and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan; and (iii) Parent will undertake commercially reasonable efforts to, or will undertake commercially reasonable efforts to cause the Surviving Corporation or any Subsidiaries of Parent to credit the accounts of such Continuing Employees pursuant to any New Plan that is a flexible spending plan with any unused balance in the account of such Continuing Employee. Any vacation or paid time off accrued but unused by a Continuing Employee as of immediately prior to the Effective Time will be credited to such Continuing Employee following the Effective Time, will not be subject to accrual limits or other forfeiture and will not limit future accruals.

(d) No Third-Party Beneficiary Rights. Notwithstanding anything to the contrary set forth in this Agreement, neither this Section 6.10 nor any provisions of this Agreement relating to Company Benefit Plans will be deemed to (i) guarantee employment in Parent or any Affiliate of Parent; (ii) interfere with or restrict in any way the rights of Parent, which rights are hereby expressly reserved, to terminate any Continuing Employee for any reason; (iii) subject to the limitations and requirements specifically set forth in this Section 6.10, require Parent, the Surviving Corporation or any of their respective Subsidiaries to maintain or continue any Company Plan or prevent the amendment, modification, suspension or termination thereof after the Effective Time; (iv) create any third-party beneficiary rights in any Person; or (v) be treated as an amendment of, or undertaking to amend, suspend or terminate any Company Benefit Plan.

6.11 Covenants of Merger Sub. Parent will take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective covenants pursuant to this Agreement and to consummate the Merger upon the terms and subject to the conditions set forth in this Agreement. Parent and Merger Sub will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.12 Notification of Certain Matters.

(a) Notification by the Company. During the Pre-Closing Period, the Company will give prompt notice to Parent upon becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy, or failure would reasonably be expected to cause any of the conditions to the obligations of Parent and Merger Sub to consummate the Merger set forth in Section 7.2(a) or Section 7.2(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of the Company that is set forth in this Agreement or the conditions to the obligations of Parent and Merger Sub to consummate the Merger or the remedies available to the Parties under this Agreement.

(b) Notification by Parent. During the Pre-Closing Period, Parent will give prompt notice to the Company upon becoming aware that any representation or warranty made by Parent or Merger Sub in this Agreement has become untrue or inaccurate in any material respect, or of any failure by Parent or Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions to the obligations of the Company to consummate the Merger set forth in Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing. No such notification will affect or be deemed to modify any representation or warranty of Parent or Merger Sub that is set forth in this Agreement or the conditions to the obligations of the Company to consummate the Merger or the remedies available to the Parties under this Agreement.

(c) Impact of Non-Compliance. Notwithstanding anything to the contrary in this Agreement, a breach of the covenants of the Company or its Subsidiaries under this Section 6.12 may not be asserted by Parent, Merger Sub or any of their Affiliates or Representatives as the basis for (i) any conditions set forth in Article VII not being satisfied; or (ii) the termination of this Agreement pursuant to Section 8.1(e).

6.13 Public Statements and Disclosure. The initial press release concerning this Agreement and the Merger will be a joint press release reasonably acceptable to the Company and Parent and will be issued promptly following the execution and delivery of this Agreement. Thereafter, the Company and its Representatives (unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change or otherwise in connection with an Acquisition Proposal in accordance with Section 5.4), on the one hand, and Parent and Merger Sub and their respective Representatives, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in each case to the extent relating to this Agreement or the Merger. Notwithstanding the foregoing, the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with prior communications of the Company or any communications plan previously agreed to by Parent and the Company (in which case such communications may be made consistent with such plan); (iii) related to an Acquisition Proposal or Company Board Recommendation Change or, in each case, any action taken pursuant thereto; (iv) with respect to any dispute or Legal Proceeding among the Parties or their respective Affiliates, related to this Agreement or the Transaction Documents; or (v) consistent with previous public disclosures made by the Parties in compliance with this Section 6.13.

6.14 Transaction Litigation.

(a) Notice. During the Pre-Closing Period, the Company will provide Parent with prompt notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. Notwithstanding anything to the contrary in Section 9.2, the notice contemplated by the prior sentence will only be delivered to counsel to Parent and may be delivered by email. Notwithstanding anything to the contrary in this Agreement, a breach of the covenants of the Company under this Section 6.14(a) may not be asserted by Parent, Merger Sub or any of their Affiliates or Representatives as the basis for (i) any conditions set forth in Article VII not being satisfied; or (ii) the termination of this Agreement pursuant to Section 8.1(e).

(b) Cooperation. Unless the Company Board (or a committee thereof) has made a Company Board Recommendation Change, the Company (i) will (A) give Parent the opportunity to participate in the defense, settlement or prosecution of (but not control) any Transaction Litigation; (B) consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (C) consider in good faith Parent’s advice with respect to any Transaction Litigation; and (ii) may not compromise or settle, or agree to compromise or settle, any Transaction Litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed). For purposes of this Section 6.14(b), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation, which the Company and its counsel shall consider in good faith, but will not be afforded any decision-making power or other authority over such Transaction Litigation except for the consent set forth in Section 6.14(b)(ii).

6.15 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law to cause (a) the delisting of the Company Common Stock from Nasdaq as promptly as practicable after the Effective Time; and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.16 Additional Agreements. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Company or Merger Sub, then each Party will use its reasonable best efforts to take such action.

6.17 Parent Vote at Merger Sub. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as the sole stockholder of Merger Sub, will execute and deliver to Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement and approving the Merger in accordance with the DGCL.

6.18 Conduct of Business by Parent and Merger Sub. During the Pre-Closing Period, unless the Company otherwise consents, Parent and Merger Sub will not, and will cause any of their Affiliates not to, acquire or agree to acquire by merging or consolidating with, by purchasing a portion of the assets of or equity in, or by acquiring in any other manner (including licensing), any business of any Person or other business organization or division thereof if such business competes in any line of business of the Company or its Subsidiaries and the entering into of a definitive agreement relating to, or the consummation of, such transaction would reasonably be expected to (i) impose any delay in the obtaining of, or materially increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (ii) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the Merger; (iii) increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) delay or prevent the consummation of the Merger.

6.19 Prohibition on Certain Discussions. Except as approved by the Company Board (or a committee thereof), at all times during the Pre-Closing Period, Parent will not, and will cause its Affiliates not to, make or enter into, or commit or agree to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any director, officer, employee or equityholder of the Company (a) regarding any continuing employment or consulting relationship with Parent, the Surviving Corporation or any of their respective Affiliates following the Effective Time; or (b) pursuant to which any such Person would be entitled to receive consideration of a different amount or nature than the Per Share Price in respect of such holder’s shares of Company Common Stock.

ARTICLE VII

CONDITIONS TO THE MERGER

7.1 Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions:

(a) Requisite Stockholder Approval. The Requisite Stockholder Approval shall have been obtained at the Company Stockholder Meeting.

(b) Antitrust Laws. The waiting periods (and any extensions thereof), if any, applicable to the Merger pursuant to the HSR Act will have expired or otherwise been terminated, or all requisite consents pursuant thereto will have been obtained.

(c) No Prohibitive Injunctions or Laws. No (i) temporary restraining order or preliminary or permanent injunction issued by any court of competent jurisdiction that prohibits or makes illegal the consummation of the Merger will be in effect, (ii) action will have been taken by any Governmental Authority of competent jurisdiction that prohibits or makes illegal the consummation of the Merger or (iii) Law of a competent jurisdiction will have been enacted that prohibits or makes illegal the consummation of the Merger (any such order, injunction, action or Law, a “Restraint”). It is agreed that the receipt by any Party of a form letter from the FTC’s Bureau of Competition, substantially in the form announced and disclosed by the FTC on August 3, 2021, will not result in a failure of the condition set forth in this Section 7.1(c) to be satisfied.

(d) CFIUS Approval. The CFIUS Approval shall have been obtained.

7.2 Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) In General. Other than the representations and warranties listed in Section 7.2(a)(ii) and Section 7.2(a)(iii), the representations and warranties of the Company set forth in Article III will be true and correct (without giving effect to any materiality or Company Material Adverse Effect qualifications set forth therein) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, constitute a Company Material Adverse Effect.

(ii) Specified Representations and Warranties. The representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3(c), Section 3.4, Section 3.12(a) and Section 3.26 that (A) are not qualified by Company Material Adverse Effect or materiality will be true and correct in all material respects as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) are qualified by Company Material Adverse Effect or materiality will be true and correct (without disregarding such Company Material Adverse Effect or materiality qualifications) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date).

(iii) Capitalization. The representations and warranties set forth in Section 3.7(a)(ii) and the first sentence of Section 3.7(b) will be true and correct as of the Capitalization Date, except where the failure to be so true and correct would not reasonably be expected to result in the requirement of Parent to pay additional merger consideration in the aggregate in excess of $500,000 relative to the merger consideration that would have been payable had the representations and warranties set forth in Section 3.7(a)(ii) and the first sentence of Section 3.7(b) been true and correct as of the Capitalization Date.

(b) Performance of Covenants of the Company. The Company will have performed and complied with, in all material respects, all covenants in this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Officer’s Certificate. Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized executive officer, certifying that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been satisfied.

(d) Company Material Adverse Effect. No Company Material Adverse Effect will have occurred after the date of this Agreement that is continuing.

7.3 Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) at or prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV will be true and correct (without giving effect to any materiality or Parent Material Adverse Effect qualifications set forth therein) as of the Closing as if made at and as of the Closing (except to the extent that any such representation and warranty expressly speaks as of an earlier time, in which case such representation and warranty will be true and correct as of such earlier time), except for such failures to be true and correct that would not, individually or in the aggregate, constitute a Parent Material Adverse Effect.

(b) Performance of Covenants of Parent and Merger Sub. Parent and Merger Sub will have performed and complied with, in all material respects, all covenants in this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by duly authorized officers of Parent and Merger Sub, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

7.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of a condition set forth in this Article VII to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use the requisite efforts to cause the Closing to occur as required by this Agreement.

ARTICLE VIII

TERMINATION

8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the receipt of the Requisite Stockholder Approval (except as otherwise provided in this Agreement), only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company if any Restraint has become final and non-appealable, except that the right to terminate this Agreement pursuant to this Section 8.1(b) will not be available to any Party that has failed to comply with the terms of Section 6.1, Section 6.2, Section 6.3 or Section 6.18, as applicable, or to use its reasonable best efforts to resist, appeal, obtain consent pursuant to, resolve or lift, as applicable, such Restraint;

(c) by either Parent or the Company if the Effective Time has not occurred by 11:59 p.m. Eastern time on January 10, 2025 (such time and date, as it may be extended pursuant to Section 9.10(b)(iii), the “Termination Date”), provided that (i) if as of the Termination Date (A) the condition set forth in Section 7.1(b) has not been satisfied, (B) the condition set forth in Section 7.1(c) has not been satisfied as a result of a Restraint related to CFIUS, the HSR Act or Antitrust Laws, or (C) the condition set forth in Section 7.1(d) has not been satisfied, then, in each case, the Termination Date shall automatically be extended (without any action required by any Party) to 11:59 p.m. on July 10, 2025; (ii) the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to (I) Parent if the Company has the right to terminate this Agreement pursuant to Section 8.1(g); (II) either Parent or the Company if the other is pursuing a Legal Proceeding against it pursuant to Section 9.10(b); or (III) any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, either (X) the failure of the conditions to the obligations of the terminating Party to consummate the Merger set forth in Article VII to be satisfied prior to the Termination Date; or (Y) the failure of the Effective Time to have occurred prior to the Termination Date; and (iii) in the event of a Government Shutdown that occurs prior to the Termination Date, at a time when the conditions set forth in Section 7.1(b), Section 7.1(c) or Section 7.1(d) have not been satisfied, the Termination Date shall be automatically extended by one calendar day for each calendar day that such Government Shutdown lasts (such extension as a result of one or more Government Shutdowns not to exceed 180 days in the aggregate);

(d) by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting at which a vote is taken on the adoption of this Agreement, except that the right to terminate this Agreement pursuant to this Section 8.1(d) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the failure to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting;

(e) by Parent if the Company has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) if (i) such breach or failure to perform is incapable of being cured or (ii) if such breach or failure to perform is capable of being cured, such breach or failure to perform has not been cured prior to the date that is 40 days (or such shorter period of time as remains prior to the Termination Date) after the delivery by Parent to the Company of written notice of such breach or failure to perform, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, except Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) if, at the time that such termination would otherwise take effect in accordance with the foregoing, Parent or Merger Sub is in material breach of this Agreement;

(f) by Parent if, prior to receipt of the Requisite Stockholder Approval, the Company Board (or a committee thereof) has effected a Company Board Recommendation Change, except that Parent’s right to terminate this Agreement pursuant to this Section 8.1(f) will expire at 5:00 p.m. Eastern time on the 10th Business Day following the date on which such right to terminate first arose;

(g) by the Company if Parent or Merger Sub has breached or failed to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would result in the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) (including, for the avoidance of doubt, the obligation to consummate the Closing in accordance with Section 2.3) if (i) such breach or failure to perform is incapable of being cured or (ii) if such breach or failure to perform is capable of being cured, such breach or failure to perform has not been cured prior to the date that is 40 days (or such shorter period of time as remains prior to the Termination Date) after the delivery by the Company to Parent of written notice of such breach or failure to perform, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, except the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if, at the time that such termination would otherwise take effect in accordance with the foregoing, the Company is in material breach of this Agreement; or

(h) by the Company (at any time prior to receiving the Requisite Stockholder Approval) if (i) the Company has received a Superior Proposal; (ii) the Company Board (or a committee thereof) has authorized the Company to enter into an Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal; (iii) the Company has complied in all material respects with Section 5.4(d)(ii) with respect to such Superior Proposal; and (iv) the Company pays, or causes to be paid, to Parent or its designee the Company Termination Fee pursuant to Section 8.3(b)(iii).

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination.

(b) Effect of Termination. Any valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon, in the case of Section 8.1(a), the mutual written agreement of Parent and the Company or, otherwise, the delivery of written notice by the terminating Party to the other Parties, as applicable. Following the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party) to the other Parties, as applicable, except, and subject in all respects to this Section 8.2, that Section 6.13, Article IX and this Article VIII will each survive the termination of this Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, but subject to Section 8.3, nothing in this Agreement will relieve any Party from any liability for any fraud or Willful Breach of this Agreement occurring prior to the termination of this Agreement. No termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Agreement, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. Notwithstanding the foregoing, (a) Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent, (b) Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees, (ii) sales, use, real property transfer and other similar Taxes or fees, in each case arising out of or in connection with entering into this Agreement and the consummation of the Merger and (iii) all filing fees to be paid in connection with the approvals contemplated by Section 6.2 and Section 6.3.

(b) Company Payments.

(i) Future Transactions. If (A) this Agreement is validly terminated pursuant to Section 8.1(d) or Section 8.1(e); (B) following the execution and delivery of this Agreement and prior to the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e), as applicable, an Acquisition Proposal has been publicly announced or publicly disclosed and not withdrawn or otherwise abandoned prior to such termination; and (C) within one year of the termination of this Agreement pursuant to Section 8.1(d) or Section 8.1(e) either an Acquisition Transaction is consummated or the Company enters into a definitive agreement providing for the consummation of an Acquisition Transaction and such Acquisition Transaction is subsequently consummated, then the Company will, within two Business Days following the consummation of such Acquisition Transaction, pay or cause to be paid to Parent or its designee an amount equal to the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time). For purposes of this Section 8.3(b)(i), all references to “20 percent” in the definition of “Acquisition Transaction” will be deemed to be references to “50.1 percent.”

(ii) Company Board Recommendation Change. If this Agreement is validly terminated pursuant to Section 8.1(f), then the Company must, within two Business Days following such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time).

(iii) Superior Proposal. If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company must, concurrently with such termination, pay or cause to be paid to Parent or its designee the Company Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(b) (which Schedule may be updated by Parent from time to time).

(c) Parent Payments. In the event that (i) (A) this Agreement is validly terminated by either Parent or the Company pursuant to Section 8.1(c) and (B) at the time of any such termination, all of the conditions in Article VII have been satisfied or are capable of being satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing), other than the conditions set forth in (x) Section 7.1(c) (solely to the extent that the Restraint giving rise to such termination right relates to CFIUS or the President of the United States) or (y) Section 7.1(d), (ii) this Agreement is validly terminated by either Parent or the Company pursuant to Section 8.1(b) (solely to the extent that the Restraint giving rise to such termination right relates to CFIUS or the President of the United States), or (iii) this Agreement is validly terminated by the Company pursuant to Section 8.1(g) based on a failure by Parent to perform its covenants or agreements under Section 6.2, then, in each case, Parent must, within two Business Days following such termination, pay or cause to be paid to the Company the Parent Termination Fee by wire transfer of immediately available funds to the account designated in Schedule 8.3(c) (which Schedule may be updated by the Company from time to time).

(d) Single Payment Only; Liquidated Damages. The Parties acknowledge and agree that in no event will the Company or Parent be required to pay the Company Termination Fee or Parent Termination Fee, respectively, on more than one occasion, whether or not such fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The

Parties acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement; (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee or Parent Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Company Termination Fee or the Parent Termination Fee, as applicable, if, as and when required to be paid pursuant to this Section 8.3 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger.

(e) Payments; Default. The Parties acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(b) or Parent fails to promptly pay any amount due pursuant to Section 8.3(c) (any such amount due, a “Termination Payment”) and, in order to obtain such payment, the other Party commences a Legal Proceeding that results in a judgment against such Party for the Termination Payment or any portion thereof, then the Party that has failed to pay the Termination Payment will pay or cause to be paid to the other Party the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the other Party in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal or other authoritative source on the date that such payment or portion thereof was required to be made) through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, “Enforcement Expenses”).

(f) Sole and Exclusive Remedy.

(i) If this Agreement is validly terminated pursuant to Section 8.1 in circumstances in which the Company Termination Fee is payable pursuant to Section 8.3(b), Parent’s receipt of the Company Termination Fee, any Enforcement Expenses and Parent’s right to specific performance pursuant to Section 9.10(b) will be the sole and exclusive remedies of the Parent Related Parties against the Company Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Merger. Notwithstanding anything in this Agreement to the contrary, upon payment of the Company Termination Fee (to the extent owed pursuant to Section 8.3(b)) and any Enforcement Expenses (to the extent owed pursuant to Section 8.3(e)), the Company Related Parties will not have any further liability or obligation to any of the Parent Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination, except that the Parties or their respective Affiliates (or both) may be entitled to remedies with respect to the Confidentiality Agreement.

(ii) If this Agreement is validly terminated pursuant to Section 8.1 in circumstances in which the Parent Termination Fee is payable pursuant to Section 8.3(c), the Company’s receipt of the Parent Termination Fee, any Enforcement Expenses and the Company’s right to specific performance pursuant to Section 9.10(b) will be the sole and exclusive remedies of the Company Related Parties against the Parent Related Parties in respect of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, the termination of this Agreement, or the failure to consummate the Merger. Notwithstanding anything in this Agreement to the contrary, upon payment of the Parent Termination Fee (to the extent owed pursuant to Section 8.3(c)) and any Enforcement Expenses (to the extent owed pursuant to Section 8.3(e)), the Parent Related Parties will not have any further liability or obligation to any of the Company Related Parties or any other Person relating to or arising out of this Agreement, the Transaction Documents, the transactions contemplated by this Agreement or the Transaction Documents, or for any matters forming the basis of such termination, except that the Parties or their respective Affiliates (or both) may be entitled to remedies with respect to the Confidentiality Agreement. For the avoidance of doubt, while the Company may pursue both a grant of specific performance of the obligation of Parent and Merger Sub to consummate the Merger in accordance with Section 9.10(b) and the payment of the Parent Termination Fee under Section 8.3(c), under no circumstances shall the Company be permitted or entitled to receive both a grant of such specific performance requiring Parent and Merger Sub to consummate the Merger and to pay the Parent Termination Fee (if entitled under Section 8.3(c)). In any circumstance where performance by Parent of its obligations under this Agreement would relieve Parent of its obligation to pay the Parent Termination Fee, the Company may, in its sole discretion (i) seek specific performance pursuant to Section 9.10(b); (ii) withdraw any claim for specific performance and require payment of the Parent Termination Fee if entitled to payment of the Parent Termination Fee under Section 8.3(b); or (iii) if the Company is unable for any reason to obtain specific performance, require payment of the Parent Termination Fee if entitled to payment of the Parent Termination Fee under Section 8.3(c).

(iii) In connection with the termination of this Agreement, in no event will Parent or any of the Parent Related Parties seek or obtain (or permit any of their Representatives or any other Person acting on their behalf to seek or obtain) any monetary recovery or award in excess of the Company Termination Fee (provided, that, in the circumstances in which the Company Termination Fee is payable in accordance with Section 8.3, Section 8.3(f)(i), and not this Section 8.3(f)(iii), will apply) against the Company Related Parties, and in no event will Parent or Merger Sub be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Company Termination Fee against the Company Related Parties for, or with respect to, this Agreement or the Merger, the Transaction Documents, the termination of this Agreement, the failure to consummate the Merger, or any claims or actions under applicable Law arising out of any such breach, termination or failure. For the avoidance of doubt, (A) other than the obligations of the Company provided in this Agreement, no Company Related Party or any Person other than the Company will have any liability for monetary damages to any Parent Related Party or any other Person relating to or arising out of this Agreement or the Merger and (B) this Agreement, including this Section 8.3(f), is subject to Section 9.16.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and Merger Sub contained in this Agreement will terminate at the Effective Time, except that any covenants that by their terms survive the Effective Time will survive the Effective Time in accordance with their respective terms.

9.2 Notices.

(a) Addresses for Notice. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly delivered and received using one or a combination of the following methods: (i) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (iii) immediately upon delivery by hand; or (iv) on the date sent by email (except that notice given by email will not be effective unless either (A) a duplicate copy of such email notice is given by one of the other delivery methods described in this Section 9.2 reasonably promptly but otherwise without regard to the time periods specified in such other clauses or (B) the receiving Party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 9.2 (excluding “out of office” or other automated replies)). In each case, the intended recipient is set forth below.

if to Parent, Guarantor, Merger Sub or the Surviving Corporation to:

Renesas Electronics America Inc.,

c/o

Renesas Electronics Corporation

3-2-24, Toyosu, Koto-ku

Tokyo 135-0061, Japan

Email: [***]

Attention: General Counsel

with a copy (which will not constitute notice) to:

Goodwin Procter LLP

520 Broadway, Suite 500

Santa Monica, CA 90401

Attn:	Jon A. Olsen

Jean A. Lee

Email:	jolsen@goodwinlaw.com

jeanlee@goodwinlaw.com

if to the Company (prior to the Effective Time) to:

Transphorm, Inc.

75 Castilian Drive

Suite 100

Goleta, California 93117

Attn:	Primit Parikh
Email:	pparikh@transphormusa.com

with a copy (which will not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304-1050

Attn:	Erika Muhl

Douglas K. Schnell

Broderick Henry

Email:	EMuhl@wsgr.com

dschnell@wsgr.com

bhenry@wsgr.com

(b) Additional Procedures Related to Notices. Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 9.2 as of the date of rejection, refusal or inability to deliver. Any notice received by the addressee on any Business Day after 9:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or any of the other details specified in or pursuant to this Section 9.2 through a notice given in accordance with this Section 9.2, except that notice of any such change will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Amendment. Subject to applicable Law and the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company (pursuant to authorized action by the Company Board (or a committee thereof)), except that if the Company has received the Requisite Stockholder Approval, then no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without receiving such approval.

9.4 Extension; Waiver. At any time and from time to time prior to the Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth in this Agreement, (a) extend the time for the performance of any of the covenants or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party in this Agreement; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement (and, for purposes of this Section 9.4, Parent and Merger Sub will be deemed to constitute one Party). Any agreement by a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

9.5 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties, except that Parent may assign any and all of its rights under this Agreement to any of its Affiliates or in connection with a merger or consolidation involving Parent or other disposition of all or substantially all of the assets of Parent, it being understood that such assignment will not impede or delay the consummation of the Merger or impair in any manner the rights of the holders of Company Common Stock, Company RSUs, Company Options or Company Warrants pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations under this Agreement.

9.6 Confidentiality. Parent, Merger Sub and the Company acknowledge that Guarantor and the Company have previously executed the Confidentiality Agreement, which will continue in full force and effect in accordance with its terms; except that the Confidentiality Agreement will automatically terminate as of the Effective Time. Each of Parent, Merger Sub and their respective Representatives will hold and treat all documents and information concerning the Acquired Companies furnished or made available to Parent, Merger Sub or their respective Representatives in connection with the Merger or pursuant to this Agreement (including any information obtained pursuant to Section 6.7) in accordance with the Confidentiality Agreement. By executing this Agreement, each of Parent and Merger Sub agree to be bound by, and to cause their Representatives to be bound by, the terms and conditions of the Confidentiality Agreement as if they were the counterparty thereto. In addition, in the event of any termination of this Agreement pursuant to Article VIII, it is agreed that, notwithstanding anything to the contrary in the Confidentiality Agreement, any term of the confidentiality and non-use obligations under the Confidentiality Agreement will be deemed to be extended to two years following such termination.

9.7 Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to in this Agreement, including the Confidentiality Agreement, the Voting Agreement and the Company Disclosure Letter, constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement (as modified pursuant to Section 9.6) will (a) not be superseded; (b) survive any termination of this Agreement; and (c) continue in full force and effect until the earlier to occur of the (i) Effective Time and (ii) date on which the Confidentiality Agreement expires in accordance with its terms or is validly terminated.

9.8 Third-Party Beneficiaries. Except as set forth in Section 6.9 and this Section 9.8, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies under this Agreement, except (a) as set forth in or contemplated by Section 6.9 (with respect to which the Indemnified Persons are third-party beneficiaries with full rights of enforcement); (b) if a court of competent jurisdiction has declined to grant specific performance (notwithstanding such remedy being sought) and has instead granted an award of damages, then the Company may enforce such award and seek additional damages on behalf of the holders of shares of Company Common Stock and Company Equity Based-Awards (which Parent and Merger Sub acknowledge and agree may include damages based on a decrease in share value or lost premium to the extent recoverable under Delaware law); (c) from and after the Effective Time, the rights of the holders of shares of Company Common Stock and Company Equity-Based Awards to receive the merger consideration set forth in Article II (with respect to which the holders of shares of Company Common Stock and Company Equity-Based Awards are third-party beneficiaries with full rights of enforcement); (d) as set forth in or contemplated by Section 8.3(f); and (f) as set forth in or contemplated by Section 9.16 (with respect to which the Related Parties are third-party beneficiaries with full rights of enforcement). The rights granted pursuant to clause (b) of the second sentence of this Section 9.8 will only be enforceable on behalf of the holders of shares of Company Common Stock and Company Equity-Based Awards by the Company, in its sole and absolute discretion, as agent for such holders, and it is understood and agreed that any and all interests in such claims will attach to such shares of the Company Common Stock and Company Equity-Based Awards and subsequently transfer therewith and, consequently, any damages, settlements or other amounts recovered or received by the Company with respect to such claims (net of expenses incurred by the Company in connection therewith) may, in the Company’s sole and absolute discretion, be (A) distributed, in whole or in part, by the Company to such holders as of any date determined by the Company; or (B) retained by the Company for the use and benefit of the Company in any manner that the Company deems fit.

9.9 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.10 Remedies.

(a) Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred by this Agreement or by applicable Law on such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance.

(i) Irreparable Damage. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not perform the provisions of this Agreement (including any Party failing to take such actions that are required of it by this Agreement in order to consummate the Merger) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement and to cause Parent to consummate the Merger; (B) the provisions of Section 8.2 and Section 8.3, including the availability of monetary damages or the Company Termination Fee or Parent Termination Fee, as applicable, are not intended to and do not adequately compensate the Company, on the one hand, or Parent and Merger Sub, on the other hand, for the harm that would result from a breach of this Agreement, and will not be construed to diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Merger and without that right, neither the Company nor Parent would have entered into this Agreement.

(ii) No Objections; Cooperation. The Parties agree not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company, on the one hand, or Parent and Merger Sub, on the other hand; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party agrees that it will use its reasonable best efforts to cooperate with the other Parties in seeking and agreeing to an expedited schedule in any litigation seeking an injunction or order of specific performance to attempt to fully resolve any dispute between the Parties prior to the Termination Date.

(iii) Tolling of the Termination Date. Notwithstanding anything to the contrary in this Agreement, if any Party initiates a Legal Proceeding to prevent breaches (or threatened breaches) of this Agreement, to enforce specifically the terms of this Agreement, or both, then the Termination Date will be automatically extended by (A) the amount of time during which such Legal Proceeding is pending plus 20 Business Days; or (B) such other time period established by the court presiding over such Legal Proceeding.

9.11 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware.

9.12 Consent to Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to the Merger, for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, but nothing in this Section 9.12 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement or the Merger; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that any Legal Proceeding arising in connection with this Agreement or the Merger will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Legal Proceeding relating to this Agreement or the Merger in any court other than the Chosen Courts. Each of Parent, Merger Sub and the Company agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.13 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE MERGER. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS

CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

9.14 Counterparts. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No Party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.

9.15 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, (a) the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative; (b) each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect; and (c) nothing set forth in any provision in this Agreement will (except to the extent expressly stated) in any way be deemed to limit the scope, applicability or effect of any other provision of this Agreement.

9.16 Non-Recourse. Each Party agrees, on behalf of itself and its other applicable Related Parties, that all Legal Proceedings (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (a) this Agreement, any of the Transaction Documents or the Merger; (b) the negotiation, execution or performance of this Agreement or any of the Transaction Documents (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the Transaction Documents); (c) any breach or violation of this Agreement or any of the Transaction Documents; or (d) any failure of the Merger to be consummated, in each case, may be made only (i) against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement, and in the case of the Transaction Documents, Persons expressly identified as parties to such Transaction Documents; and (ii) in accordance with, and subject to the terms and conditions of, this Agreement or such Transaction Documents, as applicable. Notwithstanding anything in this Agreement or any of the Transaction Documents to the contrary, each Party agrees, on behalf of itself and its other applicable Related Parties, that no recourse under this Agreement or any of the Transaction Documents or in connection with the Merger will be sought or had against any other Person, including any other applicable Related Party, and no other Person, including any other Related Party, will have any liabilities or obligations (whether in contract or in tort, in law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in the clauses (a) through (d) in the prior sentence, it being acknowledged and agreed that no liability or losses whatsoever will attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in the clauses (a) through (d), in each case, except for claims that the Company, Parent or Merger Sub, as applicable, may assert (subject, with respect to the following clauses (ii) and (iii), in all respects to the limitations set forth in Section 8.2(b), Section 8.3(f), Section 9.10(b) and this Section 9.16): (i) against any Person that is party to, and solely pursuant to the terms and conditions of, any Transaction Document; or (ii) against the Company, Parent, Merger Sub and Guarantor solely in accordance with, and pursuant to the terms and conditions of, this Agreement. For the avoidance of doubt, this Section 9.16 will not limit the Company’s or the Surviving Corporation’s rights pursuant to Section 9.17.

9.17 Guaranty.

(a) Guaranteed Obligations. To induce the Company to enter into this Agreement, Guarantor absolutely, unconditionally and irrevocably guarantees, as principal and not as surety, to the Company, the Surviving Corporation and their successors and assigns the due and punctual payment and performance of each of the covenants, obligations and agreements of Parent and Merger Sub, as applicable, under this Agreement (the “Guaranteed Obligations”). This guaranty is an absolute, unconditional and continuing guaranty of the full and punctual discharge and performance of the Guaranteed Obligations. This guaranty is a guaranty of payment and performance and not of collection. Any breach or nonperformance of any of the Guaranteed Obligations shall also be deemed to be a default of Guarantor. So long as this Section 9.17 is in effect, Guarantor shall not exercise any right or remedy arising by reason of its performance of its guaranty, whether by subrogation, reimbursement, indemnification, contribution or otherwise, against the Company, the Surviving Corporation or their respective successors and assigns, or any express intended third-party beneficiary described in Section 9.8 of any of the Guaranteed Obligations, or any other guarantor of the Guaranteed Obligations or any security therefor.

(b) Performance by Guarantor. If and whenever Parent or Merger Sub defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, Guarantor shall, as soon as reasonably practicable following demand, unconditionally perform (or procure the performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and so that the same benefits are conferred on the Company, the Surviving Corporation and their respective successors and assigns as such Person would have received if the Guaranteed Obligations had been duly performed and satisfied by Parent and Merger Sub.

(c) Representations of Guarantor. Guarantor represents and warrants to the Company as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (except to the extent any representation or warranty expressly relates to an earlier date or period, in which case as of such date or period) as follows.

(i) Guarantor (A) is duly organized or formed, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization or formation; and (B) has the requisite power and authority to conduct its business as it is presently being conducted and to own, lease or operate its properties and assets.

(ii) Guarantor has the requisite corporate power and authority to (A) execute and deliver this Section 9.17 and (B) perform its covenants under this Section 9.17. The execution and delivery of this Section 9.17 by Guarantor and the performance by Guarantor of its covenants under this Section 9.17 have each been duly authorized by all necessary action on the part of Guarantor. This Agreement has been duly executed and delivered by Guarantor and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

(d) No Other Representations by Guarantor. Except for the representations and warranties expressly set forth in this Section 9.17, neither Guarantor nor any other Person makes any other express or implied representation or warranty on behalf of Guarantor or any of its Affiliates (other than the representations and warranties of Parent and Merger Sub set forth in Article IV). Guarantor’s obligations under this Section 9.17 are expressly limited to Guaranteed Obligations and shall automatically expire upon the full discharge and performance of all Guaranteed Obligations and, thereafter, Guarantor shall no longer have any duties or obligations under this Agreement.

(e) Continuing Guaranty; Discharge. This guaranty is to be a continuing guaranty and accordingly is to remain in force until all of the Guaranteed Obligations have been performed or satisfied. This guaranty is in addition to and without prejudice to and not in substitution for any rights that the Company, the Surviving Corporation, their respective successors and assigns and any express intended third-party beneficiary described in Section 9.8 may now or in future have or hold for the performance and observance of the Guaranteed

Obligations. The Guaranteed Obligations shall be discharged as a result of (i) indefeasible payment in full of the Guaranteed Obligations in accordance with the terms of this Agreement, or (ii) those defenses with respect to the Guaranteed Obligations that Parent or Merger Sub has under the specific terms of this Agreement.

(f) Acknowledgement by Guarantor. As a separate and independent stipulation, Guarantor acknowledges, confirms and agrees that any of the Guaranteed Obligations (including any monies payable) that is or becomes unenforceable against, or not capable of recovery from, Parent or Merger Sub by reason of any legal limitation, disability or incapacity on or of Parent or Merger Sub or any other fact or circumstances (other than any limitation imposed by this Agreement) will nevertheless be enforceable against and recoverable from Guarantor as though the same had been incurred by Guarantor and Guarantor were the sole or principal obligor in respect of that Guaranteed Obligation. Without limiting the generality of the foregoing, (i) Guarantor waives: (A) notice of acceptance of this guaranty, and of the creation or existence of any of the Guaranteed Obligations and of any action by the Company in reliance hereon or in connection herewith; (B) presentment, demand for payment, notice of dishonor or nonpayment, protest and notice of protest with respect to the Guaranteed Obligations; and (C) any requirement that suit be brought against, or any other action by the Company, the Surviving Corporation, their respective successors and assigns, and any third-party beneficiary be taken against, or any notice of default or other notice be given to, or any demand be made on, Parent, Merger Sub or any other Person, or that any other action be taken or not taken as a condition to Guarantor’s liability for the Guaranteed Obligations or as a condition to the enforcement of this Agreement or the Guaranteed Obligations against Guarantor; and (ii) the liability of Guarantor under this Agreement and the Guaranteed Obligations shall be irrevocable and enforceable irrespective of: (A) any change in the time, manner, terms, place of payment or in any other term of all or any of the Guaranteed Obligations, or any other document executed in connection therewith; (B) any release, amendment, waiver, or consent to departure from any other guaranty for all or any of the Guaranteed Obligations; (C) any failure, omission, delay, waiver, or refusal by the Company, the Surviving Corporation, their respective successors and assigns and any third-party beneficiary to exercise, in whole or in part, any right or remedy held by such Person with respect to the Guaranteed Obligations except to the extent such failure, omission, delay, waiver, or refusal would excuse performance or limit the liability of Parent or Merger Sub; (D) any change in the existence, structure or ownership of Guarantor, Parent or Merger Sub, or any insolvency, bankruptcy, reorganization, or other similar proceeding; or (E) any other circumstance that might otherwise constitute a defense available to, or discharge of, Guarantor not available to Parent or Merger Sub.

(g) No Liability of the Company. The Company will not owe any obligations or have any liability to Guarantor under or in connection with this Agreement. Guarantor irrevocably and unconditionally waives any claim or other remedy not available to Parent or Merger Sub that Guarantor may have against the Company and any third-party beneficiary in respect of any liability. Without prejudice to the generality of the foregoing, Guarantor accepts all of the exclusions, disclaimers and limitations of, and any acknowledgement of the Company or other provision that would have the effect of reducing, the liability of the Company and its Affiliates under or in connection with this Agreement as if Guarantor were Parent and Merger Sub.

(h) Guarantor-Related Parties. Notwithstanding anything to the contrary set forth herein, the Company hereby acknowledges and agrees that (i) no recourse hereunder may be had against any Representative of Guarantor, other than Parent or Merger Sub, whether by or through attempted piercing of the corporate veil or otherwise, by the enforcement of any judgment or assessment or by any legal or equitable Legal Proceeding, by virtue of any Law, or otherwise, and (ii) no personal liability whatsoever will attach to, be imposed on or otherwise be incurred by any Representative of Guarantor, other than Parent or Merger Sub, under this Section 9.17 or for any claim based on, in respect of or by reason of the Guaranteed Obligations. The Company acknowledges and agrees that Guarantor is agreeing to enter into this Section 9.17(h) in reliance on the provisions set forth in this Section 9.17(h) and that this Section 9.17(h) shall survive the termination of this Agreement.

(i) Applicable Provisions. Guarantor shall be deemed a “Party” for purposes of Section 9.3, Section 9.5, Section 9.9, Section 9.10, Section 9.11, Section 9.12 and Section 9.13.

[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.

RENESAS ELECTRONICS AMERICA INC.

By:	/s/ Sailesh Chittipeddi
Name: Sailesh Chittipeddi
Title: President

TRAVIS MERGER SUB, INC.

By:	/s/ Sailesh Chittipeddi
Name: Sailesh Chittipeddi
Title: President

RENESAS ELECTRONICS CORPORATION

By:	/s/ Shuhei Shinkai
Name: Shuhei Shinkai
Title: Senior Vice President and CFO

TRANSPHORM, INC.

By:	/s/ Primit Parikh
Name: Primit Parikh
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Amended and Restated Certificate of Incorporation

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TRANSPHORM, INC.

FIRST: The name of the corporation is Transphorm, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, DE 19808, New Castle County. The name of the registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware (the “DGCL”).

FOURTH: The Corporation is authorized to issue one class of stock, to be designated “Common Stock” with a par value of $0.01 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is One Hundred (100).

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation (the “Board of Directors”). In addition to the powers and authority expressly conferred upon them by statute or by this Second Amended and Restated Certificate of Incorporation (the “Certificate”) or the Bylaws of the Corporation (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation. Election of directors need not be by written ballot, unless the Bylaws so provide.

SIXTH: The Board of Directors is authorized to make, adopt, amend, alter or repeal the Bylaws. The stockholders shall also have power to make, adopt, amend, alter or repeal the Bylaws. The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws.

SEVENTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate, and to add or insert other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article SEVENTH.

EIGHTH:

Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 2. Subject to any provisions in the Bylaws of the Corporation related to indemnification of directors of the Corporation, the Corporation shall indemnify, to the fullest extent permitted by applicable law, any director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

Section 3. The Corporation shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Section 4. Neither any amendment nor repeal of any Section of this Article EIGHTH, nor the adoption of any provision of this Certificate or the Bylaws of the Corporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

Schedule 8.3(b)

Parent Account Information

Remittance Information:

Wire/ACH Payments:

Account Name: [***]

Account Number: [***]

ABA Routing Number: [***]

Wires: [***]

Bank Information:

[***]

[***]

[***]

Contact Information at Renesas Electronics America Inc. (Treasury)

[***]

[***]

[***]

Alternate Contact:

[**]

[**]

Section 8.3(c)

Company Account Information

Wire Transfer Information for Transphorm, Inc.

Domestic Wire:

Bank Name: [***]

Account Name: [***]

Account Number: [***]

Beneficiary Address: [***]

U.S. Domestic Wires ABA No.: [***]

Bank Address: [***]

Phone Number: [***]

ACH:

Bank Name: [***]

Account Name: [***]

Account Number: [***]

Beneficiary Address: [***]

ACH Check Routing No.: [***]

Bank Address: [***]

Phone Number: [***]

International Wire:

Bank Name: [***]

Account Name: [***]

Account Number: [***]

Beneficiary Address: [***]

SWIFT Code for Int’l Wires: [***]

FX International wires: [***]

Bank Address: [***]

Phone Number: [***]

Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (as the same may be amended from time to time in accordance with its terms, this “Agreement”), dated as of January 10, 2024, is entered into by and between KKR Phorm Investors L.P. (the “Stockholder”), in such Person’s capacity as a stockholder of Transphorm, Inc., a Delaware corporation (the “Company”), and Renesas Electronics America Inc., a California corporation (“Parent”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent and Travis Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (as may be amended from time to time, the “Merger Agreement”), which provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, the Company has informed Parent and the Stockholder that the Company Board has, prior to the execution and delivery of this Agreement, taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”) and any other “takeover” Law are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the transactions contemplated hereby (the “203 Approval”);

WHEREAS, as of the date hereof, the Stockholder is the record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of (a) the number of shares of Company Common Stock set forth on Schedule A hereto under the heading “Subject Shares,” being all of the shares of Company Common Stock owned of record or beneficially by the Stockholder as of the date hereof and (b) any additional shares of Company Common Stock that the Stockholder may acquire record and/or beneficial ownership of after the date hereof (such shares of Company Common Stock, and in the case of clause (b) from and after the date of such acquisition only, the “Subject Shares”); and

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement, Parent has requested that the Stockholder, and the Stockholder has agreed to, enter into this Agreement with respect to the Subject Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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ARTICLE 1

VOTING AGREEMENT

Section 1.01 Voting Agreement.

(a) Beginning on the date hereof until the Expiration Date, the Stockholder hereby agrees, subject to the terms of this Agreement and the 203 Approval, to (i) vote or exercise its right to consent with respect to all Subject Shares that the Stockholder is entitled to vote at the time of any vote or action by written consent to adopt the Merger Agreement at any meeting of the Company Stockholders, and at any adjournment or postponement thereof, at which the Merger Agreement (or, subject to Section 1.01(d) and Section 5.04, any amended version thereof) is submitted for the consideration and vote of the Company Stockholders and (ii) vote in favor of the approval of any proposal to adjourn the meeting of the Company Stockholders to a later date or dates if there are not sufficient votes present for there to be a quorum or for the adoption of the Merger Agreement on the date on which such meeting is held. Beginning on the date hereof until the Expiration Date, the Stockholder hereby agrees that it will not vote any Subject Shares in favor of, or consent to, and will vote the Subject Shares against and not consent to, the approval of any (A) Acquisition Proposal, (B) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company, or (C) corporate action the consummation of which would reasonably be expected to interfere with, prevent or delay the consummation of the transactions contemplated by the Merger Agreement.

(b) Beginning on the date hereof until the Expiration Date, at every meeting of the Company Stockholders at which any of the matters described in Section 1.01(a) is to be considered (and at every adjournment or postponement thereof), the Stockholder shall appear (in person, including virtually, or by proxy) at such meeting or otherwise cause each Subject Share to be counted as present for purposes of establishing a quorum.

(c) Beginning on the date hereof until the Expiration Date, the Stockholder shall execute and deliver (or cause the holders of record of the Subject Shares to execute and deliver), as promptly as reasonably practicable following receipt, any proxy card or voting instructions it receives that are sent by the Company to its stockholders soliciting proxies with respect to any matter described in Section 1.01(a), which shall be voted in the manner described in Section 1.01(a).

(d) Notwithstanding anything in this Agreement to the contrary, (i) the Stockholder shall not be required to vote (or cause to be voted) any of the Subject Shares to amend the Merger Agreement (including any schedule or exhibit thereto) in a manner that (A) (1) delays the payment of the Per Share Price or (2) imposes any additional restrictions or conditions on the payment of the Per Share Price, (B) imposes any additional conditions on the consummation of the Merger, (C) reduces the amount of or alters the kind of consideration to be paid to the holders of Company Common Stock in connection with the Merger, (D) impedes or delays the consummation of the Merger, or (E) from and after the adoption of the Merger Agreement by the holders of Company Common Stock, requires further approval of the Company Stockholders under the General Corporation Law of the State of Delaware (the “ DGCL”) and (ii) the Stockholder shall remain free to vote (or execute proxies with respect to) the Subject Shares with respect to any matter not covered by Section 1.01(a) in any manner the Stockholder deems appropriate.

(e) Proxies. Other than (i) for the purposes of voting the Subject Shares consistent with this Agreement, (ii) the granting of proxies to vote Subject Shares to an Affiliate of the Stockholder constituting a Permitted Transfer (as defined below), and (iii) the granting of proxies to vote Subject Shares with respect to the election of directors, ratification of the appointment of the Company’s auditors at the Company’s annual meeting or special meeting of stockholders, and other routine matters at the Company’s annual meeting or any special meeting, in either case, to the extent such matters are not inconsistent with the obligations contemplated by this Agreement, the Stockholder shall not, directly or indirectly, grant any Person any proxy (revocable or irrevocable), power of attorney or other authorization with respect to the voting of any of the Subject Shares.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE

STOCKHOLDER

The Stockholder represents and warrants to Parent that:

Section 2.01 Corporate Authorization; Binding Agreement. The execution, delivery and performance by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby are within the organizational powers of the Stockholder and have been duly authorized by all necessary action on the part of the Stockholder. This Agreement constitutes a legal valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations. Other than as provided in the Merger Agreement and except for any filings by the Stockholder with the U.S. Securities and Exchange Commission (the “SEC”), the execution, delivery and performance by the Stockholder of this Agreement does not require any action by or in respect of, or any notice, report or other filing by the Stockholder with or to, or any consent, registration, approval, permit or authorization from, any Governmental Authority, other than any actions or filings the absence of which would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact the Stockholder’s ability to perform its obligations hereunder.

Section 2.02 Non-Contravention. The execution, delivery and performance by the Stockholder of this Agreement and the performance of its obligations contemplated hereby do not and will not (a) violate the certificate of formation or limited partnership agreement of the Stockholder, (b) violate any Law applicable to the Stockholder, (c) require any consent, payment, notice to, or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which the Stockholder is entitled under any provision of any agreement or other instrument binding on the Stockholder, or (d) result in the creation or imposition of any lien on any asset of the Stockholder, except, with respect to clauses (b), (c) and (d), as would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact the Stockholder’s ability to perform its obligations hereunder.

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Section 2.03 Ownership of Shares. The Stockholder is the beneficial owner of, and has sole voting control over, the Subject Shares, free and clear of any liens or restrictions on the right to vote or otherwise dispose of the Subject Shares. The Stockholder has, and will have at all times during the term of this Agreement, the right to vote and direct the vote of, and to dispose of and direct the disposition of, the Subject Shares, and there are no Contracts obligating the Stockholder to Transfer (as defined below), or cause to be Transferred, any of the Subject Shares, and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. Except for this Agreement, none of the Subject Shares are subject to any voting agreement, voting trust or other agreement or arrangement, including any proxy, consent or power of attorney that is inconsistent with the Stockholder’s obligations pursuant to this Agreement.

Section 2.04 Total Shares. As of the date hereof, except for the Subject Shares and other Company Securities set forth on Schedule A hereto, the Stockholder does not beneficially own any Company Securities.

Section 2.05 No Other Representations. The Stockholder acknowledges and agrees that other than the representations expressly set forth in this Agreement, Parent has not made, and is not making, any representations or warranties to the Stockholder with respect to Parent, the Merger Agreement or any other matter. The Stockholder hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

Section 2.06 Absence of Litigation. The Stockholder represents that there is no Legal Proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting (a) the Stockholder or any of the Subject Shares or (b) any of the Stockholder’s controlled Affiliates or any of their respective properties or assets, in each case before (or, in the case of threatened Legal Proceedings, that would be before) or by any Governmental Authority or arbitrator that would in either case reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise materially and adversely impact the Stockholder’s ability to perform its obligations hereunder or on a timely basis; provided that the Stockholder makes no representations or warranties regarding any Legal Proceeding involving the Company or relating to the Merger Agreement.

Section 2.07 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder in the Stockholder’s capacity as such.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Stockholder as follows:

Section 3.01 Corporation Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by the Enforceability Limitations.

Section 3.02 No Other Representations. Parent acknowledges and agrees that other than the representations expressly set forth in this Agreement, the Stockholder has not made, and is not making, any representations or warranties to Parent with respect to the Stockholder, the Merger Agreement or any other matter. Parent hereby specifically disclaims reliance upon any representations or warranties (other than the representations expressly set forth in this Agreement).

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ARTICLE 4

COVENANTS OF THE STOCKHOLDER

The Stockholder hereby agrees that:

Section 4.01 No Proxies for or Encumbrances on Subject Shares.

(a) Except as otherwise provided by this Agreement or as contemplated by the Merger Agreement, the Stockholder shall not, without the prior written consent of Parent, directly or indirectly, (a) grant any proxies, powers of attorney or any other authorizations or consents, or enter into any voting trust or other agreement or arrangement with respect to the voting of any Subject Shares, (b) sell, assign, transfer or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer or other disposition of (including by gift, and whether by merger, by tendering into any tender or exchange offer, by operation of law or otherwise, including pursuant to any derivative transaction), any Subject Shares (or any beneficial ownership therein or portion thereof) during the term of this Agreement or consent to any of the foregoing, or (c) otherwise permit any lien or encumbrance to be created on any of the Subject Shares, except for such liens or encumbrances as would not reasonably be expected to, individually or in the aggregate, materially prevent, delay or impair or otherwise adversely impact the Stockholder’s ability to perform its obligations hereunder (each of (a), (b) and (c), a “Transfer”); provided that nothing herein shall prohibit a Transfer of Subject Shares to an Affiliate of the Stockholder (a “Permitted Transfer”); provided further, that, any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to assume all of the obligations of the Stockholder under, and be bound by the terms of, this Agreement, by executing and delivering a joinder agreement in form and substance reasonably satisfactory to Parent and the Company. Any Transfer in violation of this Section 4.01 shall be null and void ab initio. The Stockholder hereby agrees that this Agreement and the obligations hereunder shall attach to the Subject Shares and shall be binding upon any Person to which legal or beneficial ownership shall pass, whether by operation of law or otherwise including its successors or permitted assigns, and if any involuntary Transfer of any of the Subject Shares shall occur (including a sale by the Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold the Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement as the Stockholder for all purposes hereunder. The Stockholder authorizes the Company to impose stop orders to prevent the Transfer of any of the Subject Shares in violation of this Agreement. For the avoidance of doubt, any direct or indirect transfer of equity or other interests in the Stockholder by its equityholders will not constitute a Transfer.

(b) In the event that the Stockholder intends to undertake a Permitted Transfer during the term of this Agreement of any Subject Shares, the Stockholder shall provide prior notice thereof to the Company and Parent, and Parent shall authorize the Company to, or authorize the Company to instruct its transfer agent to, (i) lift any stop order in respect of the Subject Shares to be so Transferred in order to effect such Permitted Transfer only upon receipt of written certification by Parent and the Company that the written joinder agreement entered into by the transferee agreeing to be bound by this Agreement pursuant to Section 4.01(a) is reasonably satisfactory to Parent and the Company and (ii) re-enter any stop order in respect of the Subject Shares to be so Transferred upon completion of the Permitted Transfer.

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Section 4.02 Directors. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict a designee of the Stockholder who is a director of the Company from acting in such capacity or fulfilling the obligations of such office (including, for the avoidance of doubt, exercising his or her fiduciary duties), including by voting, in his or her capacity as a director of the Company, in such designee’s sole discretion on any matter (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a Company Stockholder), including with respect to Section 5.4 of the Merger Agreement. In this regard, any such designee of the Stockholder shall not be deemed to make any agreement or understanding in this Agreement in the Stockholder’s designee’s capacity as a director of the Company. The representations, warranties and covenants made herein by the Stockholder are made solely with respect to the Stockholder and the Subject Shares. This Agreement shall not limit, affect or prohibit, or be construed to limit, affect or prohibit, any actions taken, or required or permitted to be taken, by any Representative of the Stockholder or any of its Affiliates in any other capacity (other than as a Company Stockholder), including, if applicable, as a director of the Company or any of its Subsidiaries, and any actions taken whatsoever, or failure to take any actions whatsoever, by any of the foregoing persons in such capacity as a director of the Company or any of its Subsidiaries shall not be deemed to constitute a breach of this Agreement.

Section 4.03 Appraisal Rights. The Stockholder hereby irrevocable waives and agrees not to exercise any rights (including under Section 262 of the DGCL) it may have to demand appraisal, dissent or any similar or related matter with respect to any Subject Shares that may arise with respect to the Merger. Notwithstanding the foregoing, (a) nothing in this Section 4.03 shall constitute, or be deemed to constitute, a waiver or release by the Stockholder of any claim or cause of action against Parent to the extent arising out of a breach of this Agreement by Parent and (b) the waiver contained in this Section 4.03 shall be of no force or effect in the event this Agreement is terminated.

Section 4.04 Actions. The Stockholder hereby agrees not to commence or pursue any Legal Proceeding or claim, whether derivative or otherwise, against Parent, the Company or any of their respective Affiliates, or their respective boards of directors or members thereof or officers, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated thereby, including any such claim (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of the Company Board in connection with the Merger Agreement or the transactions contemplated thereby, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided that the foregoing shall not limit any actions taken by the Stockholder in response to any claims commenced against the Stockholder or its Representatives; provided further that this Section 4.04 shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement by Parent or any of its Affiliates.

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Section 4.05 Adverse Actions. The Stockholder hereby agrees that the Stockholder shall not, at any time prior to the Expiration Date enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

Section 4.06 Adjustments. In the event of any stock split, stock dividend or distribution, reorganization, recapitalization, readjustment, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Subject Shares, then the terms of this Agreement shall apply to the Company Securities received in respect of the Subject Shares by the Stockholder immediately following the effectiveness of the events described in this Section 4.06, as though they were Subject Shares hereunder.

Section 4.07 Disclosure.

(a) The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and holding of the Subject Shares, the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that Parent or the Company reasonably determines is required to be disclosed by applicable Law (including stock exchange rules), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, in each case, to the extent required by applicable Law (including stock exchange rules). The Stockholder acknowledges that Parent, Merger Sub and the Company may file this Agreement or a form hereof with the SEC or any other Governmental Authority. Prior to making any disclosure or filing pursuant to this Section 4.07(a), Parent, Merger Sub and the Company shall provide the Stockholder with a reasonable amount of time to review and comment on any such disclosure or filing and will consider in good faith any reasonable comments made by the Stockholder with respect thereto.

(b) The Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent and the Company (not to be unreasonably withheld, conditioned or delayed), except (x) as may be required by applicable Law (including stock exchange rules, including an amendment to its Schedule 13D relating to the Company) or that is required by any Governmental Authority or under any subpoena, civil investigative demand or other similar process by a court having jurisdiction over the Stockholder or any of its Affiliates or (y) ordinary course disclosure and communication to existing or prospective general or limited partners, equity holders, members, managers, directors, officers, employees, investors, investment committees and similar bodies and auditors of the Stockholder or any Affiliate of the Stockholder or any such other Person, in each case, who are subject to customary confidentiality restrictions.

Section 4.08 No Solicitation. Subject in all cases to Section 4.02, the Stockholder agrees that it will not knowingly, and will not direct or instruct any investment banker, attorney or other advisor or other Representative to act on the Company’s or the Stockholder’s behalf to, take any action of a type described in clauses (i)-(vi) of Section 5.4(a) of the Merger Agreement to the extent that the Company, its Subsidiaries or their respective Representatives are prohibited from taking such action pursuant to Section 5.4 of the Merger Agreement. Notwithstanding the foregoing, none of the provisions of this Section 4.08 will in any way limit the activities of Kohlberg Kravis Roberts & Co. L.P. (“KKR”) or any Affiliate of KKR that is not the Stockholder (including any portfolio company or other operating company in which any Affiliate of, or any investment vehicle sponsored by, KKR or its Affiliates, including the Stockholder, has a direct or indirect investment), unless the Stockholder affirmatively directs or instructs any such Person to take any such prohibited actions on the Stockholder’s behalf.

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ARTICLE 5

MISCELLANEOUS

Section 5.01 Other Definitional and Interpretative Provisions.

The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Schedules are to Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and, if applicable, to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” means a party or the parties to this Agreement unless the context otherwise requires. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. Further, prior drafts of this Agreement or the Merger Agreement or the fact that any clauses have been added, deleted or otherwise modified from any prior drafts of this Agreement or the Merger Agreement will not be used as an aide of construction or otherwise constitute evidence of the intent of the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of any such prior drafts.

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Section 5.02 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Stockholder, and Parent shall have no authority to exercise any power or authority to direct the Stockholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

Section 5.03 Notices. All notices, requests and other communications to any party hereunder must be in writing and will be deemed properly delivered, given and received using one or a combination of the following methods: (a) four Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (b) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (c) immediately upon delivery by hand; or (d) on the date sent by email (except that notice given by email will not be effective unless either (i) a duplicate copy of such email notice is given by one of the other delivery methods described in this Section 5.03 reasonably promptly but otherwise without regard to the time periods specified in such other clauses or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 5.03 (excluding “out of office” or other automated replies)). All notices, requests and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such party below (or to such other such other address or email address as such party may hereafter specify for the purpose by notice in accordance with this Section 5.03 to the other parties hereto):

if to Parent, to:

Renesas Electronics America Inc., c/o Renesas Electronics Corporation 3-2-24, Toyosu, Koto-ku Tokyo 135-0061, Japan
Attn:	General Counsel
Email:	[***]
with a copy (which will not constitute notice) to:

Goodwin Procter LLP 520 Broadway, Suite 500
Santa Monica, CA 90401
Attn:	Jon A. Olsen
Jean A. Lee
Email:	jolsen@goodwinlaw.com jeanlee@goodwinlaw.com

if to the Stockholder, to:

KKR Phorm Investors L.P. 30 Hudson Yards, Suite 7500
New York, NY 10001
Attn:	[***]
Email:	[***]

with a copy (which will not constitute notice) to:

Jones Day 250 Vesey Street
New York, NY 10281
Attn: Andrew M. Levine; Julia V.S. Feldman
Email: amlevine@jonesday.com; jfeldman@jonesday.com

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Section 5.04 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which either Parent or the Company provides notice to the other of termination of the Merger Agreement in accordance with its terms (or, if earlier, the date on which the Merger Agreement is otherwise terminated), (iii) the mutual termination of this Agreement by written agreement of each party to this Agreement, (iv) the effectiveness of an amendment to the Merger Agreement of the type described in clauses (A)(2), (B) and (C) of Section 1.01(d)(i), and (v) the occurrence of any Company Board Recommendation Change (any such date under clauses (i) through (v) being referred to herein as the “Expiration Date”). Notwithstanding the foregoing, the provisions set forth in this Article V shall survive the termination of this Agreement.

Section 5.05 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

Section 5.07 Governing Law. This Agreement is governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the applicable of the Laws of another jurisdiction.

Section 5.08 Jurisdiction. Each party hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets as may be permitted by applicable Law, but nothing in this Section 5.08 will affect the right of any party to serve legal process in any other manner permitted by applicable Law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any Legal Proceeding to the exclusive general jurisdiction of the Chosen Courts in the event that any dispute or controversy arises out of this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court, (d) agrees that any Legal Proceeding arising in connection with this Agreement will be brought, tried and determined only in the Chosen Courts, (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any Legal Proceeding relating to this Agreement in any court other than the Chosen Courts. Each party agrees that a final judgment in any Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

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Section 5.09 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (c) IT MAKES THIS WAIVER VOLUNTARILY; AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.

Section 5.10 Counterparts; Effectiveness. This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense.

Section 5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby, taken as a whole, is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 5.12 Specific Performance. Subject to Section 5.13, the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and that money damages, even if available, would not be an adequate remedy, and that the parties shall be entitled (without proof of actual damages and without being required to prove that money damages are an inadequate remedy) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 5.08, in addition to any other remedy to which they may be entitled at law or in equity. Subject to Section 5.13, the parties acknowledge and agree that the Company shall have the right, as an express third party beneficiary to this Agreement, to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement by the parties hereto. The parties further agree to (a) waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity and (b) not assert that a remedy of specific performance or an injunction is unenforceable, invalid, contrary to law or inequitable for any reason.

Section 5.13 Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling Person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate or any of the foregoing (each, a “Non- Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages for breach of this Agreement from, any Non-Recourse Party.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

RENESAS ELECTRONICS AMERICA INC.

By:	/s/ Sailesh Chittipeddi
Name: Sailesh Chittipeddi
Title: President

[Signature Page to Voting and Support Agreement]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

KKR PHORM INVESTORS L.P.

By: KKR Phorm Investors GP LLC, its general partner

By:	/s/ David Welsh
Name: David Welsh
Title: Vice President

[Signature Page to Voting and Support Agreement]

Exhibit A

Subject Shares

24,411,968 shares of Company Common Stock

Other Company Securities

Company Warrants with respect to 312,500 shares of Company Common Stock

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EXHIBIT 99.1

Renesas to Acquire Transphorm to Expand its Power Portfolio with GaN Technology

Acquisition Accelerates Renesas’ Wide Bandgap Expertise and Roadmap to Fast-Growing Market Opportunities for EVs, Data Centers & AI Power, and Renewable Energy

Transphorm CEO Dr. Primit Parikh and Renesas CEO Hidetoshi Shibata

TOKYO, Jan. 11, 2024 3:00 p.m. JST | GOLETA, Calif., Jan. 10, 2024 10:00 p.m. PST — Renesas Electronics Corporation (“Renesas,” TSE: 6723), a premier supplier of advanced semiconductor solutions, and Transphorm, Inc. (“Transphorm,” Nasdaq: TGAN), a global leader in robust gallium nitride (“GaN”) power semiconductors, today announced that they have entered into a definitive agreement pursuant to which a subsidiary of Renesas will acquire all outstanding shares of Transphorm’s common stock for $5.10 per share in cash, representing a premium of approximately 35% to Transphorm’s closing price on January 10, 2024, a premium of approximately 56% to the volume weighted average price over the last twelve months and a premium of approximately 78% to the volume weighted average price over the last six months. The transaction values Transphorm at approximately $339 million. The acquisition will provide Renesas with in-house GaN technology, a key next-generation material for power semiconductors, expanding its reach into fast-growing markets such as EVs, computing (data centers, AI, infrastructure), renewable energy, industrial power conversion and fast chargers/adapters.

Demand for highly efficient power systems is increasing as building blocks for carbon neutrality. To address this trend, an industry-wide transition toward wide bandgap (“WBG”) materials, represented by silicon carbide (“SiC”) and GaN, is also being seen. These advanced materials allow a broader range of voltage and switching frequency than conventional silicon-based devices. To build on this momentum, Renesas has announced the establishment of an in-house SiC production line, supported by a 10 year SiC wafer supply agreement.

Renesas now aims to further expand its WBG portfolio with Transphorm’s expertise in GaN, an emerging material that enables higher switching frequency, lower power losses, and smaller form factors. These benefits empower customers’ systems with greater efficiency, smaller and lighter composition, and lower overall cost. As such, demand for GaN is predicted to grow by more than 50 percent annually, according to an industry study. Renesas will implement Transphorm’s auto-qualified GaN technology to develop new enhanced power solution offerings, such as X-in-1 powertrain solutions for EVs, along with computing, energy, industrial and consumer applications.

“Transphorm is a company uniquely led by a seasoned team rooted in GaN power and with origins from the University of California at Santa Barbara,” said Hidetoshi Shibata, CEO of Renesas. “The addition of Transphorm’s GaN technology builds on our momentum in IGBT and SiC. It will fuel and expand our power portfolio as a key pillar of growth, offering our customers the full ability to choose their optimal power solutions.”

“Combined with Renesas’ world-wide footprint, breadth of solution offerings and customer relationships, we are excited to pave the way for industry-wide adoption of WBG materials and set the stage for significant growth. This transaction will also allow us to offer further expanded services to our customers and deliver significant immediate cash value to our stockholders,” said Dr. Primit Parikh, Co-founder, President and CEO of Transphorm and Dr. Umesh Mishra, Co-founder and CTO of Transphorm. “Additionally, it will provide a strong platform for our exceptional team to further Transphorm’s leading GaN technology and products.”

Transaction Details

The board of directors of Transphorm has unanimously approved the definitive agreement with respect to the transaction and recommended that Transphorm stockholders adopt such definitive agreement and approve the merger. Concurrently with the execution of the definitive agreement, KKR Phorm Investors L.P., which holds approximately 38.6% of Transphorm’s outstanding common stock, has entered into a customary voting agreement with Renesas to vote in favor of the transaction.

The transaction is expected to close in the second half of calendar year 2024, subject to Transphorm stockholder approval, required regulatory clearances and the satisfaction of other customary closing conditions.

(Remarks) All names of products or services mentioned in this press release are trademarks or registered trademarks of their respective owners.

About Renesas Electronics Corporation

Renesas Electronics Corporation (TSE: 6723) empowers a safer, smarter and more sustainable future where technology helps make our lives easier. A leading global provider of microcontrollers, Renesas combines our expertise in embedded processing, analog, power and connectivity to deliver complete semiconductor solutions. These Winning Combinations accelerate time to market for automotive, industrial, infrastructure and IoT applications, enabling billions of connected, intelligent devices that enhance the way people work and live. Learn more at renesas.com. Follow us on LinkedIn, Facebook, X, YouTube, and Instagram.

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About Transphorm, Inc.

Transphorm, Inc., a global leader in the GaN revolution, designs and manufactures high performance and high reliability GaN semiconductors for high voltage power conversion applications. Having a Power GaN IP portfolio of more than 1,000 owned or licensed patents, Transphorm produces the industry’s first JEDEC and AEC-Q101 qualified high voltage GaN semiconductor devices. Transphorm’s vertically integrated device business model allows for innovation at every development stage: design, fabrication, device, and application support. Transphorm’s innovations move power electronics beyond the limitations of silicon to achieve over 99% efficiency, 50% more power density, and 20% lower system cost. Transphorm is headquartered in Goleta, California and has manufacturing operations in Goleta and Aizu, Japan. For more information, please visit www.transphormusa.com. Follow us on X @transphormusa and WeChat @ Transphorm GaN.

Advisors

Citi is serving as financial advisor to Renesas and Goodwin Procter LLP and Covington & Burling LLP are serving as legal counsel. BofA Securities, Inc. is serving as financial advisor to Transphorm and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal counsel.

Additional Information and Where to Find It

Transphorm, Inc., its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Transphorm (the “Transaction”). Transphorm plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Primit Parikh, Julian Humphreys, Katharina McFarland, Umesh Mishra, Cynthia (Cindi) Moreland, Kelly Smales, and Eiji Yatagawa, all of whom are members of Transphorm’s Board of Directors, and Cameron McAulay, Transphorm’s Chief Financial Officer, are participants in Transphorm’s solicitation. The beneficial ownership of each such person, as of the date specified, appears in the table below. Additional information regarding such participants, including their direct or indirect interests in the Transaction, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. The Transaction Proxy Statement will also include information on any payments that may be owed to Transphorm’s named executive officers in a change of control of Transphorm.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Transphorm will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TRANSPHORM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Transphorm’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Transphorm with the SEC in connection with the Transaction will also be available, free of charge, at the “Investors” section of Transphorm’s website (https://ir.transphormusa.com/), or by writing to Transphorm, Inc., Attention: Corporate Secretary, 75 Castilian Drive, Goleta, CA 93117.

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Beneficial Ownership as of January 5, 2024
Individual	Shares Beneficially Owned (#)
Primit Parikh	563,933
Julian Humphreys	103,524
Katharina McFarland	95,877
Umesh Mishra	610,626
Cynthia (Cindi) Moreland	72,197
Kelly Smales	75,099
Eiji Yatagawa	Nil
Cameron McAulay	223,754

The amounts specified above are determined in accordance with the rules of the SEC and include securities that may be acquired within 60 days of January 5, 2024. Mr. Yatagawa is a member of the Board of Directors and serves as an executive of one or more affiliates of Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, “KKR”). KKR beneficially owns 24,724,468 shares of Transphorm’s common stock (which includes warrants exercisable for 312,500 shares of Transphorm’s common stock); Mr. Yatagawa is not deemed to beneficially own such shares.

Cautionary Note Regarding Forward-Looking Statements

This announcement may contain certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and related to the financial condition, results of operations and business of Renesas and/or Transphorm and/or the combined group following completion of the Transaction and certain plans and objectives of Renesas with respect thereto. These forward-looking statements can be identified by the fact that they do not relate to historical or current facts. Forward-looking statements also often use words such as ‘anticipate’, ‘target’, ‘continue’, ‘estimate’, ‘expect’, ‘‘forecast’, ‘intend’, ‘may’, ‘plan’, ‘goal’, ‘believe’, ‘hope’, ‘aims’, ‘continue’, ‘could’, ‘project’, ‘should’, ‘will’ or other words of similar meaning. These statements are based on assumptions and assessments made by Renesas and/or Transphorm (as applicable) in light of their experience and perception of historical trends, current conditions, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve risk and uncertainty, because they relate to events and depend on circumstances that will occur in the future and the factors described in the context of such forward-looking statements in this announcement could cause actual results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct and you are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this announcement.

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Forward-looking statements are not guarantees of future performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. There can be no assurance that the Transaction will in fact be consummated Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the completion of the Transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of Transphorm’s business and other conditions to the completion of the Transaction; (ii) the impact of the COVID-19 pandemic on the business of Transphorm or Renesas; (iii) the ability of Transphorm, Renesas or the combined company to implement its business strategy; (iv) significant transaction costs associated with the Transaction; (v) potential litigation relating to the Transaction; (vi) the risk that disruptions from the Transaction will harm Transphorm’s or Renesas’ business, including current plans and operations; (vii) the ability of Transphorm or Renesas to retain and hire key personnel; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Transaction; (ix) legislative, regulatory and economic developments affecting the business of Transphorm or Renesas; (x) general economic and market developments and conditions; (xi) the evolving legal, regulatory and tax regimes under which Transphorm or Renesas operates; (xii) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the financial performance or Transphorm or Renesas; (xiii) restrictions during the pendency of the Transaction that may impact Transphorm’s ability to pursue certain business opportunities or strategic transactions; (xiv) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as Transphorm’s or Renesas’ response to any of the aforementioned factors; (xv) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Transphorm’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (xvi) the occurrence of any event, change or other circumstances that could give rise to the right to terminate the Transaction, including in circumstances requiring Transphorm to pay a termination fee; (xvii) uncertainties as to the timing of the consummation of the Transaction; (xviii) possible disruption related to the Transaction to Transphorm’s current plans and operations, including through the loss of customers and employees; (xix) the risk that Transphorm’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (xx) the anticipated benefits of the Transaction and considerations taken into account by Transphorm’s Board of Directors in approving the Transaction; (xxi) the risk that Transphorm may not obtain sufficient short-term financing to fund Transphorm’s operations through the closing of the Transaction; and (xxii) other risks and uncertainties detailed in the periodic reports that Transphorm files with the SEC, including Transphorm’s Annual Report on Form 10-K filed with the SEC on June 28, 2023, and Transphorm’s Quarterly Report on Form 10-Q filed with the SEC on November 13, 2023. These risks, as well as other risks associated with the Transaction, are more fully discussed in the Proxy Statement to be filed with the SEC in connection with the Transaction. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this announcement. Neither Renesas nor Transphorm undertake any obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by applicable law.

There are several factors which could cause actual results to differ materially from those expressed or implied in forward-looking statements. Among the factors that could cause actual results to differ materially from those described in the forward-looking statements are changes in the global, political, economic, business and competitive environments, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or dispositions. If any one or more of these risks or uncertainties materializes or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Such forward looking statements should therefore be construed in the light of such factors.

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No member of the Renesas group or the Transphorm group nor any of their respective associates, directors, officers, employers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur.

Except as expressly provided in this announcement, no forward-looking or other statements have been reviewed by the auditors of the Renesas group or the Transphorm group. All subsequent oral or written forward-looking statements attributable to any member of the Renesas group or the Transphorm group, or any of their respective associates, directors, officers, employers or advisers, are expressly qualified in their entirety by the cautionary statement above.

###

Media Contacts:	Investor Relations Contacts:
Renesas Electronics Corporation	Renesas Electronics Corporation
Isamu Yamada	Yuma Nakanishi

+81 3-6773-3001	+81 3-6773-3002
pr@renesas.com	ir@renesas.com

Transphorm, Inc.	Transphorm, Inc.
David Hanover	Cameron McAulay

transphorm@kcsa.com	cmcaulay@transphormusa.com

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